                                                                  EXHIBIT 10.44

                          REVOLVING CREDIT AGREEMENT

                         Dated as of December 23, 1993

                 As Amended and Restated as of April 12, 1996



                                     Among



                            MERISEL AMERICAS, INC.
                                      and
                             MERISEL EUROPE, INC.
                                 as Borrowers,
                                 ------------



                                      and



                                 MERISEL, INC.
                                 as Guarantor,
                                 ------------



                          THE LENDERS PARTIES HERETO
                                  as Lenders,
                                  ----------



                              CITICORP USA, INC.
                                   as Agent,
                                   --------



                          NATIONSBANK OF TEXAS, N.A.
                                 as Co-Agent,
                                 -----------


                                      and


                                CITIBANK, N.A.
                             as Designated Issuer
                             --------------------

                            MERISEL AMERICAS, INC.
                                      AND
                             MERISEL EUROPE, INC.

                               TABLE OF CONTENTS


                                                                    Page
                                                                    ----
                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS
     SECTION 1.01.  Certain Defined Terms...........................   2
     SECTION 1.02.  Computation of Time Periods.....................  23
     SECTION 1.03.  Accounting Terms................................  23

                                  ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES
     SECTION 2.01.  The Revolving Facility Advances.................  23
     SECTION 2.02.  The Swing Line Advances.........................  25
     SECTION 2.03.  Repayment.......................................  29
     SECTION 2.04.  Interest on Revolving Facility Advances and
                    Swing Line Advances.............................  29
     SECTION 2.05.  Interest Rate Determination.....................  30
     SECTION 2.06.  Prepayments.....................................  31
     SECTION 2.07.  Reduction of Commitments........................  32
     SECTION 2.08.  Increased Capital...............................  34
     SECTION 2.09.  Increased Costs.................................  34
     SECTION 2.10.  Illegality......................................  35
     SECTION 2.11.  Removal of a Lender.............................  35
     SECTION 2.12.  Use of Proceeds.................................  36

                                  ARTICLE III
                  AMOUNTS AND TERMS OF THE LETTERS OF CREDIT
     SECTION 3.01.  The Letters of Credit...........................  36
     SECTION 3.02.  Issuing the Letters of Credit...................  37
     SECTION 3.03.  Reimbursement Obligations.......................  38
     SECTION 3.04.  Indemnification; Nature of Designated Issuer's
                    Duties..........................................  39
     SECTION 3.05.  Increased Costs.................................  41

                                  ARTICLE IV
                          TERMS OF PAYMENTS AND FEES
     SECTION 4.01.  Payments and Computations.......................  42

     SECTION 4.02.  Evidence of Debt................................  45
     SECTION 4.03.  Taxes...........................................  46
     SECTION 4.04.  Sharing of Payments, Etc........................  47
     SECTION 4.05.  Fees and Expenses...............................  48

                                   ARTICLE V
                             CONDITIONS OF LENDING
     SECTION 5.01.  Initial Conditions Precedent....................  49
     SECTION 5.02.  Conditions Precedent to Each Borrowing
                    and Each Issuance...............................  51

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES
     SECTION 6.01.  Representations and Warranties..................  52

                                  ARTICLE VII
                 COVENANTS OF THE BORROWERS AND MERISEL PARENT
     SECTION 7.01.  Affirmative Covenants...........................  58
     SECTION 7.02.  Negative Covenants..............................  69
     SECTION 7.03.  Incorporation of Certain Covenants..............  81

                                 ARTICLE VIII
                               EVENTS OF DEFAULT
     SECTION 8.01.  Events of Default...............................  82

                                  ARTICLE IX
                         JOINT OBLIGATIONS AND MERISEL
                                PARENT GUARANTY
     SECTION 9.01.  Nature of Obligations of the Borrowers..........  87
     SECTION 9.02.  Merisel Parent Guaranty of the Borrowers'
                    Obligations.....................................  89

                                   ARTICLE X
                            THE AGENT AND CO-AGENT
     SECTION 10.01.  Powers.........................................  92
     SECTION 10.02.  Agent and Co-Agent in its Capacity as a Lender.  93
     SECTION 10.03.  Independent Credit Analysis....................  94
     SECTION 10.04.  General Immunity...............................  94
     SECTION 10.05.  Right to Indemnity.............................  95
     SECTION 10.06.  Agent's and Co-Agent's Resignation.............  95

                                   ARTICLE XI

                                 MISCELLANEOUS
     SECTION 11.01.  Amendments, Etc................................  96
     SECTION 11.02.  No Waiver; Remedies............................  96
     SECTION 11.03.  Costs and Expenses.............................  97
     SECTION 11.04.  Right of Set-off...............................  98
     SECTION 11.05.  Binding Effect; Governing Law..................  98
     SECTION 11.06.  Independence of Covenants......................  98
     SECTION 11.07.  Severability...................................  99
     SECTION 11.08.  Entire Agreement...............................  99
     SECTION 11.09.  Notices........................................  99
     SECTION 11.10.  Change in Accounting Principles................  99
     SECTION 11.11.  Assignments and Participations................. 100
     SECTION 11.12.  Execution in Counterparts...................... 103
     SECTION 11.13.  WAIVER OF JURY TRIAL........................... 103
     SECTION 11.14.  Judgment....................................... 103
     SECTION 11.15.  Submission to Jurisdiction..................... 104
     SECTION 11.16.  Indemnification................................ 104
     SECTION 11.17.  Survival of Warranties and Certain Agreements.. 105
     SECTION 11.18.  Compliance with Indenture...................... 105
     SECTION 11.19.  Headings....................................... 106

                                    EXHIBITS

     EXHIBIT A-1    Form of Revolving Facility Advance Note
     EXHIBIT A-2    Form of Swing Line Note
     EXHIBIT B      Form of Notice of Revolving Facility Borrowing
     EXHIBIT C      Form of Notice of Swing Line Borrowing
     EXHIBIT D      Form of Power of Attorney (Letters of Credit)
     EXHIBIT E      Form of Letter of Credit Application
     EXHIBIT F      Form of Letter of Credit
     EXHIBIT G-1    Form of Opinion of Skadden, Arps, Slate, Meagher & Flom,
                    special counsel for the Borrowers and Merisel Parent
     EXHIBIT G-2    Form of Opinion of McCarthy Tetrault, special counsel for
                    Merisel Canada
     EXHIBIT H      Form of Monthly Report
     EXHIBIT I      Form of Compliance Certificate
     EXHIBIT J      Form of Merisel Canada Guaranty
     EXHIBIT K      Form of Assignment and Acceptance
     EXHIBIT L      Form of Acknowledgement of Merisel Canada

                                   SCHEDULES

     SCHEDULE I     Certain Liabilities (Section 6.01(e))
     SCHEDULE II    Pending Litigation (Section 6.01(g))
     SCHEDULE III   Subsidiaries and Jurisdictions of Incorporation (Section
                    6.01(k)
     SCHEDULE IV    Existing Debt (Section 7.02(b))
     SCHEDULE V     Existing Guaranties (Section 7.02(c))
     SCHEDULE VI    Operating Expenses Payable By Borrowers (Section 7.02(g))
     SCHEDULE VII   Existing Receivables Programs (Section 7.02(k))
     SCHEDULE VIII Addresses for Notices and Domestic and Eurodollar Lending Offices

                          REVOLVING CREDIT AGREEMENT
                         Dated as of December 23, 1993
                 As Amended and Restated As of April 12, 1996



          This REVOLVING CREDIT AGREEMENT (as it may be amended, restated or otherwise modified from time to time, this "Agreement") is dated as of December
                                            ---------
23, 1993 and is AMENDED AND RESTATED as of April 12, 1996 and is entered into by and among MERISEL AMERICAS, INC., a Delaware corporation ("Merisel Americas"),
                                                           ----------------
and MERISEL EUROPE, INC., a Delaware corporation ("Merisel Europe") (Merisel
                                                   --------------
Americas and Merisel Europe each sometimes also being referred to individually as a "Borrower" and collectively as the "Borrowers"), MERISEL, INC., a Delaware
      --------                           ---------
corporation ("Merisel Parent"), as guarantor, THE FINANCIAL INSTITUTIONS LISTED
              --------------
ON THE SIGNATURE PAGES HEREOF (the "Financial Institutions"), CITICORP USA, INC.
                                    ----------------------
("CUSA") as agent for the Lenders (as defined below), NATIONSBANK OF TEXAS, N.A.
  ----
("Nationsbank"), as Co-Agent for the Lenders, and CITIBANK, N.A. as Designated
  -----------
Issuer (as defined below).


                                   RECITALS

          WHEREAS, Merisel Parent, certain banks and CUSA, as agent, entered into that certain Revolving Credit Agreement dated as of June 30, 1992 (as amended to December 23, 1993, the "Prior Credit Agreement"), the proceeds of
                                   ----------------------
which were used to meet the working capital and general corporate purposes of Merisel Parent and its Subsidiaries (including entities which were the direct and indirect Subsidiaries of the Borrowers after giving effect to the restructuring described below);

          WHEREAS, Merisel Parent and its related group companies undertook a corporate restructuring, as part of which Merisel Parent contributed substantially all of its operating assets to the Borrowers;

          WHEREAS, in connection with and to facilitate that restructuring, Merisel Parent and the Borrowers replaced the Prior Credit Agreement and the Borrowers assumed the obligations of Merisel Parent with respect to any undrawn letters of credit issued under the Prior Credit Agreement and used indebtedness incurred under that certain Credit Agreement, dated as of December 23, 1993, among the Borrowers, Merisel Parent, as guarantor, the lenders party thereto, CUSA, as agent, Nationsbank, as Co-Agent, and Citibank, N.A., as Designated Issuer (the "Credit Agreement"), to refund and/or refinance indebtedness under
             ----------------
the Prior Credit Agreement and to meet the working capital and general corporate purposes of the Borrowers and their respective Subsidiaries;

          WHEREAS, (i) it was a condition precedent to the effectiveness of the Credit Agreement that each Borrower be a co-obligor of the obligations thereunder of the other Borrower and (ii) in addition, both Merisel Parent and Merisel Canada (which was a guarantor of obligations under the Prior Credit Agreement and was a direct Subsidiary of Merisel Americas after the restructuring) guaranteed the Obligations under the Credit Agreement;

          WHEREAS, the indebtedness and obligations incurred under the Credit Agreement constitute "Designated Senior Debt" under the Subordinated Notes (as defined below) and are pari passu in right of payment with indebtedness
                       ---- -----
evidenced by the Senior Notes (as defined below);

          WHEREAS, the Credit Agreement has been amended by (i) that certain First Amendment, dated as of September 29, 1994, (ii) that certain Second Amendment, dated as of December 1, 1994, and (iii) that certain Third Amendment, dated as of February 27, 1995; and

          WHEREAS, the parties hereto desire to amend and restate the Credit Agreement, as amended to the date hereof.

          NOW, THEREFORE, in consideration for the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrowers, Merisel Parent, the Financial Institutions, CUSA and the Designated Issuer agree as follows;

                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                    ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Additional Restructuring Fees" shall mean all fees directly or indirectly
      -----------------------------
related to the restructuring, amending or monitoring of Debt in existence as of April 15, 1996 of Merisel Parent or any of its Subsidiaries, including, without limitation, amendment fees, legal fees, consultant fees, financial advisor fees and other related fees, in excess of the amount contemplated by Merisel Parent and its Subsidiaries in the Bank Plan dated March 29, 1996 as further set forth in that certain letter dated as of April 14, 1996 from Merisel Parent to the Agent.

     "Advance" means a Revolving Facility Advance or a Swing Line Advance.
      -------

     "Adverse Development" has the meaning specified in Section 7.01(m)(i).
      -------------------

     "Affiliate" means, as applied to any Person, any other Person controlling,
      ---------
controlled by or under common control with such Person.

     "Agent" means CUSA, in its capacity as agent hereunder and under the other
      -----
Loan Documents until a successor is appointed under Section 10.06, and thereafter shall mean such successor.

     "Agreement" has the meaning specified in the introductory paragraph hereto.
      ---------

     "Amendment Effective Date" means the date on which all of the conditions in
      ------------------------
Section 5.01 are satisfied, which shall occur on or before April 15, 1996.

     "Amount of New Debt" means, with respect to each New Debt Availability
      ------------------
Date, an amount equal to the Permitted Debt Availability Amount on such New Debt Availability Date minus the Permitted Debt Availability Amount on the
                  -----
immediately preceding day. In calculating the Permitted Debt Availability Amount for such preceding date, if the Debt available on such New Debt Availability Date replaces or refinances Debt, the existing Debt so refinanced shall be included in the Permitted Debt Availability Amount for such preceding date.

     "Amount of New Receivables Program" means, with respect to each New
      ---------------------------------
Receivables Program Availability Date, an amount equal to the Receivables Program Availability Amount on such New Receivables Program Availability Date minus the Receivables Program Availability Amount on the immediately preceding
- -----
day. In calculating the Receivables Program Availability Amount for such preceding date, if the Receivables Program on such New Receivables Program Availability Date replaces or refinances a Receivables Program or Existing Receivables Program, the existing Receivables Program so refinanced shall be included in the Receivables Program Availability Amount for such preceding date.

     "Applicable Lending Office" means, with respect to each Lender, such
      -------------------------
Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "Application" has the meaning specified in Section 3.02.
      -----------

     "Applied Amount" has the meaning specified in Section 4.01(i).
      --------------

     "Asset Sale" means any sale, transfer or disposition of assets or Sale and
      ----------
Lease-Back Transaction permitted under Section 7.02(f)(vi).

     "Assignment and Acceptance" means an assignment and acceptance in
      -------------------------
substantially the form of Exhibit K hereto, entered into by a Lender and an assignee and accepted by the Agent pursuant to Section 11.11.

     "Average Consolidated Net Inventory" means, for any fiscal quarter (i) the
      ----------------------------------
Consolidated amount of inventory of Merisel Parent on the first day of such period plus the Consolidated amount of inventory of Merisel Parent on the last
       ----
day of the first month of such fiscal quarter plus the Consolidated amount of
                                              ----

inventory of Merisel Parent on the last day of the second month of such fiscal quarter plus the Consolidated amount of
        ----
inventory of Merisel Parent on the last day of such fiscal quarter divided by
                                                                   ----------
(ii) four.

     "Base Rate" means, for any period, a fluctuating interest rate per annum as
      ---------
shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

          (i) the rate of interest announced publicly by the Reference Bank in New York, New York, from time to time, as the Reference Bank's base rate; or

         (ii) 1/2 of 1% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for one-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Reference Bank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Reference Bank from three New York certificate of deposit dealers of recognized standing selected by the Reference Bank, in either case adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%; or

        (iii)  for any day, 1/2 of 1% per annum above the Federal Funds Rate.

     "Base Rate Advance" means a Revolving Facility Advance or a Swing Line
      -----------------
Advance denominated in Dollars which bears interest with reference to the Base Rate.

     "Borrower" and "Borrowers" each has the meaning specified in the
      --------       ---------
Introduction to this Agreement.

     "Borrowing" means a Revolving Facility Borrowing or a Swing Line Borrowing.
      ---------

     "Business Day" means a day of the year on which banks in New York City or
      ------------
the City of Los Angeles are not authorized or required to close and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "Capital Lease" means a lease of property (whether real, personal or mixed)
      -------------
which should, in accordance with GAAP, be recorded as a capital lease.

     "Cash Equivalents" means readily marketable short term direct obligations
      ----------------
of the United States of America and certificates of deposit issued by commercial banks of recognized standing operating in the United States of America rated A or higher and prime commercial paper.

     "CAT Holding" means CAT Russia Holding Limited, a Cayman Island
      -----------
corporation.

     "Closing Date" means December 23, 1993.
      ------------

     "Co-Agent" means NationsBank, in its capacity as co-agent hereunder and
      --------
under the other Loan Documents.

     "Commercial Letter of Credit" means any letter of credit issued for the
      ---------------------------
account of a Borrower for the purpose of providing the principal payment mechanism in connection with the purchase of goods by that Borrower in the ordinary course of business.

     "Commitment" means, for any Lender, its Revolving Facility Commitment, and,
      ----------
in the case of the Swing Line Lender, its Swing Line Commitment.

     "Commitment Fee" means, with respect to the commitment fee payable under
      --------------
Section 4.05(a), 0.50% per annum.

     "ComputerLand Acquisition" means the acquisition by Merisel Parent (acting
      ------------------------
through Merisel FAB) of the assets comprising the franchise and distribution division of ComputerLand Corporation, a Delaware corporation.

     "Consolidated" or "consolidated" shall be a reference to a particular
      ------------      ------------
Borrower or Merisel Parent, as indicated by the context, and that entity's Subsidiaries as if, in the case of either Merisel Americas or Merisel Europe, it were the ultimate parent or holding company for that group.

     "Consolidated Adjusted Tangible Net Worth" means Consolidated Tangible Net
      ----------------------------------------
Worth calculated without giving effect to any foreign currency translation adjustments.

     "Consolidated Capital Expenditures" means, for any period, with respect to
      ---------------------------------
any Person, the expenditures with respect to capital assets (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of such Person and its Subsidiaries) by such Person and its Subsidiaries during that period that in conformity with GAAP are included in "capital expenditures".

     "Consolidated Debt" means Debt (other than intercompany Debt) of a
      -----------------
particular Borrower or Merisel Parent (as indicated by the context) and its consolidated Subsidiaries.

     "Consolidated Debt Equivalents" means, as of any date of determination, the
      -----------------------------
aggregate of Consolidated Debt plus, with respect to a particular Borrower or
                               ----
Merisel Parent (as indicated by the context) and its consolidated Subsidiaries, the aggregate amount of liability assumed or net cash proceeds received in an accounts receivable securitization, transfer or sale (without duplication).

     "Consolidated EBITSDA" means, for any period, with respect to Merisel
      --------------------
Parent and its consolidated Subsidiaries, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Charges, (iv) total depreciation expense and (v) total amortization expense less other non-cash items increasing Consolidated Net
                     ----
Income, without taking into consideration the effects of (A) Additional Restructuring Fees, and (B) any write-downs in connection with (x) any sale of any Subsidiaries of Merisel Parent or any restructuring in connection with such sale, or (y) with respect to the first quarter of 1996 only, accounts payable to the extent (but only to the extent) such write-downs exceed $7,000,000, all of the foregoing as determined in accordance with GAAP.

     "Consolidated Interest Charges" means, for any period, the sum of (i) total
      -----------------------------
interest expense during such period of Merisel Parent and its consolidated Subsidiaries with respect to all Debt (including, without limitation, the interest component of Capital

Leases), plus (ii) the discount expense on sales of commercial paper and fees
         ----
associated with the sales of accounts receivable permitted under Section 7.02(k), all determined in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income of a
      -----------------------
particular Borrower or Merisel Parent (as indicated by the context) and its consolidated Subsidiaries for such period, after (i) eliminating all intercompany items and (ii) deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of such Subsidiaries, provided that there shall be excluded (a) the income of any Person accrued prior
- --------
to the date it became a Subsidiary of that Borrower or Merisel Parent (as the case may be) or was merged into or consolidated with that Borrower or Merisel Parent (as the case may be) or any of its Subsidiaries or such Person's assets were acquired by that Borrower or Merisel Parent (as the case may be) or any of its Subsidiaries, (b) any gains or losses on the sale or other disposition of investments permitted by Section 7.02(h) hereof or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses, (c) the proceeds of any life insurance policy, (d) earnings resulting from any reappraisal, revaluation or write-up of assets, (e) any deferred or other credit representing any excess of the equity in any Subsidiary of that Borrower or Merisel Parent (as the case may be) at the date of acquisition thereof over the amount invested in such Subsidiary, (f) any gain arising from the acquisition of any securities of that Borrower or Merisel Parent (as the case may be) or any Subsidiary of that Borrower or Merisel Parent (as the case may be) and (g) any reversal of any contingency reserve, except to the extent that provisions for such contingency reserve shall have been made from income arising during the most recently audited fiscal year.

     "Consolidated Net Worth" means, as of any date of determination, total
      ----------------------
consolidated assets of a particular Borrower or Merisel Parent (as indicated by the context) and its consolidated Subsidiaries minus total consolidated
                                               -----
liabilities of that Borrower or Merisel Parent and its consolidated Subsidiaries, such assets and liabilities each to be determined in accordance with GAAP, including in the determination of total consolidated liabilities
           ---------
Subordinated Debt.

     "Consolidated Rental Payments" means, for any period, the aggregate amount
      ----------------------------
of all rents paid and payable by Merisel Parent and its Subsidiaries on a consolidated basis during that period under all Operating Leases.

     "Consolidated Tangible Net Worth" means, as of any date of determination,
      -------------------------------
the Consolidated Net Worth of a particular Borrower or Merisel Parent (as indicated by the context) without taking into consideration the effects of (i) Additional Restructuring Fees, and (ii) any write-downs in connection with (A) any sale of any Subsidiaries of Merisel Parent or any restructuring in connection with such sale or (B) with respect to the first quarter of 1996 only, accounts payable to the extent (but only to the extent) such write-downs exceed $7,000,000 less goodwill, patents, trademarks, organizational expense, deferred
           ----
research and development costs, deferred marketing expenses and other intangible assets of such Borrower or Merisel Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Assets" means, for any Person, the total amount of
      -------------------------
assets that under GAAP would appear on the consolidated balance sheet of such Person as determined in accordance with GAAP.

     "Contingent Obligation" means, as applied to any Person, any direct or
      ---------------------
indirect liability, contingent or otherwise, of that Person with respect to any Debt, lease, dividend, letter of credit or other obligation of another Person, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

     "Credit Agreement" has the meaning specified in the Recitals to this
      ----------------
Agreement.

     "Current Debt Service Amount" means, as of any date of determination, the
      ---------------------------
amount of regularly scheduled interest due and payable on the Merisel Parent Debt on the next regularly scheduled payment date for the Merisel Parent Debt to occur after such date of determination.

     "CUSA" has the meaning specified in the Introduction to this Agreement.
      ----

     "Debt" means (i) indebtedness for borrowed money; (ii) obligations
      ----
evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations to pay the deferred purchase price of property or services (it being understood that Debt shall not include obligations both (a) classified as accounts payable, accrued liabilities or income taxes payable under GAAP and (b) incurred in the ordinary course of business); (iv) principal obligations as lessee under Capital Leases; (v) reimbursement obligations under letters of credit; (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above;
(vii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, and (viii) "Debt" as such term is defined in the Senior Note Purchase Agreement; provided that no obligation included in Debt shall be
                    --------
included in more than one of clauses (i) through (viii); provided further that
                                                         -------- -------
Debt shall not include any obligation under or resulting from any agreement for the sale, transfer or securitization of accounts receivable permitted by Section 7.02(k) and Section 7.02(a)(vi).

     "Default Rate" means, with respect to an Advance, amounts owed after a draw
      ------------
on a Letter of Credit, or other fees or amounts owed under this Agreement, a rate per annum equal at all times to 2% per annum in excess of the rate otherwise applicable for that particular Advance or other amount or fee.

     "Defaulting Lender" means, at any time, any of the Lenders who (i) fails to
      -----------------
pay to the Agent any amount payable by such Lender to the Agent with respect to its participation in any Swing Line Advance, (ii) fails to make any Revolving Facility Advance to a Borrower required to be made by such Lender hereunder, or
(iii) fails to Issue any Letter of Credit required to be Issued hereunder; provided, however, that a Lender shall not be considered a Defaulting Lender if
- --------  -------
such Lender's failure to make funds available under clauses (i) through (iii) of this paragraph resulted from a good faith dispute regarding whether payment of such funds was required under this Agreement.

     "Designated Issuer" means Citibank, N.A. or such other financial
      -----------------
institution that has been designated by CUSA for purposes of issuing Letters of Credit on its behalf.

     "Dollars" and the sign "$" each means the lawful money of the United
      -------                -
States.

     "Domestic Lending Office" means, with respect to any Lender, the office of
      -----------------------
such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule VIII of this Agreement, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

     "Employee Benefit Plan" means any Pension Plan, any employee welfare
      ---------------------
benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of Merisel Parent or any ERISA Affiliate of Merisel Parent and that is not exempted from ERISA pursuant to regulations promulgated thereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time and any successor statute.

     "ERISA Affiliate" means, as applied to any Person, any trade or business
      ---------------
(whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section 414(b) and (c) of the Internal Revenue Code or Section 4001 of ERISA; provided, however, that no Foreign Subsidiary shall be considered an ERISA Affiliate unless at least one of such Subsidiary's employee benefit plans are subject to ERISA.

     "Eurocurrency Liabilities" has the meaning assigned to that term in
      ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Lending Office" means, with respect to any Lender, the office
      -------------------------
of such Lender specified as its "Eurodollar Lending Office" opposite its name on
Schedule VIII of this Agreement (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

     "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate
      ---------------
Advance comprising part of the same Revolving Facility Borrowing, an interest rate per annum equal to the rate obtained by dividing (i) the rate per annum at which deposits in Dollars are offered by the principal office of the Reference Bank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) in an amount equal to the Reference Bank's Eurodollar Rate Advance two Business Days before the first day of such Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such
                         -----
Interest Period.

     "Eurodollar Rate Advance" means a Revolving Facility Advance which bears
      -----------------------
interest at a rate per annum determined on the basis of the Eurodollar Rate, as provided in Section 2.05(b).

     "Eurodollar Rate Reserve Percentage" for the Interest Period for any
      ----------------------------------
Eurodollar Rate Advance means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

     "Events of Default" has the meaning specified in Section 8.01.
      -----------------

     "Excess Cash and Excess Cash Equivalents" means with respect to any Person,
      ---------------------------------------
all cash and Cash Equivalents in excess of what is required for the normal operation of the business of such Person.

     "Existing Receivables Program" has the meaning specified in Section
      ----------------------------
7.02(k).

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per
      ------------------
annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Institutions" has the meaning specified in the Introduction to
      ----------------------
this Agreement.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Hazardous Materials" means (i) any oil, flammable substances, explosives,
      -------------------
radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants which (a) pose a hazard to any property of Merisel Parent or any of its Subsidiaries or to Persons on or about such property or (b) cause such property to be in violation of any

Hazardous Materials Laws; (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (iii) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable provincial, local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, et seq.; applicable state statutes and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of any of the properties of Merisel Parent or any of its Subsidiaries or the owners and/or occupants of property adjacent to or surrounding any such property.

     "Hazardous Materials Claims" means any and all enforcement, clean-up,
      --------------------------
removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with all claims made or threatened by any third party against Merisel Parent or any of its Subsidiaries or any of their respective properties relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

     "Hazardous Materials Laws" means any federal, state, provincial or local
      ------------------------
laws, ordinances, regulations, or policies now or hereafter existing or enacted relating to the environment, health and safety, any Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about any of the property of Merisel Parent or any of its Subsidiaries, including, without limitation, soil and groundwater conditions.

     "Incipient Default" means an event which would constitute an Event of
      -----------------
Default but for the requirement that notice be given or time elapse or both.

     "Indenture" means the Indenture, dated as of October 15, 1994, between
      ---------
Merisel, Inc. and The Bank of New York, as trustee (as successor to NationsBank of Texas, N.A., as trustee).

     "Interest Period" means, for each Advance comprising part of the same
      ---------------
Borrowing, the period commencing on the date of such Advance and ending on the date occurring one month from the date of such Advance and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the date occurring one month from such date; provided, however, that:
- --------  -------

          (i)  no Interest Period shall end after the Termination Date;

         (ii) Interest Periods commencing on the same date for Revolving Facility Advances comprising part of the same Borrowing shall be of the same duration; and

        (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, in the case of any Interest Period for a Eurodollar Rate Advance, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     "Interest Rate Agreement" means any interest rate swap agreement, interest
      -----------------------
rate cap agreement, interest rate collar agreement or other similar agreement.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended
      ---------------------
from time to time, and any successor statute.

     "Issue" means, with respect to any Letter of Credit, either issue, or
      -----
extend the expiry of, or increase the amount of, such Letter of Credit, and the terms "Issued" and "Issuance" shall have corresponding meanings.
       ------       --------

     "Issuing Lenders" means, with respect to the Letters of Credit, each of the
      ---------------
Lenders (except CUSA) and the Designated Issuer acting on behalf of CUSA, acting severally and not jointly, pursuant to the procedures and on the terms and conditions described in Article III.

     "L/C Liability" means, as of any date of determination, all then existing
      -------------
liabilities of the Borrowers to the Issuing Lenders in respect of all Letters of Credit Issued hereunder, whether or not such liability is contingent, and shall consist of the sum of (i) the maximum amount available to be drawn under the Letters of Credit (assuming compliance with all conditions for drawing) and (ii) the aggregate amount which has been paid by, and not reimbursed to, the Issuing Lenders in respect of any Letters of Credit, plus all interest and fees thereon.

     "Lenders" means the Financial Institutions and each Eligible Assignee
      -------
becoming a party hereto pursuant to Section 11.11.

     "Letter of Credit" means each Standby Letter of Credit and Commercial
      ----------------
Letter of Credit issued by the Issuing Lenders for the account of a Borrower pursuant to Article III.

     "Lien" means any lien, mortgage, deed of trust, assignment, pledge,
      ----
security interest or other charge or encumbrance, or any preferential arrangement which has the practical effect of constituting a lien or security interest; provided, however, that any restrictions contained in any software
          --------  -------
license or any vendor repurchase right, territorial distribution or export restriction, authorized dealer requirement or any other restriction imposed by Merisel Parent's or its Subsidiaries' vendors to control the distribution channel for their products shall not constitute a "Lien" as defined herein.

     "Loan Documents" means this Agreement (including, without limitation, the
      --------------
guaranty of Merisel Parent in Article IX), the Notes, the Applications, the Letters of Credit, the Merisel Canada Guaranty and all other writings relating to this Agreement heretofore, now or hereafter executed by or on behalf of any Loan Party and delivered to the Agent or any Lender, together with all agreements, instruments or documents referred to therein or contemplated thereby.

     "Loan Parties" means the Borrowers, Merisel Parent and Merisel Canada.
      ------------

     "Majority Lenders" means, at any time, Lenders whose respective Total
      ----------------
Outstanding Pro Rata Shares are, in the aggregate, at least 60%; provided that
                                                                 --------
any Defaulting Lender shall have no right to vote hereunder until all amounts payable by such Defaulting Lender to the Agent have been paid, all Revolving Facility Advances required to be made by such Defaulting Lender to the Borrowers have been made and the Total Outstanding Pro Rata Shares of the remaining Lenders shall be recalculated for purposes of any vote taken prior to such time on the basis of the aggregate principal amount of the Revolving Facility Advances then outstanding to each such Lender as a percentage of the total Revolving Facility Advances then outstanding to all of the Lenders other than the Defaulting Lender.

     "Merisel Americas" has the meaning specified in the Introduction to this
      ----------------
Agreement.

     "Merisel Canada" means Merisel Canada, Inc., a corporation organized under
      --------------
the laws of Ontario, Canada.

     "Merisel Canada Guaranty" means a guaranty, substantially in the form of
      -----------------------
Exhibit J hereto, executed and delivered by Merisel Canada, as it may hereafter be amended, restated or otherwise modified from time to time.

     "Merisel Europe" has the meaning specified in the Introduction to this
      --------------
Agreement.

     "Merisel FAB" means Merisel FAB, Inc., a Delaware corporation, a wholly-
      -----------
owned Subsidiary of Merisel Parent created to hold assets acquired in the ComputerLand Acquisition.

     "Merisel Parent" has the meaning specified in the Introduction to this
      --------------
Agreement.

     "Merisel Parent Debt" means the 12.50% Senior Notes due 2004 of Merisel
      -------------------
Parent.

     "Merisel Parent Guaranty" has the meaning specified in Section 9.02(a).
      -----------------------

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
4001(a)(3) of ERISA and which is maintained for employees of Merisel Parent or any ERISA Affiliate of Merisel Parent.

     "Nationsbank" has the meaning specified in the Introduction to this
      -----------
Agreement.

     "Net Asset Sale Proceeds" means, with respect to any Asset Sale, cash
      -----------------------
payments (including any cash received by way of repayment of intercompany Debt or deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any reasonable costs and expenses incurred in connection with such Asset Sale, including without limitation (i) reasonable legal fees and expenses, (ii) taxes reasonably estimated to be actually payable within one year of the date of such Asset Sale, including income taxes as a result of any gain recognized in connection with such Asset Sale, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt to parties other than Merisel Parent or any of its Subsidiaries (other than the Advances) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (iv) amounts reserved in accordance with GAAP for (1) liabilities due and payable within twelve months from the date of such Asset Sale retained by the seller in connection with such Asset Sale and (2) indemnities provided by the Seller relating to inventory and/or accounts receivable in connection with such Asset Sale, in an aggregate amount not to exceed 5% of the purchase price payable in cash with respect to such Asset Sale; provided that in the case of any Asset
                                      --------
Sale by a foreign Subsidiary of Merisel Parent or a Borrower, Net Asset Sale Proceeds shall not include cash proceeds applied to the repayment to parties other than Merisel Parent or any of its Subsidiaries of local lines of credit of such Subsidiary; and provided further that Net Asset Sale Proceeds shall include
                     -------- -------
all amounts in respect of payment, forgiveness, cancellation or reduction of intercompany Debt in connection with or arising out of such Asset Sale.

     "Net Debt Proceeds" means, with respect to a New Debt Availability Date, an
      -----------------
amount equal to the Amount of New Debt net of any underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including without limitation reasonable legal fees and expenses; provided that
                                                                 --------
with respect to the incurrence or issuance of Debt by a foreign Subsidiary of Merisel Parent or a Borrower, Net Debt Proceeds shall not include cash proceeds applied to the repayment of local lines of credit of such Subsidiary.

     "Net Europe Debt" means, on any date of determination, (i) an amount equal
      ---------------
to the Revolving Facility Total RCA Liability attributable to borrowings by Merisel Europe minus (ii) the aggregate amount of all intercompany loans and
               -----
advances made by Merisel Europe and its Subsidiaries to Merisel Parent and its Subsidiaries other than Merisel Europe and its Subsidiaries; plus (iii) the sum
                                                             ----
of (A) the aggregate amount of proceeds received or liability assumed with respect to sales or transfers of accounts receivable by Merisel Europe and its Subsidiaries to Merisel Parent, Merisel Americas and Subsidiaries of Merisel Americas and (B) the aggregate amount of all intercompany loans and advances made by Merisel Parent and its Subsidiaries other than Merisel Europe and its Subsidiaries to Merisel Europe and its Subsidiaries outstanding on such date.

     "Net FAB Debt" means, on any date of determination, (i) the aggregate
      ------------
amount of all intercompany loans and advances from Merisel Parent and its Subsidiaries (other than Merisel FAB) to Merisel FAB outstanding on such date of determination plus (ii) the aggregate amount of all investments made by Merisel
              ----
Parent and its Subsidiaries (other than Merisel FAB) in Merisel FAB since October 24, 1994 (whether by purchase or acquisition of capital stock, obligations or other securities of Merisel FAB, by the making of capital contributions, or otherwise) plus (iii) the aggregate amount of proceeds
                             ----
received or liability assumed by Merisel FAB with respect to sales or transfers of accounts receivable by Merisel FAB to Merisel Parent and its Subsidiaries (other than FAB).

     "Net Proceeds Amount" has the meaning specified in Section 4.01(h).
      -------------------

     "Net Receivables Program Proceeds" means, with respect to any New
      --------------------------------
Receivables Program Availability Date, an amount equal to
the Amount of New Receivables Program net of reasonable costs and expenses of implementing the related Receivables Program including without limitation reasonable legal fees and expenses; provided that in the case of any Receivables
                                    --------
Program of a foreign Subsidiary of Merisel Parent or a Borrower, Net Receivables Program Proceeds shall not include proceeds applied to the repayment of local lines of credit of such Subsidiary.

     "Net Securities Proceeds" means the cash proceeds net of underwriting
      -----------------------
discounts and commissions and other reasonable costs and expenses associated therewith, including without limitation reasonable legal fees and expenses) received from the issuance of any equity Securities of Merisel Parent, any Borrower or any of their respective Subsidiaries.

     "New Debt Availability Date" means, with respect to Permitted Debt of a
      --------------------------
Person, the date on which such Person is first entitled to receive proceeds of such Permitted Debt under the terms of such Permitted Debt whether or not proceeds of such Permitted Debt are actually received by such Person.

     "New Receivables Program Availability Date" means, with respect to a
      -----------------------------------------
Receivables Program of a Person, (i) the date on which such Person is first entitled to receive proceeds of such Receivables Program and (ii) thereafter, each date on which the Receivables Program Availability Amount increases due to a change in the terms of the Receivables Program which either increases the "advance rate" or increases the aggregate amount of receivables permitted to be included in such Receivables Program (in the case of each of clause (i) and (ii), whether or not proceeds of such Receivables Program are actually received by such Person).

     "Notes" means the Revolving Facility Advance Notes and the Swing Line
      -----
Notes.

     "Notice of Borrowing" means a Notice of Revolving Facility Borrowing or a
      -------------------
Notice of Swing Line Borrowing, as the case may be.

     "Notice of Revolving Facility Borrowing" has the meaning specified in
      --------------------------------------
Section 2.01(b).

     "Notice of Swing Line Borrowing" has the meaning specified in Section
      ------------------------------
2.02(b).

     "Obligations" means all loans, advances, debts, liabilities, obligations,
      -----------
covenants and duties owing by the Loan Parties to any Lender, the Agent, the Syndication Agent, the Designated Issuer, any Affiliate of any Lender, the Agent, the Syndication Agent or the Designated Issuer, or any Person entitled to indemnification pursuant to Section 11.03, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, issuance or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Loan Parties under this Agreement or any other Loan Document. Subject to the provisions of Section 9.01 but otherwise notwithstanding anything to the contrary in this Agreement or any other Loan Document, each Borrower shall be jointly and severally liable for the Obligations of the other Borrower.

     "Operating Lease" means, as applied to any Person, any lease (including,
      ---------------
without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

     "Other Taxes" has the meaning specified in Section 4.05.
      -----------

     "Payment Office" means the principal office of the Reference Bank in New
      --------------
York City, located on the date hereof at 399 Park Avenue, New York, New York 10043 at which office accounts have been opened in the name of the Agent and the Borrowers.

     "Pension Plan" means any employee plan which is subject to Section 412 of
      ------------
the Internal Revenue Code and which is maintained for employees of Merisel Parent or any ERISA Affiliate of Merisel Parent, other than a Multiemployer Plan.

     "Permitted Debt" means Debt of Merisel Parent, any Borrower or any of their
      --------------
respective Subsidiaries permitted under Section 7.02(b)(iii).

     "Permitted Debt Availability Amount" means, on any date of determination
      ----------------------------------
with respect to Permitted Debt of a Person, the maximum amount of proceeds such Person is entitled to receive under the terms of such Permitted Debt on such date.

     "Person" means an individual, partnership, corporation (including a
      ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Prior Credit Agreement" has the meaning specified in the Recitals to this
      ----------------------
Agreement.

     "Receivables Program" has the meaning specified in Section 7.02(k).
      -------------------

     "Receivables Program Availability Amount" means, on any date of
      ---------------------------------------
determination with respect to any Receivables Program or Existing Receivables Program, the maximum amount of proceeds such Person is entitled to receive under the terms of such Receivables Program or Existing Receivables Program on such date based on the maximum amount of receivables permitted to be included in such Receivables Program on such date and the "advance rate" for such Receivables Program.

     "Reference Bank" means Citibank, N.A.
      --------------

     "Register" has the meaning specified in Section 11.11.
      --------

     "Revolving Facility Advance" means an Advance by a Lender pursuant to
      --------------------------
Section 2.01.

     "Revolving Facility Advance Note" means a promissory note of the Borrowers
      -------------------------------
payable to a Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrowers to such Lender resulting from the Revolving Facility Advances owing to such Lender.

     "Revolving Facility Borrowing" means a borrowing consisting of Revolving
      ----------------------------
Facility Advances of the same Type made on the same day by the Lenders.

     "Revolving Facility Commitment" means, as to each of the Financial
      -----------------------------
Institutions, the amount set forth opposite its name under the heading "Revolving Facility Commitment" on the signature pages of this Agreement and as to each other Lender the amount set forth in the Register as its "Revolving Facility Commitment", as such amount may be reduced pursuant to Section 2.07. On the Amendment Effective Date, the aggregate of the Revolving Facility Commitments of all the Lenders is $150,000,000.

     "Revolving Facility Pro Rata Share" means, as to each Lender, such Lender's
      ---------------------------------
Revolving Facility Commitment divided by the aggregate of the Revolving Facility
                              ----------
Commitments of all the Lenders, expressed as a percentage.

     "Revolving Facility Total RCA Liability" means, as of any date of
      --------------------------------------
determination, the outstanding aggregate amount of all Revolving Facility Advances and L/C Liability.

     "Revolving Lender" means each Lender having a Revolving Facility
      ----------------
Commitment.

     "Sale and Leaseback Transaction" means, with respect to any Person, any
      ------------------------------
transaction in which such Person, directly or indirectly, becomes or remains liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether then owned or thereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person or
(ii) which such Person intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Person to any other Person in connection with such lease.

     "Securities" means any stock, shares, partnership interests, limited
      ----------
liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Senior Account" has the meaning specified in Section 2.01(b).
      --------------

     "Senior Note Purchase Agreement" means that certain Amended and Restated
      ------------------------------
Senior Note Purchase Agreement dated as of December 23, 1993 between Merisel Americas and the purchasers which are signatories thereto, as such Note Purchase Agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

     "Senior Notes" means the 8.58% Notes Due June 30, 1997 in the aggregate
      ------------
principal amount of $100,000,000 issued by Merisel Americas pursuant to the Senior Note Purchase Agreement, as such Notes may be amended, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.

     "Solvent", as applied to any Person, means, as at the date of
      -------
determination, that (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Obligations) of such Person and (z) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction and (iii) such Person does not intend to incur, or does not believe or should not reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due.

     "Standby Fee" means, with respect to a Standby Letter of Credit, 3.00% per
      -----------
annum.

     "Standby Letter of Credit" means a letter of credit which is not a
      ------------------------
Commercial Letter of Credit.

     "Subordinated Debt" means the Subordinated Notes and all other Debt of the
      -----------------
Borrowers subordinated in right of payment to the Obligations pursuant to documents containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Majority Lenders (or as set out in Section 7.02(b)).

     "Subordinated Note Purchase Agreement" means that certain Amended and
      ------------------------------------
Restated Subordinated Note Purchase Agreement dated as of December 23, 1993 among Merisel Americas and the purchasers listed on the signature pages thereof, as such Subordinated Note Purchase Agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.

     "Subordinated Notes" means the 11.28% Subordinated Notes Due March 10, 2000
      ------------------
in the aggregate principal amount of $22,000,000 issued by Merisel Americas pursuant to the Subordinated Note Purchase Agreement, as such Subordinated Notes may be amended, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.

     "Subsidiary" means, as applied to any Person, any corporation of which 50%
      ----------
or more of the outstanding voting securities of such corporation shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or by such Person and one or more of its Subsidiaries, or any similar business organization which is so owned or controlled.

     "Swing Line Advance" means an Advance by the Swing Line Lender pursuant to
      ------------------
Section 2.02.

     "Swing Line Borrowing" means a Borrowing consisting of a Swing Line Advance
      --------------------
made by the Swing Line Lender.

     "Swing Line Commitment" means the amount set forth opposite the Swing Line
      ---------------------
Lender's name on the signature pages hereof as its "Swing Line Commitment".

     "Swing Line Lender" means CUSA, in its individual capacity and not as Agent
      -----------------
hereunder.

     "Swing Line Note" means a promissory note of the Borrowers payable to the
      ---------------
order of the Swing Line Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrowers resulting from the Swing Line Advances.

     "Syndication Agent" means Citicorp Securities, Inc. in its capacity as
      -----------------
arranger of the syndicate of Lenders.

     "Taxes" has the meaning specified in Section 4.05.
      -----

     "Termination Date" means the earlier of (i) May 31, 1997 or (ii) the date
      ----------------
of termination in whole of the Revolving Facility Commitments pursuant to
Section 8.01.

     "Termination Event" means (i) a "Reportable Event" described in Section
      -----------------
4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of Merisel Parent or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) or 4068(f) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (v) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the imposition of a Lien pursuant to Section 412(n) of the Internal Revenue Code.

     "Total Capitalization" means with respect to the Borrowers or either one of
      --------------------
them, as the context requires, the aggregate of its or their Consolidated Debt Equivalents plus minority interests plus its or their Consolidated Net Worth, as
            ----                    ----
set forth in each Borrower's consolidated balance sheet (but specifically including any letters of credit in the calculation of Consolidated Debt even if not shown on such balance sheet unless such letters of credit secure payment of an obligation which is already included in the calculation of Consolidated
Debt), as determined in accordance with GAAP.

     "Total Outstanding Pro Rata Share" means, as to each Lender, the quotient
      --------------------------------
obtained by dividing (i) the sum of the Revolving Facility Advances and L/C
            --------
Liability then owing to such Lender
plus, in the case of a Lender other than the Swing Line Lender, such Lender's
- ----
participation in all Swing Line Advances then outstanding or, in the case of the Swing Line Lender, the Swing Line Advances then outstanding (net of any participations therein purchased by other Lenders), by (ii) the sum of the
                                                    --
Revolving Facility Advances and L/C Liability then owing to all of the Lenders plus the outstanding Swing Line Advances, expressed as a percentage; provided
- ----                                                                 --------
that at any time when no Revolving Facility Advances, Swing Line Advances or Letters of Credit are outstanding, the Total Outstanding Pro Rata Share of each Lender shall be equal to its Revolving Facility Pro Rata Share.

     "Total RCA Liability" means as at any date of determination the sum of (i)
      -------------------
the aggregate principal amount of all Revolving Facility Advances outstanding at such date plus (ii) the aggregate principal amount of all Swing Line Advances
          ----
outstanding at such date plus (iii) the L/C Liability determined as of such
                         ----
date.

     "Type" means, with reference to an Advance, a Base Rate Advance or a
      ----
Eurodollar Rate Advance.

     "UCC" means the Uniform Commercial Code as in effect from time to time in
      ---
the State of California.

     "United States" and "U.S." each means United States of America.
      -------------       ----

     SECTION 1.02.  Computation of Time Periods.  In this Agreement in the
                    ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     SECTION 1.03.  Accounting Terms.  All accounting terms not specifically
                    ----------------
defined herein shall be construed in accordance with GAAP.

                                  ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01.  The Revolving Facility Advances.
                    -------------------------------

     (a)  The Revolving Facility Commitments.  Each Lender severally agrees, on
          ----------------------------------
the terms and conditions hereinafter set forth, to make Revolving Facility Advances to the Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount (determined in Dollars) not to exceed at any time outstanding such Lender's Revolving Facility Commitment less such Lender's Revolving Facility Pro Rata
                              ----
Share of the aggregate amount of the Total RCA Liability then outstanding. Each Revolving Facility Borrowing shall consist of Revolving Facility Advances of the same Type made in the same currency on the same day by the Lenders ratably according to their respective Revolving Facility Commitments. Each Revolving Facility Borrowing consisting of Base Rate Advances shall be in an aggregate amount not less than $500,000 and in integral multiples of $100,000 in excess thereof and each Revolving Facility Borrowing consisting of Eurodollar Rate Advances shall be in an aggregate amount not less than $1,000,000 and in integral multiples of $100,000 in excess thereof. Within the limits of each Lender's Revolving Facility Commitment, the Borrowers may borrow, repay pursuant to Section 2.03, prepay pursuant to Section 2.06 and reborrow under this Section 2.01.

     (b)  Notice of Revolving Facility Borrowing.  Except as provided in Section
          --------------------------------------
2.01(g), each Revolving Facility Borrowing shall be made on notice received by the Agent from the Borrowers not later than (i) 9:00 A.M. (Los Angeles time) on the date of the proposed Borrowing in the case of a Base Rate Advance, and (ii) 9:00 A.M. (Los Angeles time) on the third Business Day before the requested date of the proposed Borrowing in the case of a Eurodollar Rate Advance. Each such notice of such a Borrowing (a "Notice of Revolving Facility Borrowing") shall be
                               --------------------------------------
by telex, cable, telecopy or telephone, confirmed immediately in writing, signed by the Chief Financial Officer or Treasurer of the applicable Borrower, in substantially the form of Exhibit B hereto, specifying therein (i) the requested date of such Borrowing, (ii) the Type of Advances comprising such Borrowing and
(iii) the aggregate amount of such Borrowing. The Agent shall give prompt notice of such Notice of Revolving Facility

Borrowing to each Lender and shall notify each Lender of the applicable interest rate under Section 2.04(a) or (b). Not later than 11:30 A.M. (Los Angeles time) on the date of each Revolving Facility Borrowing, each Lender shall make available for the account of its Applicable Lending Office to the Agent at the Payment Office, such Lender's Revolving Facility Pro Rata Share of such Borrowing in Dollars and in same day funds. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Agent will make such funds available to the Borrowers at the aforesaid Payment Office by depositing such funds into the Borrowers' designated account at the Payment Office (the "Senior Account").
                            --------------

     (c)  No Liability of Agent.  The Agent shall incur no liability to any
          ---------------------
Borrower in acting upon any telephonic notice referred to above that the Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to act on behalf of a Borrower or for otherwise acting in good faith under this Section 2.01.

     (d)  Notice of Revolving Facility Borrowing Irrevocable.  Each Notice of
          --------------------------------------------------
Revolving Facility Borrowing shall be irrevocable and binding on the Borrowers. In the case of any Revolving Facility Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Facility Borrowing for such Revolving Facility Borrowing the applicable conditions set forth in Article V, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Facility Advance to be made by such Lender as part of such Revolving Facility Borrowing when such Revolving Facility Advance, as a result of such failure, is not made on such date.

     (e)  Reimbursement of Agent.  Unless the Agent shall have received notice
          ----------------------
from a Lender, prior to the date of any Borrowing that such Lender is obligated to make, that such Lender will not make available to the Agent such Lender's Revolving Facility Pro Rata Share of such Revolving Facility Borrowing, the Agent may assume that such Lender has made such portion available to the

Agent on the date of such Borrowing in accordance with Section 2.01(b) and the Agent may, in reliance upon such assumption, make available on such date to the Borrowers a corresponding amount. If and to the extent that any Lender shall not have made available to the Agent, on the date of any Revolving Facility Borrowing referred to in Section 2.01(a), such Lender's Revolving Facility Pro Rata Share of such Revolving Facility Borrowing, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at (i) in the case of the Borrowers, the interest rate applicable at the time to the Revolving Facility Advances comprising such Revolving Facility Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Facility Advance as part of such Revolving Facility Borrowing for purposes of this Agreement.

     (f)  No Liability for Other Lenders.  The failure of any Lender to make the
          ------------------------------
Revolving Facility Advance to be made by it as part of any Revolving Facility Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Facility Advance on the date of such Revolving Facility Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Facility Advance to be made by such other Lender on the date of any Revolving Facility Borrowing.

     (g)  Roll-Over Revolving Facility Advances.  If, on or before the last day
          -------------------------------------
of any Interest Period of the Revolving Facility Advances comprising any Borrowing, the Borrowers shall fail to notify the Agent in writing that they intend to repay the principal amount of such Revolving Facility Advances (the "Roll-Over Revolving Facility Advances") on the last day of such Interest
 -------------------------------------
Period, the Borrowers shall be deemed to have issued a Notice of Revolving Facility Borrowing pursuant to Section 2.01(b), which Notice of Revolving Facility Borrowing shall be deemed to specify (i) that the requested date of the Borrowing shall be the last day of the Interest Period of the Roll-Over Revolving Facility Advances, (ii) that such Borrowing shall be comprised of Base Rate Advances, (iii) that such Borrowing shall be in an aggregate principal amount equal to the aggregate principal amount of the Roll-Over Revolving Facility Advances and (iv) that the Interest Period for such Revolving Facility Advances shall be one month; provided, however, that such Advances will not be made if the conditions set
- --------  -------
forth in Section 5.02 are not satisfied.

     SECTION 2.02.  The Swing Line Advances.
                    -----------------------

     (a)  The Swing Line Commitment.  The Swing Line Lender agrees, on the terms
          -------------------------
and conditions hereinafter set forth, to make Swing Line Advances to the Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed the lesser of (i) its Swing Line Commitment or (ii) the excess of the aggregate amount of the Revolving Facility Commitments of the Lenders less the aggregate
                                                            ----
amount of the Total RCA Liability then outstanding. Each Swing Line Borrowing shall be of Base Rate Advances and shall be in an aggregate amount not less than $50,000 or more than $5,000,000 and in integral multiples of $50,000. Within the limits set forth in this Section 2.02(a), the Borrowers may borrow, repay pursuant to Section 2.03, prepay pursuant to Section 2.06 and reborrow under this Section 2.02(a).

          Notwithstanding the foregoing, the Swing Line Lender's obligation to make Swing Line Loans will be subject to the following limitation: for at least one point in time in each calendar month there shall be no Swing Line Advances outstanding (with nothing in this sentence preventing the Borrowers from repaying and reborrowing all outstanding Swing Line Advances on the same day).

     (b)  Notice of Swing Line Borrowing.  Except as provided in Section
          ------------------------------
2.02(d), each Swing Line Borrowing shall be made on notice received by the Agent from the Borrowers not later than 12:00 noon (Los Angeles time) on the date of the proposed Borrowing. Each such notice of such a Borrowing (a "Notice of Swing
                                                                 ---------------
Line Borrowing") shall be by telex, cable, telecopy or telephone, confirmed
- --------------
immediately in writing, signed by the Chief Financial Officer or Treasurer of the applicable Borrower, in substantially the form of Exhibit C hereto, specifying therein the requested date and aggregate amount of such Borrowing. The Agent shall give prompt notice of such Notice of Swing Line Borrowing to the Swing Line Lender and shall notify the Swing Line Lender of the applicable interest rate under Section

2.04(a). Upon fulfillment of the applicable conditions set forth in Article V, the Swing Line Lender will make the amount of such Borrowing available to the Borrowers at the Payment Office by depositing such funds into the Senior Account.

     (c)  No Liability of Agent.  The Agent shall incur no liability to any
          ---------------------
Borrower in acting upon any telephonic notice referred to above that the Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to act on behalf of a Borrower or for otherwise acting in good faith under this Section 2.02.

     (d)  Roll-Over Swing Line Advances.  If, on or before the last day of any
          -----------------------------
Interest Period for any Swing Line Advance, the Borrowers shall fail to notify the Agent in writing that they intend to repay the principal amount of such Swing Line Advance (the "Roll-Over Swing Line Advance") on the last day of such
                         ----------------------------
Interest Period, the Borrowers shall be deemed to have issued a Notice of Swing Line Borrowing pursuant to Section 2.02(b), which Notice of Swing Line Borrowing shall be deemed to specify that the requested date of the Borrowing shall be the last day of the Interest Period of the Roll-Over Swing Line Advance, and that such Borrowing shall be in a principal amount equal to the principal amount of the Roll-Over Swing Line Advance; provided, however, that such Advance will not
                                  --------  -------
be made if the conditions set forth in Section 5.02 or the requirements of the second paragraph of Section 2.02(a) are not satisfied.

     (e)  Participation in Swing Line Advances.  Immediately upon the making of
          ------------------------------------
each Swing Line Advance, the Swing Line Lender shall be deemed to have sold and transferred to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased and received from such Swing Line Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Swing Line Advance and the obligations of the Borrowers with respect thereto in an amount equal to such Revolving Lender's Revolving Facility Pro Rata Share; provided, however, that (i) no Revolving
                                   --------  -------
Lender shall be required to fund its participation in any such Swing Line Advance until demand therefor is made by the Swing Line Lender pursuant to
Section 2.02(f)(ii) hereof, and (ii) no Revolving Lender shall be entitled to share in any payments of principal or interest in respect of its participation in any such Swing Line Advance except to the extent set forth in Section 2.02
(f) (ii)
hereof with respect to any such participation which has been funded by such Revolving Lender as provided therein.

     (f)  Settlement of Swing Line Advances.
          ---------------------------------

          (i) At any time when any Swing Line Advances are outstanding, upon request by the Swing Line Lender, the Agent may give to the Revolving Lenders a Notice of Borrowing for Revolving Facility Advances which are Base Rate Advances on behalf of a Borrower, in each case in an amount equal to the aggregate amount of Swing Line Advances then outstanding (or such lesser amount as the Swing Line Lender shall specify). Upon receipt of any such Notice of Borrowing, each Revolving Lender shall, on or before the time specified by the Agent (which in no event shall be earlier than 8:00 A.M. nor later than 1:00 P.M. (Los Angeles time) on the Business Day following the date on which such Notice of Borrowing is given), make available to the Agent for the account of its Applicable Lending Office such Revolving Lender's ratable portion of such Borrowing by depositing same day funds in the Payment Office. The proceeds of any such Borrowing shall be distributed by the Agent to the Swing Line Lender (subject to the provisions of Section 2.02(f)(iv) below) as a prepayment of all or a portion of the Swing Line Advances then outstanding.

         (ii) In addition to the right of the Swing Line Lender to require a Borrowing under Section 2.02(f)(i), the Swing Line Lender may at any time and from time to time make demand on each Revolving Lender for payment of its participation in each Swing Line Advance then outstanding, and upon receipt of any such demand each Revolving Lender shall (subject to Section 2.02(f)(iv) below) promptly fund such participation by paying to the Agent at the Payment Office, for the account of the Swing Line Lender, the amount of such participation in same day funds. With respect to each such participation in any Swing Line Advance which is funded by any Revolving Lender, the Swing Line Lender shall promptly pay to the Agent, and the Agent shall promptly pay to such Revolving Lender, in lawful money of the United States and in the kind of funds so received, an amount equal to such Revolving Lender's ratable share of all payments received by the Swing Line Lender in respect of (A) the principal of such Swing Line Advance, and (B) interest on such Swing Line Advance for the period from and after the date on which such participation was funded. If any payment received by the Swing Line Lender on account of any Swing Line Advance and distributed to any

Revolving Lender as a participant under the preceding sentence is thereafter recovered from the Swing Line Lender in connection with any bankruptcy or insolvency proceeding relating to a Borrower or otherwise, each Revolving Lender which received such distribution shall, upon demand by the Swing Line Lender through the Agent, repay to the Swing Line Lender such Revolving Lender's ratable share of the amount so recovered together with such Revolving Lender's ratable share (according to the proportion of (l) the amount of such Revolving Lender's required prepayment to (2) the total amount so recovered) of any interest or other amount paid or payable by the Swing Line Lender in respect of the total amount so recovered. Each Borrower agrees that any Revolving Lender purchasing a participation in any Swing Line Advance hereunder may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of that Borrower or any other Borrower in the amount of such participation.

        (iii) Anything contained herein to the contrary notwithstanding (but subject to Section 2.02(f)(iv) below), the obligation of each Revolving Lender to make any Revolving Advance pursuant to Section 2.02(f)(i) or to fund its participation in any Swing Line Advances pursuant to Section 2.02(f)(ii) shall be absolute and unconditional and shall not be subject to any conditions set forth in Article V hereof or otherwise affected by any circumstance including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any Loan Party; (B) the occurrence or continuance of an Incipient Default or Event of Default; (C) any adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party;
(D) any breach of this Agreement by any Borrower, Merisel Parent or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (iv) Notwithstanding Section 2.02(f)(iii) above, if at the time that any Revolving Lender is required to make any Revolving Advance or fund any participation pursuant to Section 2.02(f)(i) or (ii) above, a Borrower would not otherwise be entitled to obtain a Borrowing as a result of the failure of any of the conditions set forth in Article V hereof, the obligation of each Revolving Lender to make any such Revolving Advance or to fund any such participation with respect to any Swing Line Advance shall be subject to the condition that at least one of the following is true: (A) the Swing Line Lender shall have believed in good faith that all conditions under
Article V to the making of such Swing Line Advance were satisfied at the time such Swing Line Advance was made, or (B) such Revolving Lender shall have had actual knowledge, by receipt of the statements required pursuant to Section 7.01 or otherwise, that any such condition had not been satisfied and failed to notify the Agent in writing that such Revolving Lender had no obligation to make Revolving Advances until such condition was satisfied (which notice shall be effective as of the date of receipt by the Agent), or (C) the satisfaction of any such condition not satisfied shall have been waived by all Lenders prior to or at the time such Swing Line Advance was made. Anything contained in this
Section 2.02(f) to the contrary notwithstanding, the amount to be distributed by the Agent to the Swing Line Lender under this Section 2.02(f) shall be reduced to the extent that any Revolving Lender shall refuse to fund its portion of any Revolving Advance or participation with respect to the Swing Line Lender as a result of the failure of the conditions set forth above.

          (v) Each Borrower irrevocably authorizes (A) the Swing Line Lender to request and the Agent to give any Notice of Borrowing pursuant to Section 2.02(f)(i), (B) the Revolving Lenders to make the Revolving Advances pursuant to such Notice of Borrowing, and (C) the Agent to distribute the proceeds thereof as provided herein.

         (vi) If and to the extent that any Revolving Lender shall not have funded any Revolving Advance or its participation in any Swing Line Advance when required pursuant to Section 2.02(f)(i) or (ii), such Revolving Lender agrees to pay to the Agent forthwith on demand, for the account of the Swing Line Lender, in addition to the amount required to fund such Revolving Advance or participation, as the case may be, an amount equal to interest thereon at the Federal Funds Rate for each day from the date such amount became due until paid in full.

     SECTION 2.03.  Repayment.  Subject to Section 2.01(g) and 2.02(d), each
                    ---------
Borrower shall, in accordance with Article IV, repay to each Lender the principal amount of each Revolving Facility Advance and each Swing Line Advance made to it by such Lender on the last day of the Interest Period for such Advance.

All Revolving Facility Advances, all Swing Line Advances and all other amounts then owed hereunder shall be paid in full no later than the Termination Date.

     SECTION 2.04.  Interest on Revolving Facility Advances and Swing Line
                    ------------------------------------------------------
Advances.  The Borrowers shall pay interest on the unpaid principal amount of
- --------
each Revolving Facility Advance and each Swing Line Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

     (a) If a Base Rate Advance, then at a rate per annum equal at all times during the Interest Period for such Revolving Facility Advance or Swing Line Advance to the sum of the Base Rate in effect from time to time plus 1.00%,
                                                                ----
payable in arrears on the fifth day of each month and on the date such Base Rate Advance shall be paid in full and on the Termination Date; and

     (b) If a Eurodollar Rate Advance, then at a rate per annum equal at all times during the Interest Period for such Revolving Facility Advance to the sum of the Eurodollar Rate for such Interest Period plus 3.00%, payable (i) in
                                                ----
arrears on the last day of such Interest Period and (ii) on the Termination
Date;

provided, however, that after the occurrence and during the continuation of any
- --------  -------
Event of Default, the Revolving Facility Advances or the Swing Line Advances shall, to the extent permitted by law, bear interest (including post-petition interest in any proceeding under applicable bankruptcy laws), from the date on which such Event of Default shall have occurred until such amount is paid in full, payable on demand, at the Default Rate. For the purpose of the Interest Act (Canada), the interest rate applicable to Eurodollar Rate Advances expressed as an annual rate is equivalent to the rate specified herein multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360. Notwithstanding the payment of such late charge or additional interest or the obligation to pay such late charge or additional interest, the failure of any Borrower to pay any interest due on the unpaid principal amount of any Revolving Facility Advance or any Swing Line Advance on the date due shall be, subject to the grace periods provided in Article VIII, an Event of Default.

     SECTION 2.05.  Interest Rate Determination.
                    ---------------------------

     (a) The Agent shall give prompt notice to the relevant Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of
Section 2.04(a) and the applicable rate furnished by the Reference Bank for the purpose of determining the applicable interest rate under Section 2.04(b).

     (b) If, with respect to any Eurodollar Rate Advances, the Agent or the Majority Lenders shall determine, each in their respective sole discretion, that the Eurodollar Rate, for any Interest Period for such Revolving Facility Advances, will not adequately reflect the cost to the Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrowers and the Lenders, whereupon the obligation of the Lenders to make Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 2.06.  Prepayments.
                    -----------

     (a)  Mandatory Prepayments.
          ---------------------

     (i) if any Revolving Lender shall for any reason fail to pay any amount payable by it for the account of the Swing Line Lender (including the funding of any participation in any Swing Line Advance) or shall fail to make any Revolving Advance to be made by it pursuant to Section 2.02(f), the Borrowers shall, on demand by the Swing Line Lender through the Agent, prepay the outstanding Swing Line Advances in an amount equal to the amount not paid by such Revolving Lender; and

          (ii) the Borrowers shall prepay Advances at such times and in such amount as necessary (1) so that the Total RCA Liability shall not at any time exceed the aggregate Revolving Facility Commitments then in effect and (2) to give effect to the limitations set forth in Sections 2.01(a) and 2.02(a);

provided that, if any such prepayment would result in payment of principal of a
- --------
Eurodollar Rate Advance other than on the last day of the Interest Period for such Advance, the Borrowers shall be deemed to have received a demand under
Section 11.03(b) for the
costs and expenses described therein, and they shall be paid together with the prepayment of the Advance.

     (b)  Voluntary Prepayments.  The Borrowers may, upon notice to the Agent
          ---------------------
stating the proposed date (which, in the case of Eurodollar Rate Advances, shall be at least three Business Days after the date of the notice, but in any other case may be the date of the proposed prepayment) and aggregate principal amount of the prepayment, and if such notice is given the Borrowers shall, prepay the outstanding principal amount of any Revolving Facility Advances or Swing Line Advances comprising part of the same Borrowing in whole or in part, and with accrued interest to the date of such prepayment on the principal amount prepaid (except in the case of Base Rate Advances, when accrued interest shall be paid on the dates specified in Section 2.04(a) unless the Agent elects to have such accrued interest paid on the date of such prepayment); provided, however, that
                                                       --------  -------
if any such prepayment would result in payment of principal of a Eurodollar Rate Advance other than on the last day of the Interest Period for such Advance, the Borrowers shall be deemed to have received a demand under Section 11.03(b) for the costs and expenses described therein, and they shall be paid together with the prepayment of the Advance; provided further, that (i) each partial
                               -------- -------
prepayment of Swing Line Advances shall be in an aggregate principal amount of not less than $50,000 and (ii) each partial prepayment of Revolving Facility Advances shall be in an aggregate principal amount of not less than $500,000 in the case of Base Rate Advances (or if the outstanding principal is less than $500,000, the Borrowers may prepay in full such amount) or $1,000,000 in the case of Eurodollar Rate Advances (or if the outstanding principal is less than $1,000,000, the Borrowers may prepay in full such amount), and shall be applied in accordance with Section 4.01.

     (c) The Borrowers may reborrow any amounts prepaid under this Section 2.06, provided that such borrowing is otherwise in accordance with Article II
      --------
hereof.

     SECTION 2.07.  Reduction of Commitments.
                    ------------------------

     (a) The Revolving Facility Commitments of the Lenders shall be permanently reduced on the dates and in the amounts set forth below (such amount the "Scheduled Reduction Amount"):
 --------------------------

                              Scheduled Reduction
                              of Revolving Facility
Date                          Commitments
- ----                          ---------------------
Amendment Effective Date             $6,000,000
May 5, 1996                          $3,000,000
June 5, 1996                         $3,000,000
July 5, 1996                         $3,000,000
August 5, 1996                       $3,000,000
September 5, 1996                    $3,000,000
January 15, 1997                    $39,000,000

; provided that the scheduled reductions of the Revolving Facility Commitments
  --------
set forth above shall be reduced in connection with any mandatory or voluntary reductions of the Revolving Facility Commitments in accordance with Section 4.01(i); provided further that, (1) the Majority Lenders may at any time consent
         -------- -------
to an increase in any Scheduled Reduction Amount or a change in a date set for the reduction of Revolving Facility Commitments to an earlier date and (2) Lenders whose respective Total Outstanding Pro Rata Shares are in the aggregate at least 85% may consent to a decrease in any Scheduled Reduction Amount or a change in a date set for reduction of Revolving Facility Commitments to a later date.

     (b)  No later than the first Business Day following the date of receipt by Merisel Parent, the Borrowers or any of their respective Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, the Revolving Facility Commitments shall be permanently reduced in an aggregate amount equal to 60% of the amount of such Net Asset Sale Proceeds; provided that no reduction of the
                                            --------
Revolving Facility Commitments shall be required under this Section 2.07(b) until the date on which the amount of the Net Asset Sale Proceeds by which the Revolving Facility Commitments are to be reduced is equal to or greater than $600,000; provided further that no reduction of Revolving Facility Commitments
          -------- -------
shall be required pursuant to this Section 2.07(b) upon receipt by Merisel FAB of Net Asset Sale Proceeds in respect of any Asset Sale by Merisel FAB if such Net Asset Sale Proceeds are used by Merisel FAB as provided in Section 7.01(q).

     (c) On the date of receipt by Merisel Parent, any Borrower or any of their respective Subsidiaries of Net Securities Proceeds from the issuance of any equity Securities of Merisel

Parent, any Borrower or any of their respective Subsidiaries, the Revolving Facility Commitments shall be permanently reduced in an aggregate amount equal to 60% of the amount of such Net Securities Proceeds; provided that no reduction
                                                      --------
of Revolving Facility Commitments shall be required pursuant to this Section 2.07(c) upon the receipt by Merisel FAB of Net Securities Proceeds from the issuance of any equity Securities of Merisel FAB if such Net Securities Proceeds are used by Merisel FAB as provided in Section 7.01(q); provided further that no
                                                        -------- -------
reduction of Revolving Facility Commitments shall be required pursuant to this
Section 2.07(c) in connection with the issuance of any equity Securities of Merisel Parent, the Borrowers or their respective Subsidiaries to Merisel Parent or its Subsidiaries.

     (d) On each New Receivables Program Availability Date, the Revolving Facility Commitments shall be permanently reduced in an aggregate amount equal to 60% of the amount of the Net Receivables Program Proceeds associated therewith; provided that no reduction of Revolving Facility Commitments shall be
           --------
required under this Section 2.07(d) in connection with a Receivables Program of Merisel FAB or a Receivables Program involving the sale or transfer of receivables between Merisel Parent and its Subsidiaries or between Subsidiaries of Merisel Parent.

     (e) On each New Debt Availability Date, the Revolving Facility Commitments shall be permanently reduced in an aggregate amount equal to 60% of the amount of the Net Debt Proceeds associated therewith; provided that no reduction of
                                               --------
Revolving Facility Commitments shall be required pursuant to this Section 2.07(e) in connection with a New Debt Availability Date relating to intercompany Debt.

     (f) The Borrowers shall have the right, upon at least three Business Days' notice to the Agent, to reduce ratably in part or in full the unused portion of the Revolving Facility Commitments of the Lenders; provided, however, that (i)
                                                   --------  -------
each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, (ii) the aggregate of the Revolving Facility Commitments shall not be reduced to an amount which is less than the Total RCA Liability, and (iii) any reduction of the aggregate of the Revolving Facility Commitments to an amount which is less than the amount of the Swing Line Commitment then in effect shall result in an automatic corresponding reduction of the amount of the Swing Line

Commitment to the aggregate amount of the Revolving Facility Commitments as so reduced.

     (g) With the consent of the Agent, which consent shall not be unreasonably withheld, the Borrowers shall have the right, upon at least three Business Days' notice to the Agent, to reduce ratably in part or in full the unused portion of the Swing Line Commitment; provided, however, that each partial reduction shall
                           --------  -------
be in the aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof.

     SECTION 2.08.  Increased Capital.  If any Lender determines that the
                    -----------------
introduction of or any change, at any time after the date hereof, in or in the interpretation of any law or regulation or any guideline or any request made after the date hereof from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's Commitments hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrowers shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitments. A certificate as to such amounts, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrowers by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Such Lender may use any reasonable basis and may make any reasonable assumptions (including, without limitation, assumptions regarding the method of funding of any Advances) for the calculation of such amounts.

     SECTION 2.09.  Increased Costs.  If, due to either (a) the
                    ---------------
introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage), at any time after the date hereof, in or in the interpretation of any law or regulation or (b) the compliance with any guideline or request issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, showing in reasonable detail the basis for calculation thereof, submitted to the Borrowers and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Such Lender may use any reasonable basis and may make any reasonable assumptions (including, without limitation, assumptions regarding the method of funding of Revolving Facility Advances) for the calculation of such amounts.

     SECTION 2.10.  Illegality.  Notwithstanding any other provision of this
                    ----------
Agreement, if any Lender shall notify the Agent that the introduction of or any change, at any time after the date hereof, in or in the interpretation of any law or regulation makes it unlawful, or, at any time after the date hereof, any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, (a) the obligation of the Lenders to make Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist and (b) the Borrowers shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon.

     SECTION 2.11.  Removal of a Lender.  In the event that any Lender (an
                    -------------------
"Affected Lender") shall give notice to the Borrowers that such Lender is
 ---------------
entitled to compensation under Section 2.08, Section 2.09 or Section 3.05 and unless the change or circumstance giving rise to such compensation is no longer in effect, the Borrowers may elect (upon 30 days' prior written notice to the Agent and such Affected Lender, but, in any event such election shall be made no more than 90 days after receipt by the Borrowers of the notice from the Affected Lender) either:

          (a) to terminate the Commitment of such Affected Lender and prepay on the date of such termination (i) any outstanding

Revolving Facility Advances made by such Affected Lender, together with accrued interest on any such Revolving Facility Advances, (ii) a portion of any outstanding Swing Line Advances equal to such Affected Lender's participation interest therein, and (iii) any amounts payable pursuant to Article II or
Section 3.05 or otherwise hereunder; provided that if there are Advances of such Affected Lender outstanding or Letters of Credit Issued by such Affected Lender at the time of such termination, the written consent of the Agent, the Designated Issuer and the Majority Lenders, which consent shall not be unreasonably withheld, shall be required in order for the Borrowers to make the foregoing election; or

     (b) to cause such Affected Lender to assign its Advances and Commitment in full to an assignee bank (so long as such Lender receives payment in full of the principal amount of all of its Advances outstanding, together with all interest on such Advances and other amounts payable to such Affected Lender hereunder to the date of such assignment (including, without limitation, any amounts owed under Article II or Section 3.05), and such assignee bank agrees pursuant to
Section 11.11 to assume all of the obligations of such Affected Lender hereunder and to release such Affected Lender from all such obligations); provided that
                                                                --------
(i) the assignee bank shall be either a Lender or reasonably satisfactory to the Majority Lenders, the Agent and the Designated Issuer and (ii) all Letters of Credit Issued by the Affected Lender shall have expired or been terminated.

     SECTION 2.12.  Use of Proceeds.
                    ---------------

     (a)  The proceeds of any Borrowing of Advances made to the Borrowers shall be used by the Borrowers solely for their own respective working capital and general corporate purposes (including for payments of allocated expenses as set forth on Schedule VI; provided that no portion of the proceeds of any
                          --------
Borrowing under this Agreement shall be used by the Borrowers or any Subsidiary of a Borrower to purchase assets from Merisel Parent or any wholly-owned Subsidiary of Merisel Parent that is not also a Borrower or a wholly-owned Subsidiary of a Borrower.

     (b) The Letters of Credit shall be issued to the Borrowers solely for the purposes specified in the definition of Commercial Letter of Credit and/or in Section 3.01(a)(ii) with respect to a Standby Letter of Credit.

     (c) No portion of the proceeds of any Borrowing under this Agreement shall be used by any Borrower in any manner which might cause the Borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect on the date or dates of such Borrowing and such use of proceeds.


                                  ARTICLE III
                  AMOUNTS AND TERMS OF THE LETTERS OF CREDIT

     SECTION 3.01.  The Letters of Credit.
                    ---------------------

     (a)  The Issuing Lenders agree, on the terms and conditions hereinafter set forth and subject to the satisfaction of such policy standards and conditions as may be generally established by any Issuing Lender from time to time, to Issue for the account of the Borrowers from time to time on any Business Day during the period from the date hereof until the date which occurs 30 days before the Termination Date either Commercial Letters of Credit or Standby Letters of Credit (each a "Letter of Credit") in an aggregate face
                                   ----------------
amount not to exceed $5,000,000 at any one time outstanding, each such Letter of Credit to expire on or before the earlier of (i) the date which occurs one year from its Issuance and (ii) the date which occurs 30 days before the Termination Date; provided, however, that no Issuing Lender shall have any obligation:
      --------  -------

          (i) to Issue any Letter of Credit if after giving effect to the Issuance of such Letter of Credit, such Lender's Revolving Facility Pro Rata Share of the aggregate amount of the Total RCA Liability then outstanding would exceed its Revolving Facility Commitment; or

         (ii) to Issue any Standby Letter of Credit if such Standby Letter of Credit is not issued for the purpose of (A) supporting a trade related transaction, (B) obtaining bonds in the ordinary course of business, or (C) maintaining credit of the Borrowers or their Subsidiaries with local lenders; or

        (iii) to Issue any Letter of Credit if, after giving effect to the Issuance of such Letter of Credit, the L/C Liability in respect of all Letters of Credit in the aggregate shall exceed $5,000,000.

Within the limits of the obligations of the Issuing Lenders set forth above, the Borrowers may request the Issuing Lenders to Issue one or more Letters of Credit, reimburse the Issuing Lenders for payments made thereunder pursuant to
Section 3.03, and request the Issuing Lenders to Issue one or more other Letters of Credit under this Section 3.01.

     (b) The obligation of the Issuing Lenders to issue each Letter of Credit shall be several and not joint and the failure by any Issuing Lender to issue such Letter of Credit shall not relieve the other Issuing Lenders from their obligations to issue such Letters of Credit.

     (c) In order to facilitate the prompt issuance of all Letters of Credit, each Issuing Lender shall deliver to the Agent on the Closing Date a power of attorney in substantially the form of Exhibit D hereto irrevocably appointing the Agent and its Designated Issuer as attorney-in-fact for such Issuing Lender with power to execute Letters of Credit as provided Section 3.02 in accordance with this Agreement in the name and on behalf of such Lender.

     SECTION 3.02.  Issuing the Letters of Credit.
                    -----------------------------

     (a)  Each Letter of Credit shall be Issued on notice received by the
Agent from the Borrowers not later than 10:00 A.M. (Los Angeles time) on the second Business Day prior to the date of the proposed Issuance. Each such notice of a requested Letter of Credit shall be in writing, signed by the Chief Financial Officer or Treasurer of the applicable Borrower, and consist of an application (an "Application") for Issuance in substantially the form attached
                 -----------
hereto as Exhibit E or such other standard form as may hereafter be in use by the Designated Issuer; provided, however, that the Majority Lenders shall have
                       --------  -------
approved any material change to such standard form. The Agent shall promptly notify the Issuing Lenders of the Borrowers' request. The form of each such Letter of Credit shall be as specified in such Application, provided that (i)
                                                            --------
such form shall be in form and substance satisfactory to the Agent in its sole and absolute discretion and (ii) unless otherwise agreed by the Agent and the Designated Issuer, such Letter of Credit shall contain the terms set forth in Exhibit F hereto.

     (b) Upon receipt by the Agent of such notice and such other documents from the Borrowers requesting the issuance of a Letter of Credit, if the request for the Letters of Credit satisfy the requirements set forth above, the Agent shall authorize the Issuing Lenders to issue the Letters of Credit. If any of the Issuing Lenders, in its sole discretion, elects not to issue such Letter of Credit because issuance of such Letter of Credit may violate any applicable laws or any applicable policies of the Issuing Lender relating to the issuance of Letters of Credit, such Issuing Lender shall promptly, and in any event within one Business Day after its receipt of the request for a Letter of Credit, so notify the Borrowers and the Agent and no Letter of Credit will be issued. If no Issuing Lender notifies the Agent of its inability to issue the Letter of Credit, the Agent shall cause the Designated Issuer to prepare the requested Letter of Credit with signature pages prepared for the Designated Issuer to execute the Letter of Credit as attorney-in-fact for each Issuing Lender. Following such authorization, but subject in any event to the terms and conditions of this Article III and the applicable conditions of Article V, the requested Letter of Credit shall be executed by the Designated Issuer on behalf of the Issuing Lenders and shall be delivered to the Borrowers (or their designee) by the Designated Issuer on the date of issuance specified by the Borrowers, which Letter of Credit shall have been issued by each Issuing Lender, severally and ratably, in accordance with its Revolving Facility Pro Rata Share.

     SECTION 3.03.  Reimbursement Obligations.
                    -------------------------

     In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall immediately notify the Borrowers and the Issuing Lenders, and the Borrowers shall pay to the Agent, for account of the Issuing Lenders, an amount equal to the amount necessary to reimburse the Issuing Lenders on the earlier of (i) the time specified therefore on any letter of credit reimbursement agreement applicable to such Letter of Credit or (ii) the date which occurs two Business Days after written demand (which may be by telecopy) for reimbursement by the Designated Issuer in an amount in same day funds equal to the amount which the Issuing Lenders paid as a result of such drawing. If the Borrowers shall fail to reimburse the Issuing Lenders on the date of any drawing under a Letter of Credit in an amount equal to the amount of such drawing paid by such Issuing Lenders, (i) the Borrowers shall be deemed to have given a Notice of Borrowing to the Agent requesting the Lenders to make Revolving Facility Advances that are Base Rate Advances on the date on which such drawing is honored in an amount equal to the amount of such drawing, and
(ii) subject to satisfaction or waiver of the applicable conditions specified in
Article V, the Lenders shall, on the Business Day next following the date of such drawing, make Revolving Facility Advances that are Base Rate Advances in the amount of such drawing together with accrued interest thereon at the interest rate set forth in Section 2.04(a) from the date of drawing to the date of such Advances, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Lenders for the amount of such drawing together with such accrued interest thereon; provided that, if for any reason (other than the
                               --------
wrongful failure of the Lenders to make Advances) proceeds of Advances are not received by any Issuing Lender on such date in an amount equal to the amount of such drawing paid by such Issuing Lender, together with accrued interest thereon, the Borrowers shall reimburse such Issuing Lender, within three Business Days of the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Advances, if any, that are so received, plus accrued interest thereon. Interest on all
                           ----
amounts not reimbursed to the Issuing Lenders on the date of such drawing shall accrue at the Default Rate.

     SECTION 3.04.  Indemnification; Nature of Designated Issuer's Duties.
                    -----------------------------------------------------

     (a) The Borrowers agree to protect, indemnify, pay and save harmless the Designated Issuer, the Issuing Lenders, the Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Designated Issuer, the Issuing Lenders, the Agent or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of such Person as determined in a final determination by a court of competent jurisdiction or (ii) the failure of the Designated Issuer or any Issuing Lender to honor a drawing under such Letter of Credit as a result of any act or omission of any present or future de jure or de facto government or governmental authority, whether rightful or wrongful.

     (b) As between the Borrowers on the one hand, and the Designated Issuer and the Issuing Lenders on the other, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Designated Issuer and the Issuing Lenders shall not be responsible for, and the obligations of the Borrowers under this Agreement shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity, effectiveness, or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

         (ii) any failure of the beneficiary of a Letter of Credit to comply with the conditions required in order to draw upon any Letter of Credit;

        (iii) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not it is in cipher;

         (iv)  any error in interpretation of technical terms;

          (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

         (vi) any misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

        (vii) any other circumstance or happening whatsoever, whether or not similar to the foregoing;

provided that neither the Designated Issuer nor any Issuing Lender shall be
- --------
relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Designated Issuer or any Issuing Lender under or in connection with the Letters of Credit or the related Applications, agreements or certificates, if taken or omitted in good faith, shall not put the Designated Issuer under any resulting liability to the Borrowers, unless such action constitutes gross negligence or willful misconduct.

     (d) The Designated Issuer, on behalf of the Issuing Lenders, shall be responsible only to determine that the documents and certificates required to be delivered under each Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. The Designated Issuer shall be fully protected for its actions hereunder to the same extent as the Issuing Lenders and shall have all of the benefits and immunities provided to an Issuing Lender hereunder and to the Agent in Article X with respect to any acts taken or omissions suffered in connection with this Article III, and for such purposes the Designated Issuer shall be deemed to be the "Agent" in Article X.

     SECTION 3.05.  Increased Costs.
                    ---------------

     (a)  Change in Law Generally.  If, at any time after the date hereof,
          -----------------------
any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit Issued by, or assets held by, or deposits in or for the account of, the Designated Issuer, any Issuing Lender or any Lender or (ii) impose on the Designated Issuer, any Issuing Lender or any Lender any other condition regarding this Agreement or Letters of Credit or, in the case of any Lender, its participation hereunder in Letters of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Designated Issuer or any Issuing Lender of Issuing or maintaining or, in the case of any Lender, having a participation in, Letters of Credit (which increase in cost shall be determined by the Designated Issuer's or such Issuing Lender's or Lender's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the Designated Issuer, such Issuing Lender or such Lender (with a copy to the Agent), the Borrowers shall immediately pay to the Designated Issuer, such Issuing Lender or such Lender from time to time as specified by the Designated Issuer, such Issuing Lender or such Lender (with a copy to the Agent), additional amounts which shall be sufficient to compensate the Designated Issuer, such Issuing Lender or such Lender for such increased cost. A certificate as to such increased cost, and amount thereof, incurred by the Designated Issuer, such Issuing Lender or any Lender as a result of any event mentioned in clause (i) or (ii) above, showing in reasonable detail the basis for the calculation thereof, submitted by the Designated Issuer, such Issuing Lender or such Lender to the Borrowers, shall, in the absence of manifest error, be conclusive and binding for all purposes. The Designated Issuer, such Issuing Lender or such Lender may use any reasonable basis and may make any reasonable assumptions (including, without limitation, assumptions regarding the method of funding of Revolving Facility Advances) for the calculation of such amounts.

     (b)  Capital Requirements.  If the Designated Issuer, any Issuing Lender or
          --------------------
any Lender determines that the introduction of or any change, at any time after the date hereof, in or in the interpretation of any law or regulation or any guideline or any request made after the date hereof from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Designated Issuer, such Issuing Lender or such Lender or any corporation controlling the Designated Issuer, such Issuing Lender or such Lender and that the amount of such capital is increased by or based upon the existence of letters of credit (or similar contingent obligations), then, upon demand by the Designated Issuer, such Issuing Lender or such Lender, the Borrowers shall immediately pay to the Designated Issuer, such Issuing Lender or such Lender, from time to time as specified by the Designated Issuer, such Issuing Lender or such Lender, additional amounts sufficient to compensate the Designated Issuer, such Issuing Lender or such Lender in the light of such circumstances, to the extent that the Designated Issuer, such Issuing Lender or such Lender reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit or, in the case of such Lender, its participation therein. A certificate as to such amounts, showing in reasonable detail the basis for calculation thereof, submitted to the Borrowers by the Designated Issuer, such Issuing Lender or such Lender, shall, in the absence of manifest error, be conclusive and binding for all purposes. The Designated Issuer, such Issuing Lender or such Lender may use any reasonable basis and may make any reasonable assumptions (including, without limitation, assumptions regarding the method of funding of Revolving Facility Advances) for the calculation of such amounts.


                                  ARTICLE IV
                          TERMS OF PAYMENTS AND FEES

     SECTION 4.01.  Payments and Computations.
                    -------------------------

     (a) The Borrowers shall make each payment hereunder and under each other Loan Document not later than 12:00 Noon (Los Angeles time) on the day when due in Dollars to the Agent in same day funds by deposit of such funds to the Agent's account maintained at the Payment Office for Dollars in New York City. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal of any Advances, reimbursement obligations under
Section 3.03, interest, including interest payable at the Default Rate and interest on interest payable under Section 2.04, or fees (other than amounts payable under Sections 2.08, 2.09, 2.11, 3.05, the processing fee referred to in Sections 4.05(b)(ii), 4.05(c) and 11.03) ratably to the Lenders, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, with such payments being apportioned as set forth in Sections 4.01(f) and 4.01(g).

     (b) If and to the extent payment owed to any Lender is not made when due under any Loan Document (after giving effect to any applicable grace period), the Borrowers hereby authorize such Lender or any bank affiliate of such Lender to charge from time to time against any account of any Borrower with such Lender or such affiliate any amount so due. The Borrowers hereby authorize the Agent or any bank affiliate of the Agent to charge against the account of any Borrower with the Agent or such affiliate all interest payments when due hereunder (after giving effect to any applicable grace period), and the Agent shall notify the Borrowers of such charge by written confirmation thereof.

     (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and of commitment fees and the Standby Fee shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under any of the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fees, as the case may be; provided, however, if such extension would
                                     --------  -------
cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Except as otherwise provided in Sections 2.01(g) and 2.02(d) hereof, unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to any of the Lenders or the Issuing Lenders (each a "Receiving Lender") hereunder that the Borrowers will not make such payment in
 ----------------
full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Receiving Lender on such due date an amount equal to the amount then due such Receiving Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Agent, each Receiving Lender shall repay to the Agent forthwith on demand such amount distributed to such Receiving Lender together with interest thereon, for each day from the date such amount is distributed to such Receiving Lender until the date such Receiving Lender repays such amount to the Agent, at the Federal Funds Rate.

     (f)  (i)  Subject to Section 4.01(f)(ii), any amount received by the
Agent for application to the principal of any Revolving Facility Advances or Swing Line Advances shall be applied, first to the payment of the outstanding
                                      -----
Swing Line Advances, second to the ratable payment of the outstanding Revolving
                     ------
Facility Advances which are Base Rate Advances, and third to the ratable payment
                                                    -----
of the outstanding Revolving Facility Advances which are Eurodollar Rate Advances, together with, in the case of any payment of Eurodollar Rate Advances, any additional amount for which the Borrowers shall be obligated in respect of the payment of such Advances pursuant to Section 11.03(b). Payments relating to interest on the Revolving Facility Advances or the Swing Line Advances shall be applied, first to interest owing to the Swing Line Lender in respect of Swing
         -----
Line Advances and second to interest owing to the Revolving Lenders on a ratable
                  ------
basis. Notwithstanding the foregoing, the Agent may, in its discretion, apply any amounts received for application to the payment of the principal of the Revolving Facility Advances to the ratable payment of the outstanding Revolving Facility Advances (in the order set forth above) prior to the ratable payment of the Swing Line Advances.

         (ii) Anything contained in this Agreement to the contrary notwithstanding (other than as set forth in Section 4.01(g)), upon the occurrence and during the continuance of any Event of Default specified in
Section 8.01 or after the acceleration of the maturity of the Advances and the other amounts referred to in Article VIII or termination of the Commitments, all payments relating to the Advances and the other Obligations shall be made to the Agent for the account of the Lenders and all amounts received by the Agent which are to be applied to the payment of the Obligations shall be distributed first
                                                                         -----
to payment of outstanding Swing Line Advances and thereafter to the Lenders in
                                                  ----------
such a manner that each Lender receives its proportionate share of such amounts based on the outstanding principal amounts of all other Advances then outstanding and the amount of all other Obligations then payable.

     (g) Notwithstanding anything to the contrary herein, any Defaulting Lender's Revolving Facility Pro Rata Share of any payments of principal by the Borrowers and any other funds distributed to the Lenders with respect to principal shall be applied (i) first, to all Lenders other than the Defaulting
                               -----
Lender in accordance with their respective Revolving Facility Pro

Rata Shares until the aggregate principal amount of all Revolving Facility Advances then outstanding to each Lender and all Letters of Credit Issued by each Issuing Lender as a percentage of the Total RCA Liability is, in each case, equal to such Lender's Revolving Facility Pro Rata Share and (ii) second, to
                                                                  ------
such Defaulting Lender.

     (h) Concurrently with any reduction of the Revolving Facility Commitments pursuant to Sections 2.07(b)-(e), the Borrowers shall deliver to the Agent an officers' certificate (in such form and including such substance as may be requested by the Agent) demonstrating calculation of the amount (the "Net
                                                                      ---
Proceeds Amount") of the applicable Net Asset Sale Proceeds, Net Receivables
- ---------------
Program Proceeds, Net Debt Proceeds or Net Securities Proceeds that gave rise to such reduction. In the event that the Borrowers shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such officers' certificate, the Revolving Facility Commitments shall be permanently reduced in an amount equal to the amount of such excess, and the Borrowers shall concurrently therewith deliver to the Agent an officers' certificate (in such form and including such substance as may be requested by the Agent) demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

     (i) Any mandatory reduction of the Revolving Facility Commitments pursuant to Section 2.07 shall be applied to reduce the scheduled reductions of the Revolving Facility Commitments set forth in Section 2.07(a), first, to the
                                                             -----
scheduled reduction on January 15, 1997, second, to the scheduled reductions to
                                         ------
be made in 1996, in inverse order of maturity, and third, to the reduction on
                                                   -----
the Termination Date. Any voluntary reduction of Revolving Facility Commitments shall be applied to reduce the scheduled reductions of Revolving Facility Commitments set forth in Section 2.07(a) in chronological order.

     SECTION 4.02.  Evidence of Debt.
                    ----------------

     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (b) The Register maintained by the Agent pursuant to Section 11.11 shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Advances comprising each Borrowing and any Interest Period applicable thereto, (ii) the Letters of Credit Issued by each Issuing Lender, (iii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iv) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and
(v) the amount of any sum received by the Agent from the Borrowers hereunder and each Lender's share thereof. The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

     (c) The Borrowers agree that if, in the opinion of any Lender, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the indebtedness of the Borrowers resulting from the Revolving Facility Advances or Swing Line Advances made, or to be made, by such Lender, th en upon request of such Lender the Borrowers shall promptly execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1 for Revolving Facility Advances and Exhibit A-2 for Swing Line Advances, each payable to the order of such Lender in an amount equal to the maximum amount of Revolving Facility Advances or Swing Line Advances, as the case may be, payable or to be payable to such Lender from time to time hereunder.

     SECTION 4.03.  Taxes.
                    -----

     (a) Any and all payments by the Borrowers hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case
                                                        ---------
of each Lender, the Issuing Lenders, the Designated Issuer and the Agent (each a "Taxpayer"), taxes imposed on its income, and franchise taxes imposed on it, by
 --------
the jurisdiction under the laws of which such Taxpayer is organized or any political subdivision thereof and, in the case of each Taxpayer other than the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Taxpayer's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law
                            -----
to deduct any Taxes from or in respect of any sum payable hereunder to any Taxpayer, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.03) such Taxpayer receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrowers hereunder or under any of the other Loan Documents or from the execution or delivery by the Borrowers of, or the registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").
                                                  -----------

     (c) The Borrowers will indemnify each Lender, each Issuing Lender, the Designated Issuer and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.03) paid by such Person (as the case may be) that relate to any payment made by the Borrowers, the execution or delivery of this Agreement by the Borrowers or the registration of or otherwise with respect to this Agreement or the other Loan Documents and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Person (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrowers will furnish to the Agent, at its address set forth under its name on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof. The Agent shall, upon request of the Designated Issuer or any Lender or Issuing Lender, promptly deliver a copy of such receipt to such Person. If no Taxes are payable in respect of any payment hereunder or under the other Loan Documents, the Borrowers will furnish to the Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes.

          (e) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of the Borrowers contained in this Section 4.03 shall survive the payment in full of principal and interest hereunder and under the other Loan Documents.

          SECTION 4.04.  Sharing of Payments, Etc.  If any Lender or Issuing
                         ------------------------
Lender (a "Benefitted Lender") shall obtain any payment (whether voluntary,
           -----------------
involuntary, through the exercise of any right of set-off, or otherwise) on account of any Revolving Facility Advances made by it, Letters of Credit Issued by it or its participation in any Swing Line Advance, in each case in excess of its Revolving Facility Pro Rata Share of payments on account of such Advances or Letters of Credit obtained by all the Lenders or Issuing Lenders, as the case may be, such Benefitted Lender shall forthwith purchase from the other Lenders such participations in the Obligations as shall be necessary to cause such Benefitted Lender to share the excess payment ratably with each of them;

provided, however, that if all or any portion of such excess payment is
- --------  -------
thereafter recovered from such Benefitted Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the Benefitted Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's Revolving Facility Pro Rata Share (according to the proportion of
(i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the Benefitted Lender) of any interest or other amount paid or payable by the Benefitted Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of any Borrower in the amount of such participation.

     SECTION 4.05.  Fees and Expenses.
                    -----------------

     (a)  Revolving Facility Commitment Fee.  The Borrowers agree to pay to the
          ---------------------------------
Agent for the account of each Lender a commitment fee on the average daily portion of such Lender's Revolving Facility Commitment minus the sum of (i) all
                                                       -----
outstanding Advances owing to such Lender plus (ii) the L/C Liability owing to
                                          ----
such Lender at a rate per annum equal to the Commitment Fee, payable, from the date hereof until the Termination Date, on the fifth day after the end of each calendar quarter during the term of such Lender's Revolving Facility Commitment, commencing with the first calendar quarter of calendar year 1996 and ending on the Termination Date, and on the Termination Date.

     In the event that any Lender assigns all or a portion of its rights and obligations under this Agreement, it shall pay to the assignee thereof a pro rata portion of any commitment, amendment, waiver or other fee received by such Lender in respect of any period during which such Lender will not have a Revolving Facility Commitment under this Agreement as a result of the assignment.

     (b)  Letter of Credit Fees.
          ---------------------

          (i) The Borrowers agree to pay to the Agent for the account of each Issuing Lender (and allocated among the Issuing Lenders based on their respective Revolving Facility Pro Rata Shares) the following fees with respect to each Commercial Letter of Credit issued or increased in amount pursuant to
Article III: (A) a nonrefundable issuance fee in an aggregate amount equal to 0.125% (but, in any event, a minimum amount equal to at least $1,000) of the face amount of such Letter of Credit (in the case of an issuance) or of the increase in such face amount (in the case of an increase), payable on or before the date of such issuance or increase and (B) a nonrefundable negotiation fee in an aggregate amount equal to 0.125% of each amount drawn under such Letter of Credit, payable on the date of presentation of the applicable draft for payment of such amount under such Letter of Credit.

          (ii) The Borrowers agree to pay to the Agent for the account of each Issuing Lender (and allocated among the Issuing Lenders based on their respective Revolving Facility Pro Rata Shares) a nonrefundable fee equal to, for each Issuance of each

Standby Letter of Credit, an aggregate amount equal to the Standby Fee on the face amount of such Standby Letter of Credit for the period from such Issuance to its expiration date, plus a processing fee of $100 (which shall be for the
                        ----
account of the Agent only), payable quarterly in advance.

     (c)  Agency Fees.  The Borrowers agree to pay to the Agent, for its sole
          -----------
account and benefit, agency and documentation fees as separately agreed between the Borrowers or Merisel Parent and the Agent.

                                   ARTICLE V
                             CONDITIONS OF LENDING

     SECTION 5.01.  Initial Conditions Precedent.  The effectiveness of this
                    ----------------------------
Agreement is subject to the conditions precedent that:

     (a) The Borrowers shall have paid all fees and other amounts payable by the Borrowers on the Amendment Effective Date, including, without limitation, the following: (i) the fees referred to in Section 4.05(c); (ii) all reasonable out-of-pocket costs and expenses (including costs and expenses of travel), printing and other costs of the Agent, the Co-Agent and the Lenders (other than fees and expenses of legal counsel other than O'Melveny & Myers and financial advisors (other than Price Waterhouse LLP)) (incurred in connection with the negotiation, preparation, documentation and closing of this Agreement; (iii) the reasonable fees and expenses of O'Melveny & Myers, counsel to the Agent; and
(iv) all amounts payable under that certain letter, dated April 13, 1996 between the Borrowers, the Agent and the Co-Agent;

     (b) The Agent shall have received the following, each dated the Amendment Effective Date, in form and substance satisfactory to the Agent, and in sufficient copies for each Lender:

          (i) executed originals of this Agreement (executed by each Borrower, Merisel Parent and the Majority Lenders);

          (ii) for each Borrower and Merisel Parent, certified copies of the Certificate of Incorporation of that Borrower and Merisel Parent, good standing certificates from the Secretary of State of the States of Delaware and California, and copies of that Borrower's and Merisel Parent's bylaws certified by its respective Secretary or an Assistant Secretary;

          (iii) for each Borrower and Merisel Parent, copies of the resolutions of the Board of Directors of that Borrower and Merisel Parent approving each Loan Document executed by that Borrower or Merisel Parent, as the case may be, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Loan Document, in each case certified by its respective Secretary or an Assistant Secretary;

           (iv) for each Borrower and Merisel Parent, a certificate of the Secretary or an Assistant Secretary of that Borrower and Merisel Parent certifying the names and true signatures of the officers of that Borrower or Merisel Parent, as the case may be, authorized to sign each Loan Document executed by that Borrower or Merisel Parent and the other documents to be delivered by it hereunder;

            (v) a favorable opinion of (1) Skadden, Arps, Slate, Meagher & Flom special counsel for the Borrowers and Merisel Parent, in substantially the form of Exhibit G-1 hereto and (2) McCarthy Tetrault, special counsel for Merisel Canada, in substantially the form of Exhibit G-2 hereto, and in each case as to such other matters as any Lender through the Agent may reasonably request;

           (vi) executed originals of an acknowledgement of Merisel Canada in substantially the form of Exhibit L;

          (vii)  for Merisel Canada, certified copies of its charter documents;

         (viii) for Merisel Canada, copies of the resolutions of its Board of Directors approving the acknowledgement referred to in clause (vi) above, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to such acknowledgement, in each case certified by its Secretary or an Assistant Secretary;

           (ix) for Merisel Canada, a certificate of its Secretary or an Assistant Secretary certifying the names and true signatures of its officers authorized to sign the acknowledgement referred to in clause (vi) above, and the other documents to be delivered by it hereunder; and

            (x) evidence that all Excess Cash and Excess Cash Equivalents of Merisel Parent and its Subsidiaries is held in the name of Merisel Americas; and

     (c) All of the representations and warranties of Merisel Parent contained in Section 6.01 of this Agreement shall be true and correct;

     (d) Merisel Parent, each Borrower, and Merisel Canada shall have received all necessary consents and approvals for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, and the Agent shall have received evidence satisfactory to it of the receipt of such consents and approvals;

     (e) The Senior Note Agreement shall have been amended in a manner satisfactory to the Majority Lenders and counsel to the Agent and such amendments shall be in full force and effect;

     (f) The Subordinated Note Agreement shall have been amended in a manner satisfactory to the Majority Lenders and counsel to the Agent and such amendment shall be in full force and effect;

     (g) The Borrowers shall have prepaid the Advances such that the Total RCA Liability on the Amendment Effective Date shall not exceed $144,000,000 after giving effect to the reduction of Commitments to take place on the Amendment Effective Date; and

     (h) The Agent shall have received such other approvals, opinions or documents as any Lender (through the Agent) or the Agent's counsel may reasonably request.

     SECTION 5.02.  Conditions Precedent to Each Borrowing and Each Issuance.
                    --------------------------------------------------------
The obligation of each Lender to make a Revolving Facility Advance or Swing Line Advance on the occasion of each Borrowing or any Issuing Lender to Issue any Letter of Credit shall be subject to the further conditions precedent that:

     (a) On the date of such Borrowing or such Issuance, the following statements shall be true (and the giving of a Notice of Revolving Facility Borrowing or Notice of Swing Line Borrowing and a Borrower's acceptance of the proceeds of such Borrowing or the delivery to the Agent of an Application or other request for Issuance of a Letter of Credit and the Issuing Lenders' Issuance thereof (as the case may be) shall constitute a representation and warranty by the Borrowers and Merisel Parent that on the date of such Borrowing or such Issuance such statements are true):

          (i) the representations and warranties of the Borrowers and Merisel Parent contained in Article VI of this Agreement and the representations and warranties in the Merisel Canada Guaranty are correct on and as of the date of such Borrowing or such Issuance before and after giving effect to such Borrowing or such Issuance as though made on and as of such date; provided, however, that the representations and warranties which by their
     --------  -------
     terms speak as of an earlier date shall be correct on and as of such earlier date;

          (ii) no event has occurred and is continuing, or would result from such Borrowing or the application of the proceeds therefrom or such Issuance, which constitutes an Event of Default or an Incipient Default;

         (iii) no event has occurred and is continuing, or would result from such Borrowing or the application of the proceeds therefrom or such Issuance, which constitutes a default under the Subordinated Note Purchase Agreement or the Senior Note Purchase Agreement; and

          (iv) such Borrowing does or the Obligations arising in connection with such Issuance do or will, constitute Designated Senior Debt (as defined in the Subordinated Note Purchase Agreement) under the Subordinated Note Purchase Agreement.

     (b) In the case of Letters of Credit, (i) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain any Issuing Lender from issuing such Letter of Credit or any law, rule or regulation applicable to any Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over any Issuing Lender shall prohibit or request that such Issuing Lender refrain from the issuance of letters of credit generally or such Letter of Credit and (ii) each of the conditions to Issuance of such Letter of Credit set forth in Section 3.02 shall have been satisfied; and

     (c) The Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.


                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

     SECTION 6.01.  Representations and Warranties.  Each Borrower and Merisel
                    ------------------------------
Parent represents and warrants as follows (which representations and warranties made by a Borrower shall be limited to such Borrower and its Subsidiaries and other facts and circumstances known to such Borrower and such Subsidiaries):

     (a) Each of Borrower, Merisel Parent and Merisel Canada is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction in which its properties are located or the nature of its activities makes such qualification necessary, except in jurisdictions where the failure to obtain such authority or to qualify could not have a material adverse impact on the business or financial condition of that Borrower, Merisel Parent or Merisel Canada, as the case may be.

     (b) The execution, delivery and performance by each Borrower, Merisel Parent and Merisel Canada of the Loan Documents are within their respective corporate powers, have been duly authorized by all necessary corporate action and do not (i) violate any provision of their respective charters or by-laws,
(ii) violate any provision of any law or any order, judgment or decree of any court or other governmental agency binding on or affecting any Borrower, Merisel Parent or Merisel Canada, (iii) conflict with, result in a breach of or constitute

(with due notice or lapse of time or both) a default under any contractual obligation of any Borrower, Merisel Parent or Merisel Canada where such conflict, breach or default could have a material adverse impact on any Borrower, Merisel Parent or Merisel Canada or on the ability of any Borrower, Merisel Parent or Merisel Canada to perform its Obligations hereunder or under any Loan Document to which it is a party, (iv) result in or require the creation of any Lien upon or with respect to any of the properties of any Borrower, Merisel Parent or Merisel Canada or (v) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of any Borrower, Merisel Parent or Merisel Canada or of any trustee or creditor of or any investor in any Borrower, Merisel Parent or Merisel Canada, other than approvals or consents that have been previously obtained and disclosed in writing to the Agent.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Borrower, Merisel Parent or Merisel Canada of any Loan Document to which it is or will be a party.

     (d) This Agreement is, and each other Loan Document when delivered hereunder to which the Borrower, Merisel Parent or Merisel Canada is a party, will be, legal, valid and binding obligations of that Borrower, Merisel Parent or Merisel Canada, enforceable against that Borrower, Merisel Parent or Merisel Canada, in accordance with their respective terms.

     (e) The consolidated balance sheet of Merisel Parent and its consolidated Subsidiaries as at December 31, 1995, and the related consolidated statement of income and retained earnings of Merisel Parent and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present the financial condition of Merisel Parent and its consolidated Subsidiaries as at such dates and the results of the operations of Merisel Parent and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Except as set forth in Schedule I, on the date hereof, neither Borrower or Merisel Parent nor any of their respective Subsidiaries has any material contingent obligation, contingent liability or liability for any lease, long-term lease or forward or long-term commitment out of the ordinary course of business that is not reflected in the foregoing statements or the notes thereto.

     (f) Except as set forth in written information provided to the Lenders prior to April 15, 1996, since December 31, 1995, there has been no material adverse change in the business, earnings, prospects, properties, condition (financial or otherwise) or operations of any Borrower, Merisel Parent or Merisel Canada.

     (g) Other than as set forth on Schedule II hereto, there is no pending or, to the knowledge of any of the officers of any Borrower, Merisel Parent or Merisel Canada, threatened action or proceeding affecting any Borrower, Merisel Parent or Merisel Canada before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of any Borrower, Merisel Parent or Merisel Canada or the ability of any Borrower to make payment of or perform the Obligations or the ability of Merisel Parent or Merisel Canada to perform its obligations under any Loan Document to which it is a party. None of the Borrowers, Merisel Parent or Merisel Canada is in default with respect to any order, writ, injunction, judgment or decree of any court or other governmental or public authority or agency or arbitration or arbitration panel binding on such Person where such default could have a material adverse impact on any Borrower, Merisel Parent or Merisel Canada or on the ability of any Borrower to perform its Obligations hereunder or the ability of any Borrower, Merisel Parent or Merisel Canada to perform its Obligations under any Loan Document to which it is a party.

     (h) No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

     (i) None of the Borrowers or their respective Subsidiaries is principally engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and none of the Borrowers or their respective Subsidiaries owns any margin stock. Margin stock owned by Merisel Parent represents less than 25% in value of the total value of all assets owned by Merisel Parent.

     (j) Each Borrower and Merisel Parent and their respective Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by that Borrower, Merisel Parent or any such Subsidiary, except such taxes, if any, as are being contested in good faith and as to which reasonably adequate reserves have been provided. The charges, accruals and reserves on the books of each Borrower and Merisel Parent and their respective Subsidiaries in respect of any taxes or other governmental charges are reasonably adequate.

     (k) Set forth on Schedule III hereto is a complete and accurate list of all of Merisel Parent's and each Borrower's Subsidiaries, showing as of the date hereof (as to each Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, and the percentage of each class of capital stock owned by Merisel Parent, that Borrower or any other Subsidiary, which capital stock is owned free and clear of all Liens; all of the issued and outstanding shares of capital stock of the Borrowers and such Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.

     (l) None of the Borrowers, Merisel Parent or Merisel Canada is a party to or is subject to any contracts, long term commitments, or other agreements or any charter or other restriction that materially and adversely affects the business, earnings, prospects, properties, financial condition or operations of any Borrower, Merisel Parent or Merisel Canada and no event of default or any event that with notice or the passage of time could become an event of default has occurred and is continuing under any agreement to which any Borrower, Merisel Parent or Merisel Canada is subject or is a party or by which any of their respective assets are bound where such default could have a material adverse impact on any Borrower, Merisel Parent or Merisel Canada or on the ability of any Borrower to perform its Obligations hereunder or the ability of Merisel Parent or any such Subsidiary to perform its obligations under any Loan Document to which it is a party.

     (m) No information, exhibit or report furnished by any Borrower, Merisel Parent or Merisel Canada to the Agent or to any Lender in connection with the negotiation of the Loan Documents contained as of the time delivered any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. With respect to all projections furnished by or on behalf of any Borrower, Merisel Parent or Merisel Canada and made available to the Agent or any Lender relating to the business, prospects, properties, financial condition or operations of any Borrower, Merisel Parent or Merisel
Canada: (i) all facts stated as such therein were true and complete in all material respects as of the date of such projections, (ii) all facts upon which the projections therein contained are based were true and complete in all material respects as of the date of such projections and no material fact was omitted from that basis, and (iii) all estimates and assumptions made on that basis are made in good faith and believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from such projections.

     (n) Each Borrower, Merisel Parent and Merisel Canada has good and marketable title to their respective material properties and all property reflected in the most recent balance sheet referred to in Section 6.01(e) (other than assets disposed of in the ordinary course of business since the date of such balance sheet) or, in the case of material property in which any Borrower, Merisel Parent or Merisel Canada has a right pursuant to a license or other agreement, the Borrower, Merisel Parent or Merisel Canada has the ability to distribute such property, subject only to customary restrictions, and in each case the same are not subject to any Liens (including Liens of conditional vendors) of any nature whatsoever other than the Liens as permitted by this Agreement. Each Borrower, Merisel Parent and Merisel Canada has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property. All such material leases are valid, subsisting and in full force and effect. None of the Borrower, Merisel Parent or Merisel Canada has material personal property stored in a self-service storage facility.

     (o) Each Borrower, Merisel Parent and Merisel Canada possess all necessary trademarks, tradenames, service marks, franchises copyrights, patents, patent rights, permits and licenses to conduct their respective businesses as now operated, without any burdensome restrictions or any known conflict with the rights of others except where the failure to do so could not have a material adverse impact on the business or financial condition of any Borrower, Merisel Parent or Merisel Canada.

     (p) At the date of this Agreement, there are no outstanding letters of credit for which any Borrower or any of its Subsidiaries is the account party.

     (q) (i) Merisel Parent and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans.

         (ii) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

        (iii) The excess of the actuarial present value of all benefit liabilities under all Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) over the fair market value of the assets allocable to such benefit liabilities are not greater than $250,000. For purposes of the preceding sentence, the terms "actuarial present value" and "benefit liabilities" shall have the meanings specified in Section 4001 of ERISA.

     (r) Each Borrower, Merisel Parent and each of their respective Subsidiaries is in compliance with all statutes, laws and ordinances and governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect the business, earnings, prospects, properties or condition (financial or otherwise) of any Borrower, Merisel Parent or Merisel Canada.

     (s) Each Borrower, Merisel Parent and Merisel Canada has insurance, with financially sound and reputable insurers, against such casualties and contingencies of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

     (t) None of the Borrowers or Merisel Parent or any of their respective Subsidiaries has received any written notice from any governmental authority or any third party regarding the violation of any Hazardous Materials Laws which could reasonably be expected to have a material adverse effect on the business, earnings, prospects, properties or condition (financial or otherwise) of any Borrower, Merisel Parent or Merisel Canada. To the best of each Borrower's and Merisel Parent's respective knowledge, none of the properties of any Borrower or Merisel Parent or any of their respective Subsidiaries is in violation of any Hazardous Materials Laws, where such violation could reasonably be expected to have a material adverse effect on the business, earnings, prospects, properties or condition (financial or otherwise) of any Borrower, Merisel Parent or Merisel Canada. To the best of each Borrower's and Merisel Parent's respective knowledge, there is no emission, discharge, release or threatened release, generation, storage, transportation, disposal, or presence of Hazardous Materials on any property owned or leased by any Borrower, Merisel Parent or any such Subsidiary which is reasonably likely to materially adversely affect the business or credit of any Borrower or its ability to perform under the Loan Documents or the ability of Merisel Parent or Merisel Canada to perform its obligations under any Loan Document to which it is a party.

     (u) None of the Borrowers, Merisel Parent or Merisel Canada is a "public utility company" or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended. None of the Borrowers, Merisel Parent or Merisel Canada is an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended. None of the Borrowers, Merisel Parent or Merisel Canada is an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended. None of the Borrowers, Merisel Parent or Merisel Canada is subject to any statute, law or ordinance or governmental rule or regulation which prohibits or otherwise limits its ability to incur Debt or guarantee the payment of Debt incurred by other Persons.

     (v) All amounts outstanding under this Agreement constitute "Designated Senior Debt" for purposes of the Subordinated Note Purchase Agreement.

     (w)  Each Borrower and each of their respective Subsidiaries is Solvent.


                                  ARTICLE VII
                 COVENANTS OF THE BORROWERS AND MERISEL PARENT

     SECTION 7.01.  Affirmative Covenants.  So long as any Advance or L/C
                    ---------------------
Liability shall remain unpaid or any Lender shall have any Commitment hereunder, each of the Borrowers and Merisel Parent will (in the case of the Borrowers, so far as such covenants are within the control and discretion of or apply to that particular Borrower), unless the Majority Lenders shall otherwise consent in writing:

     (a)  Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries
          -------------------------
to comply with all applicable laws, rules, regulations and orders (including, without limitation, any Hazardous Materials Laws) noncompliance with which could materially adversely affect the business or credit of any Borrower or Merisel Parent or its ability to perform under the Loan Documents or the ability of any of such Subsidiaries to perform its obligations under any Loan Document to which it is a party.

     (b)  Corporate Existence.  Take and fulfill, and cause each of its
          -------------------
Subsidiaries to take and fulfill, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation and will not liquidate or dissolve (except as permitted in Section 7.02(e)), and will take and fulfill, and cause each of its Subsidiaries to take and fulfill, all actions and conditions necessary to qualify to do business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification except where failure to do so could not have a material adverse effect on any Borrower or Merisel Parent or any such Subsidiary or on any Borrower's, Merisel Parent's or any such Subsidiary's ability to perform its obligations under any Loan Document to which it is a party.

     (c)  General Maintenance of Properties and Business, etc.  Maintain and
          ----------------------------------------------------
cause each of its Subsidiaries to maintain its property in good condition (ordinary wear and tear excepted) and make all reasonable and necessary renewals, replacements, additions and improvements thereof and thereto, so that the business carried on in connection therewith may be conducted properly at all times; and maintain and cause each of its Subsidiaries to maintain, with financially sound insurers of nationally recognized stature and responsibility, insurance with respect to its property and business of such a nature, with such terms and in such amounts, as is customary in the case of corporations engaged in the same or similar businesses similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such corporations, and carry or cause to be carried, with such insurers in customary amounts, such other insurance, including public liability insurance, as is usually carried by such corporations.

     (d)  Inspection.  Permit any Lender, by its representatives, agents or
          ----------
attorneys, (i) to examine books of account, records, reports and other papers of any Borrower or Merisel Parent or their respective Subsidiaries, to make copies and take extracts from any thereof, (ii) with the consent of, in the case of the Borrowers or their Subsidiaries, the Borrowers and, in the case of Merisel Parent and any of its Subsidiaries other than the Borrowers and their Subsidiaries, Merisel Parent, not to be unreasonably withheld, to discuss the affairs, finances and accounts of the Borrowers and Merisel Parent and their respective Subsidiaries with its independent certified public accountants (and by this provision the Borrowers and Merisel Parent each hereby authorizes said accountants to discuss with any such Lender the finances and accounts of the Borrowers and Merisel Parent and their respective Subsidiaries) and (iii) to visit and inspect, all upon reasonable notice, at reasonable times during normal business hours the properties of the Borrowers and Merisel Parent or any Subsidiary. Each such inspection shall be at the expense of the Person making the inspection, unless such inspection shall be made during the continuance of an Event of Default (in which event, the expense of such inspection shall be borne by the Borrowers). Notwithstanding the foregoing sentence, it is understood and agreed by the Borrowers that all expenses incurred by any Borrower or Merisel Parent or any of their respective Subsidiaries, any officers and employees thereof and the independent certified public accountants thereof in connection with any such inspection shall be expenses payable by the Borrowers and shall not be expenses of the Person making the inspection.

     (e)  Keeping of Books, Separate Records, etc.  (i) Keep, and cause each of
          ----------------------------------------
its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of each Borrower or Merisel Parent and each of its respective Subsidiaries in accordance with generally accepted accounting principles consistently applied and consistent with prudent business practices; provided,
                                                                     --------
however, that (y) each Borrower and its respective Subsidiaries shall maintain
- -------
its assets and transactions separately from those of both Merisel Parent and its other Subsidiaries (including, without limitation, Merisel FAB) and the other Borrower and its Subsidiaries (collectively, the "Other Corporations") and shall
                                                  ------------------
reflect such assets and transactions in financial statements separate and distinct from those of the Other Corporations and shall evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Corporations; and (z) except as otherwise expressly permitted by this Agreement, each Borrower and its respective Subsidiaries shall at all times provide for their own operating expenses and liabilities from their own funds other than certain expenses and liabilities relating to basic corporate overhead which may be allocated between the Borrowers and their Subsidiaries and the Other Corporations; and (ii) except as permitted by Section 7.02(k), collect its accounts receivable and sell its inventory only in the ordinary course of its business.

     (f)  Maintenance of Merisel Parent's Debt Equivalents/ Tangible Net Worth
          --------------------------------------------------------------------
Ratio.  Maintain a ratio of (i) Consolidated Debt Equivalents of Merisel Parent
- -----
to (ii) Consolidated Adjusted Tangible Net Worth of Merisel Parent at any time during the periods indicated below of not more than the correlative amounts indicated below.

     Period                        Ratio
     ------                        -----
     1st Quarter of 1996           30 : 1.00
     2nd Quarter of 1996           50 : 1.00
     3rd Quarter of 1996           80 : 1.00
     4th Quarter of 1996           50 : 1.00
     1st Quarter of 1997           50 : 1.00

     (g)  Maintenance of Merisel Parent's Consolidated Adjusted Tangible Net
          ------------------------------------------------------------------
Worth.  Maintain Consolidated Adjusted Tangible Net Worth of Merisel Parent at
- -----
all times during the periods indicated below of not less than the correlative amounts indicated below:

                                    Consolidated Adjusted
     Period                         Tangible Net Worth
     ------                         ------------------
     1st Quarter of 1996                $25,000,000
     2nd Quarter of 1996                $12,000,000
     3rd Quarter of 1996                $ 8,000,000
     4th Quarter of 1996                $14,000,000
     1st Quarter of 1997                $15,000,000

     (h)  Minimum Consolidated EBITSDA of Merisel Parent.  The aggregate
          ----------------------------------------------
Consolidated EBITSDA of Merisel Parent as of the last date of the periods indicated below shall not be less than the correlative amounts indicated below:

     Period                      Consolidated EBITSDA
     ------                      --------------------
     1st Quarter of 1996              $ 8,500,000
     2nd Quarter of 1996              $ 6,250,000
     3rd Quarter of 1996              $13,000,000
     4th Quarter of 1996              $23,000,000
     1st Quarter of 1997              $10,000,000

     (i)  Maintenance of Merisel Parent's Fixed Charge Coverage Ratio.
          -----------------------------------------------------------
Maintain, for each period indicated below, a ratio of (i) Consolidated EBITSDA of Merisel Parent to (ii) Consolidated Interest Charges of Merisel Parent, of not less than the correlative amount indicated below:

               Period               Ratio
               ------               -----
     First Quarter of 1996          0.50 : 1.00
     Second Quarter of 1996         0.40 : 1.00
     Third Quarter of 1996          0.80 : 1.00
     Fourth Quarter of 1996         1.45 : 1.00
     First Quarter of 1997          0.60 : 1.00

     (j)  Maintenance of Inventory Turnover Ratio.  Maintain, for each period
          ---------------------------------------
indicated below, a ratio of (i) the Consolidated aggregate cost of sales of Merisel Parent at the end of such period multiplied by four to (ii) the Average
                                         -------------
Consolidated Net Inventory of Merisel Parent, of not less than the correlative amount indicated below:

                                         Minimum Permitted
               Period                    Inventory Turnover
               ------                    ------------------
          First Quarter of 1996               10.00
          Second Quarter of 1996              10.25
          Third Quarter of 1996               10.50
          Fourth Quarter of 1996              10.75
          First Quarter of 1997               10.75

     (k)  Minimum Ratio of Accounts Payable to Inventory.  Maintain, for each
          ----------------------------------------------
period indicated below, a ratio of the Consolidated amount of accounts payable of Merisel Parent on the last day of such period to the Consolidated amount of inventory of Merisel Parent on the last day of such period, of not less than the correlative ratio indicated below (the "A/P Inventory Ratio")
                                        -------------------

                                              Minimum
               Period                    Permitted Ratio
               ------                    ---------------
          First Quarter of 1996               0.90:1.00
          Second Quarter of 1996              0.90:1.00
          Third Quarter of 1996               0.90:1.00
          Fourth Quarter of 1996              0.90:1.00
          First Quarter of 1997               0.90:1.00

; provided that Merisel Parent shall maintain an A/P Inventory Ratio equal to or
  --------
greater than 1.00:1.00 for one out of each two consecutive periods indicated above.

     (l)  Minimum Accounts Payable.
          ------------------------

          Maintain, on the last day of each period indicated below, the Consolidated amount of accounts payable of Merisel Parent of not less than the correlative amount indicated below:

              Period                 Amount
              ------                 ------
          First Quarter of 1996      $ 475,000,000
          Second Quarter of 1996     $ 475,000,000
          Third Quarter of 1996      $ 475,000,000
          Fourth Quarter of 1996     $ 575,000,000
          First Quarter of 1997      $ 575,000,000

     (m)  Reporting Requirements.  Furnish to each Lender the following:
          ----------------------

          (i) promptly after (Y) the occurrence of each Event of Default or Incipient Default or any development (an "Adverse Development"), financial or
                                          -------------------
otherwise, including, without limitation, litigation, arbitration proceedings and regulatory proceedings, which could reasonably be expected to materially adversely affect the business, properties or affairs of any Borrower, Merisel Parent or Merisel Canada or the ability of any Borrower, Merisel Parent or Merisel Canada to make payment of or perform its obligations under the Loan Documents, or (Z) any change by any rating agency (including any insurance rating agency) in the rating of any publicly-held long-term Debt of Merisel Parent or either Borrower, a statement of the Treasurer(s) of Merisel Parent and the Borrowers setting forth details of such Event of Default or Incipient Default or Adverse Development and, in the case of clause (Y), the action which the Borrowers or Merisel Parent proposes to take with respect thereto;

         (ii) as soon as available and in any event within 20 days after the end of each month a written report in substantially the form of Exhibit H setting forth (W) with respect to each of Merisel Parent, Merisel Canada, Merisel FAB and each Borrower, the amount of sales for such month and accounts receivable, inventory, accounts payable (which shall be determined from the Company's internal financial records) and intercompany loans as at the last day of such month, and Consolidated Debt Equivalents of Merisel Parent as at the last day of such month, (X) a listing of all amendments and waivers of the Merisel Parent Debt, the Senior Note Purchase Agreement, the Senior Notes, the Subordinated Note Purchase Agreement, the Subordinated Notes, the Existing Receivables Programs and instruments evidencing Debt of Merisel Parent, the Borrowers and their Subsidiaries in excess of $5,000,000, during such month and
(Y) a listing of Receivables Programs and instruments evidencing Debt of Merisel Parent, the Borrowers or their Subsidiaries in excess of $5,000,000 entered into during such month and (Z) the amount of Net Europe Debt and Net FAB Debt, in each case as of the last day of such month. The Borrowers and Merisel Parent represent and warrant that the information described in clause (X) set forth in such report shall be prepared in good faith and in reliance on the best information available at the time so prepared. The Lenders acknowledge that the information described in clauses (W), (X) (with respect to the listing of instruments evidencing Debt in excess of $5,000,000) and (Y) shall be preliminary information subject to adjustment and may be materially different from the information contained in the reports and statements to be provided under Sections 7.01(m)(iii) and 7.01 (m)(iv) hereof, and none of Merisel Parent, the Borrowers nor their respective Subsidiaries in any way certifies or warrants that such reports reflect accurately any information relevant to the performance or financial condition of any of them.

        (iii) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters in each fiscal year, (A) consolidated and consolidating balance sheets of Merisel Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and consolidated and consolidating statements of income and retained earnings of Merisel Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and (B) consolidated balance sheets of each Borrower and its respective Subsidiaries as of the end of such fiscal quarter and consolidated statements of income and retained earnings of that Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, in the case of clauses (A) and

(B), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Treasurer(s) of Merisel Parent and the Borrowers as having been prepared in accordance with generally accepted accounting principles consistently applied (other than the absence of footnotes), together with (X) a certificate of each such officer stating that no Event of Default or Incipient Default or Adverse Development has occurred and is continuing or, if an Event of Default or Incipient Default or Adverse Development has occurred and is continuing, a statement as to the nature thereof and the action which Merisel Parent or the Borrowers propose to take with respect thereto; and (Y) a schedule in form and substance satisfactory to the Agent, substantially in the form of
Exhibit I hereto, of the computations used in determining, as of the end of such fiscal quarter, compliance with the covenants contained in Sections 7.01(f),
(g), (h), (i), (j), (k) and (l) and Sections 7.02(b) (as to Net Europe Debt),
(d), (f)(iii), (h)(v), (i) and (j) of this Agreement;

         (iv) as soon as available and in any event within 95 days after the end of each fiscal year of Merisel Parent, a copy of the annual audit report for such year for Merisel Parent and its consolidated Subsidiaries, including therein consolidated balance sheets of Merisel Parent and its consolidated Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of source and application of funds of Merisel Parent and its consolidated Subsidiaries for such fiscal year, together with a consolidating balance sheet of Merisel Parent and its Subsidiaries as of the end of such fiscal year and consolidating statements of income and retained earnings and of source and application of funds of Merisel Parent and its Subsidiaries for such fiscal year, which consolidated balance sheets and financial statements are certified in a manner acceptable to the Majority Lenders by independent public accountants of recognized standing acceptable to the Majority Lenders and which consolidating balance sheets and financial statements are certified in a manner acceptable to the Majority Lenders by the Treasurer of Merisel Parent, together with (A) a certificate of such accounting firm to the Agent stating that in connection with their audit examination, nothing has come to their attention that caused them to believe that Merisel Parent or its Subsidiaries failed to comply with the terms, covenants, provisions or conditions of Sections 7.01(f), 7.01(g), 7.01(h), 7.01(i), 7.01(j), 7.01(k), 7.01(l), 7.01(n) (as
to income or profits), 7.01(q), 7.02(b) (as to Net Europe Debt), 7.02(d), 7.02(f)(iii), 7.02(h)(v), 7.02(i), 7.02(j) and 7.02(q) inclusive of this
Agreement insofar as they relate to financial and accounting matters (which certificate may state that such audit examination was not directed primarily toward obtaining knowledge of non-compliance with such sections); and (B) a schedule in form and substance satisfactory to the Agent, substantially in the form of Exhibit I hereto, of the computations used in determining, as of the end of such fiscal year, compliance with the covenants contained in Sections 7.01(f), (g), (h), (i), (j), (k) and (l) and Sections 7.02(b) (as to Net Europe
Debt), (d), (f)(iii), (h)(v), (i) and (j) of this Agreement;

          (v) as soon as available and in any event within 95 days after the end of each fiscal year of each Borrower, consolidated balance sheets of that Borrower and its respective Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of source and application of funds of that Borrower and its Subsidiaries for such fiscal year, which consolidated balance sheets and financial statements are certified in a manner acceptable to the Majority Lenders by the Treasurer of that Borrower; provided, however, that if any of the foregoing have been the subject of an
- --------  -------
audit separate to the audit described in Section 7.01(m)(iv) by independent public accountants (provided that such accountants shall be the same accounting
                    --------
firm as referred to in Section 7.01(m)(iv), unless otherwise agreed by the Majority Lenders), then the same shall be delivered with a certification of such accountants in a manner acceptable to the Majority Lenders;

         (vi) within 180 days after the close of each fiscal year, a statement of the unfunded liabilities of each Pension Plan, if any, certified as correct by an actuary enrolled under ERISA;

        (vii) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any "Reportable Event" as defined in Title IV of ERISA which Merisel Parent or any of its Subsidiaries files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which Merisel Parent or any of its Subsidiaries receives from such Corporation;

       (viii) as soon as practicable, copies of all financial statements, reports, notices and proxy statements sent or made available generally by any Borrower or Merisel Parent to its public security holders or by any Subsidiary of any Borrower or Merisel Parent to its public security holders, of all regular and periodic reports and all registration statements, proxy statements and prospectuses, if any, filed by any Borrower or Merisel Parent or any of their respective Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions; and of all press releases and other statements made available generally by any Borrower or Merisel Parent or any such Subsidiary to the public concerning material developments in the business of any Borrower or Merisel Parent or any such Subsidiary;

         (ix) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any (a) Termination Event, or (b) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Merisel Parent or any Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

          (x) with reasonable promptness copies of (a) all notices received by Merisel Parent or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Merisel Parent or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (c) all notices received by Merisel Parent or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

         (xi) with reasonable promptness, notice to the Agent in writing of (a) any release, spill, discharge or emission by any Borrower or Merisel Parent or any of their respective Subsidiaries or on or from its properties of any Hazardous

Materials into the environment that must be reported to any federal, state, provincial or local government or regulatory agency under any applicable Hazardous Materials Laws, (b) any remedial action taken by any Borrower or Merisel Parent or their respective Subsidiaries in response to (x) the presence of Hazardous Materials on, under or about any of its properties that could be reasonably likely to materially adversely affect the business or credit of any Borrower or Merisel Parent or the ability of any Borrower or Merisel Parent or any of their respective Subsidiaries to perform under the Loan Documents or (y) Hazardous Materials Claims, and (c) the discovery by any Borrower or Merisel Parent or any of their respective Subsidiaries of any occurrence or condition on any real property adjoining or in the vicinity of property owned or leased by any Borrower or Merisel Parent or such Subsidiaries that could reasonably be expected to cause such property or any part thereof to be classified as "border zone property", or to otherwise be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Laws;

        (xii) with reasonable promptness, copies of all material communications to or from any Borrower or Merisel Parent or any of their respective Subsidiaries with federal, state and local governments or agencies relating to Hazardous Materials Laws and all communications to or from any Borrower or Merisel Parent or any of their respective Subsidiaries relating to Hazardous Materials Claims;

       (xiii) within 60 days after the beginning of each fiscal year, projected consolidated balance sheets, consolidated statements of income and consolidated cash flows from operations for each Borrower and its respective Subsidiaries, for such fiscal year on a fiscal quarter by fiscal quarter basis;

        (xiv) promptly upon any officer of any Borrower or Merisel Parent obtaining knowledge that any Person has given any notice to any Borrower or Merisel Parent or any of their respective Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.01(e), a written notice specifying the notice given or action taken by such Person and the nature and period of existence of such claimed default, event or condition, and what action the Borrower or Merisel Parent has taken, is taking and proposes to take with respect thereto;

         (xv) not less than three Business Days prior to the delivery to any holder of a Subordinated Note by Merisel Americas or any of its Subsidiaries of any notice, communication or other information pursuant to Section 7.03, 10 or
11.03 of the Subordinated Note Purchase Agreement or of any other material notice or communication under the Subordinated Note Purchase Agreement, copies of such notice, communication or other information, and contemporaneously with the delivery to any holder of a Senior Note by Merisel Americas or any of its Subsidiaries of any notice, communication or other information pursuant to Sections 6.17 or 7.2 of the Senior Note Purchase Agreement, or any other material notice of communication made under the Senior Note Purchase Agreement, copies of such notice, communication or other information;

        (xvi) immediately upon receipt by Merisel Americas or any of its Subsidiaries of any notice or communication from any holder of a Subordinated Note pursuant to Section 7.01(b), 11.01 or 11.04 of the Subordinated Note Purchase Agreement or from any holder of a Senior Note pursuant to Sections 7.3 or 7.4 of the Senior Note Purchase Agreement, or of any other material notice or communication from any holder of a Subordinated Note or from any holder of Senior Note or any trustee therefor, copies of such notice or communication, or if such notice or communication was made orally, a written notice describing such oral notice or communication;

       (xvii) immediately upon delivery by any Borrower or Merisel Parent or any of their respective Subsidiaries of any written notice or communication to any holder of a Subordinated Note, or to any holder of a Senior Note, copies of such communication;

      (xviii) immediately upon receipt by any Borrower or Merisel Parent or any of their respective Subsidiaries of any notice or communication relating to a default or termination of any material real property lease with respect to which the landlord has not agreed in writing to provide the Agent with notice of any such default or termination, copies of such communication, or if such notice or communication was made orally, a written notice describing such oral notice or communication;

        (xix) within 5 Business Days of completion of the response of Merisel Parent and the Borrowers to any comment letter submitted by independent certified public accountants to Merisel Parent, the Borrowers or management in connection with their annual audit of the financial statements of Merisel Parent and its Subsidiaries or a Borrower and its Subsidiaries, a copy of such comment letter together with copies of all responses of Merisel Parent and the Borrowers to such comment letter;

         (xx) on the first Business Day of each week, a written report specifying the cash balances of Merisel Parent and the location of such cash balances (by bank and account number) and the consolidated cash balances of the U.S. Subsidiaries of Merisel Parent (excluding Merisel Latin America, Inc.), in each case as of the prior Business Day, and, on a monthly basis, a written report delivered within 10 days of Merisel Parent receiving such information from its Subsidiaries, specifying the cash balances (in accordance with GAAP and company prepared monthly reporting practices) of Merisel Parent, each Borrower and their respective Subsidiaries;

        (xxi) such other requests for data as Price Waterhouse LLP or such other financial advisor to the Agent (or the Agent's counsel) shall reasonably request; and

       (xxii) such other information respecting the business, properties or the condition or operations, financial or otherwise, of any Borrower or Merisel Parent or any of their respective Subsidiaries as any Lender through the Agent may from time to time reasonably request.

     (n)  Payment of Taxes.  Pay and discharge, and cause its respective
          ----------------
Subsidiaries to pay and discharge, promptly when due all taxes, assessments and governmental charges and levies payable by it which are imposed upon it, its income or profits or any of its properties, before the same shall become delinquent; provided, however, that none of the foregoing need be paid while the
            --------  -------
same is being contested in good faith by appropriate proceedings diligently conducted so long as adequate reserves shall have been established in accordance with generally accepted accounting principles with respect thereto, title of the Borrower or Merisel Parent or its Subsidiary, as the case may be, to the particular property shall not be divested thereby and its right to use the particular property shall not be materially adversely affected thereby.

     (o)  Receivables Programs.  Use, and cause its respective Subsidiaries to
          --------------------
use, reasonable best efforts to enter into Receivables Programs.


     (p)  Maintain Cash in Name of Merisel Americas.  Deposit and maintain, and
          -----------------------------------------
cause its respective Subsidiaries to deposit and maintain, all Excess Cash and Excess Cash Equivalents in the name of Merisel Americas.

     (q)  Use of Proceeds of Asset Sales, etc. by Merisel FAB.  Cause Merisel
          ---------------------------------------------------
FAB to apply all Net Asset Sale Proceeds of any Asset Sale of Merisel FAB and all Net Securities Proceeds from the issuance of equity Securities of Merisel FAB to acquire or construct property or assets in lines of business of Merisel Parent and its Subsidiaries on October 24, 1994; provided that if any Net Asset Sale Proceeds are not so applied, Merisel Parent shall cause Merisel FAB to retain such Net Asset Sale Proceeds for 360 days after the related Asset Sale.

     (r)  Compliance with Letter Agreement.  Comply with the provisions
          --------------------------------
contained in that certain letter, dated April 14, 1996, from the Borrowers to the Agent.

     (s)  Further Assurances.  At any time or from time to time upon the request
          ------------------
of the Agent, execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Revolving Facility Advances made hereunder and other Obligations and interest thereon in accordance with the terms of this Agreement.

     The Lenders hereby waive compliance with Section 7.01(f), Section 7.01(g),
Section 7.01(h), Section 7.01(i), Section 7.01(j), Section 7.01(k) and Section 7.01(l) of the Prior Credit Agreement for the period from October 1, 1995 through December 30, 1995 and hereby agree that all Sections of 7.01 and 7.02 of the Prior Credit Agreement shall be deemed amended as set forth in this Agreement as of December 31, 1995.

     SECTION 7.02.  Negative Covenants.  So long as any Advance or L/C Liability
                    ------------------
shall remain unpaid or any Lender shall have any Commitment hereunder, each of the Borrowers will not (so far as such covenants are within the control and discretion of or apply to that particular Borrower) and, in the case of Sections
7.02 (a), (b), (c), (d), (e), (f), (h), (i), (j), (k), (l), (m), (n), (o), (q),
(s) and (t), Merisel Parent will not, without the written consent of the Majority Lenders:

     (a)  Liens, Etc.  Create, incur, assume or suffer to exist, or permit any
          -----------
of its Subsidiaries to create, incur, assume or suffer to exist, any Lien (including the Lien of a conditional vendor) of any kind upon or with respect to any of its properties of any character whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code or similar law of any jurisdiction a financing statement or other registration (other than a precautionary filing of a financing statement solely for notice purposes) which names Merisel Parent, either Borrower or any of their respective Subsidiaries as debtor, or sign, or permit any of their respective Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement or other registration, or assign, or permit any Subsidiary to assign, any accounts receivable, or enter into or permit any Subsidiary to enter into any agreement prohibiting the creation or assumption of any Lien upon its respective properties or assets, whether now owned or hereafter acquired, excluding,
                                                               ---------
however, from the operation of the foregoing restrictions the following:
- -------

          (i) Liens for taxes, assessments or governmental charges or levies to the extent not required to be paid by Section 7.01(n);

         (ii) Liens imposed by law such as materialmen's, mechanics', carriers', workmen's, and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 60 days;

        (iii) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation or to secure public or statutory obligations of Merisel Parent, the Borrowers or any of their respective Subsidiaries;

         (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrowers or Merisel Parent or any of their respective Subsidiaries;

          (v) Liens caused by any judgment if such judgment has not resulted in an Event of Default pursuant to Section 8.01(g);

         (vi) Liens in favor of the Agent, for the benefit of the Lenders, in connection with Debt of the Borrowers incurred hereunder and Liens consisting of security interests in accounts receivable (and in property securing or otherwise supporting accounts receivable) in connection with agreements for sales, transfers or securitizations of accounts receivable (or interests therein) referred to in Section 7.02(k);

        (vii) Liens in favor of a Borrower on the assets of any of the Borrowers' respective Subsidiaries;

       (viii) Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods which are not overdue for a period of more than 60 days;

         (ix) Liens in connection with Debt of Merisel Parent, the Borrowers or any of their Subsidiaries permitted under Section 7.02(b)(iii) or under the agreements set forth on Schedule IV;

          (x) Liens in connection with Sale and Leaseback Transactions permitted under Section 7.02(f); and

         (xi) Liens permitted under that certain letter dated as of April 15, 1996 between the Borrowers and the Majority Lenders, as amended from time to time.

     (b)  Debt.  Create or suffer to exist, or permit any of its Subsidiaries to
          ----
create or suffer to exist, any Debt not in existence on the Amendment Effective Date as set forth on

Schedule IV except (i) refinancings of Debt otherwise permitted under this
            ------
Section 7.02(b); provided that (v) the terms of such refinanced Debt shall not
                 --------
either (1) increase materially the obligations of the obligor or (2) confer additional rights on the holder of such Debt which in the aggregate could be materially adverse to Merisel Parent, any Borrower or the Lenders, (w) the proceeds from the refinancing of Debt of any Person shall not be applied to repay or reduce Debt of any other Person (other than Debt of the Borrowers) and any proceeds from such refinancing in excess of the amount of the Debt being refinanced shall be applied to permanently reduce the Revolving Facility Commitments as provided in Section 2.07(e), (x) no Subordinated Debt or Debt outstanding under the Indenture shall be refinanced prior to a complete refinancing of this Agreement, (y) in the event the Senior Notes are refinanced, this Agreement shall be refinanced in a corresponding pro rata amount and (z) after giving effect to such refinancing, there would not result an Incipient Default or Event of Default; (ii) Debt otherwise permitted under Section 7.02(h), Section 7.02(k) and Section 7.02(c) (to the extent such permitted Contingent Obligations constitute Debt); and (iii) Debt (other than Debt permitted by clauses (i) and (ii), 100% of the Net Debt Proceeds of which are applied to permanently reduce the Revolving Facility Commitments as provided in
Section 2.07(e). Notwithstanding anything to the contrary in this Section 7.02, Merisel Europe shall not permit its Net Europe Debt on the dates indicated below to be greater than the correlative amounts indicated below:

                           Maximum Permitted
     Date                   Net Europe Debt
     ----                   ---------------
     March 31, 1996             $102,500,000
     April 30, 1996             $101,000,000
     May 31, 1996               $100,100,000
     June 30, 1996              $ 87,800,000
     July 31, 1996              $100,800,000
     August 31, 1996            $ 95,000,000
     September 30, 1996         $ 93,100,000
     October 31, 1996           $100,000,000
     November 30, 1996          $108,000,000
     December 31, 1996          $112,600,000

     (c)  Contingent Obligations.  Create, incur, assume or suffer to exist, or
          ----------------------
permit any of its Subsidiaries to create incur, assume or suffer to exist, any Contingent Obligations, except:

          (i) by reason of indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         (ii) the Merisel Canada Guaranty and guaranties by Merisel Canada and Merisel Europe of obligations arising under the Senior Notes;

        (iii) guaranties by Merisel Parent and the Borrowers, in an aggregate amount not exceeding $15,000,000, of accounts payable incurred in the ordinary course of business of CAT Holding or of leases entered into by CAT Holding, in each case in the ordinary course of business, or in connection with credit extended to CAT Holding (all of which such guaranties known to Merisel Parent or either of the Borrowers to be in existence on the Amendment Effective Date are set forth on Schedule V hereto, which Schedule shall be updated if Merisel Parent or either of the Borrowers obtains knowledge of any such other guaranties);

         (iv) guaranties by the Borrowers in existence on the Amendment Effective Date (all of which such guaranties known to Merisel Parent or either of the Borrowers are set forth on Schedule V hereto, which Schedule shall be updated if Merisel Parent or either of the Borrowers obtains knowledge of any such other guaranties) in connection with credit extended to any of the Borrowers' respective wholly-owned Subsidiaries and guaranties by the Borrowers in connection with any Debt of the Borrowers' respective Subsidiaries incurred pursuant to Section 7.02(b)(iii);

          (v) guaranties by the Borrowers, of accounts payable incurred in the ordinary course of business of any of their respective wholly-owned Subsidiaries or of leases entered into by such wholly-owned Subsidiaries in each case in the ordinary course of business, in each case consistent with such Borrower's past practice;

         (vi) guaranties by Merisel Parent in connection with obligations of its Subsidiaries;

        (vii) obligations of the Borrowers or their respective wholly-owned Subsidiaries under flooring arrangements, under their return policies, or under arrangements providing for rebates to purchasers of inventory or other arrangements of a similar nature, in each case in the ordinary course of business and consistent with such Borrower's past practice;

       (viii) Contingent Obligations relating to letters of credit issued for the account of Merisel Parent, the Borrowers or wholly-owned Subsidiaries of the Borrowers; and

         (ix)  Contingent Obligations relating to transactions permitted under
     Section 7.02(k).

     (d)  Dividends, Etc.  Declare or pay any dividends, purchase, redeem,
          ---------------
retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any of its Subsidiaries to purchase, redeem, retire or otherwise acquire for value any stock of a Borrower, except that:
                     ------

          (i) any Borrower may declare and deliver dividends and distributions payable only in common stock of that Borrower;

         (ii) wholly-owned Subsidiaries of the Borrowers may declare and deliver dividends and distributions payable in cash, common stock or other assets to their respective parent Borrower;

        (iii) the Borrowers may declare and deliver dividends and other distributions payable in cash and make intercompany Debt payments to Merisel Parent equal to or less than the Current Debt Service Amount, provided that (x) Merisel Parent shall use such cash to pay interest on the
     --------
     Merisel Parent Debt, (y) immediately after giving effect to such distributions of cash, no event shall occur and be continuing which constitutes an Event of Default or Incipient Default and (z) to the extent possible, any such distributions of cash shall be made so as to reduce intercompany debt payable by the Borrowers or their Subsidiaries to Merisel Parent;

         (iv) the Borrowers may declare and deliver dividends and other distributions payable in cash or other assets to Merisel Parent, provided
                                                                      --------
     that (w) the sum of the cumulative aggregate amount of such dividends and distributions and payments on intercompany Debt between the Borrowers and Merisel Parent by the Borrowers plus the Current Debt Service Amount, in
                                     ----
     each case from and including December 23, 1993 to and including any date of determination shall not exceed an amount equal to 25% of the Consolidated Net Income of Merisel Americas plus 25% of the Consolidated Net Income of
                                    ----
     Merisel Europe for that same period of time, (x) the sum of the cumulative aggregate amount of such dividends and distributions and payments on intercompany Debt between the Borrowers and Merisel Parent made during any fiscal quarter plus the Current Debt Service Amount for such fiscal quarter shall not exceed the aggregate Consolidated Net Income of both of the Borrowers for that fiscal quarter, (y) such dividends, distributions and payments on intercompany Debt between the Borrowers and Merisel Parent shall be paid only from net income of the Borrowers and (z) immediately after giving effect to any such declaration or deliverance, no event shall occur and be continuing which constitutes an Event of Default or an Incipient Default;

          (v) Merisel FAB may declare and deliver dividends and other distributions payable in cash, common stock or other assets to Merisel Parent; and

         (vi) the Borrowers may make distributions permitted under Section 7.02(g).

     (e)  Mergers, Etc.  Merge with or into or consolidate with or into, or
          -------------
convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, or permit any Subsidiary to do so, except that (i) any
                                                          ------
wholly-owned Subsidiary of a Borrower may merge or amalgamate or consolidate with, or transfer all or substantially all of its assets to, any other wholly-owned Subsidiary of that Borrower and (ii) any Subsidiary of a Borrower may merge into, amalgamate with, or transfer all or substantially all of its assets to, that Borrower (so long as that Borrower is the surviving entity); provided
                                                                      --------
in either case in this Section

7.02(e) that, immediately after giving effect thereto, no event shall occur and be continuing which constitutes an Event of Default or an Incipient Default.

     (f)  Sales, Etc. of Assets.  Sell, lease, transfer or otherwise dispose of,
          ---------------------
or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any of its assets (whether tangible or intangible, and including, without limitation, any stock of any Subsidiary of Merisel Parent), or enter into any Sale and Lease-Back Transaction, or permit any of its Subsidiaries to enter into any Sale and Lease-Back Transaction, except for:
                                     ------

          (i) sales of inventory sold in the ordinary course of business (including intercompany sales other than sales to Merisel FAB, Merisel Information Services, Inc., Merisel Licensing, Inc. and Merisel Properties, Inc.) provided the consideration therefor adequately reflects the fair value of the property disposed of;

         (ii)  sales of assets (whether tangible or intangible); provided that
                                                                 --------
     the aggregate value of such assets sold in any single transaction or related series of transitions is equal to or less than $100,000;

        (iii)  sales or transfers of inventory or fixed assets by the
     Borrowers or their respective wholly-owned Subsidiaries to the Borrowers or their respective wholly-owned Subsidiaries and Sale and Leaseback Transactions among the Borrowers and their respective wholly-owned Subsidiaries; provided that (i) the aggregate value of such assets sold or
                   --------
     transferred and such Sale and Leaseback Transactions entered into by Merisel Americas and its wholly-owned Subsidiaries to or with Persons other than Merisel Americas and its wholly-owned Subsidiaries shall not exceed $10,000,000, (ii) with respect to each of Merisel FAB, Merisel Information Services, Inc., Merisel Licensing, Inc. and Merisel Properties, Inc., the aggregate value of inventory sold or transferred by the Borrowers and their respective wholly-owned Subsidiaries to each such Person shall not exceed $0, (iii) the aggregate value of inventory sold or transferred by the Borrowers and their respective wholly-owned Subsidiaries to each Merisel Parent shall not exceed $1,000,000 in any calendar year, (iv) with respect to

     Merisel Parent and Merisel FAB, the aggregate value of fixed assets sold or transferred by the Borrowers and their respective wholly-owned Subsidiaries to each such Person shall not exceed $1,000,000 in any calendar year and
     (v) with respect to each of Merisel Information Services, Inc., Merisel Licensing, Inc. and Merisel Properties, Inc., collectively, the aggregate value of fixed assets sold or transferred by the Borrowers and their respective wholly-owned Subsidiaries to each such Person shall not exceed $1,000,000 in any calendar year;

         (iv) dispositions of obsolete assets in the ordinary course of business for nominal consideration;

          (v) transfers of assets permitted under Section 7.02(e), Section 7.02(g) and Section 7.02(k); and

         (vi) any other sale, transfer or disposition of assets or Sale and Lease-Back Transaction, provided that (x) the consideration received for
                             --------
     such assets shall be in an amount at least equal to the fair market value thereof, (y) the sale consideration received in excess of liabilities assumed shall be (I) in cash or (II) in a combination of cash for at least 90% of the sale consideration and notes payable within 12 months for the balance, and (z) the aggregate Revolving Facility Commitments shall be reduced by an amount equal to 60% of the Net Asset Sale Proceeds of such sale, transfer, disposition or Sale and Lease-Back Transaction as required by Section 2.07(b).

     (g)  Intercompany Transactions.  Make any payment to or enter into or
          -------------------------
permit to exist any transaction, or permit any of its Subsidiaries to make any payment to (including payment of principal or interest on intercompany payables) or enter into or permit to exist any transaction, with Merisel Parent or any Subsidiary of Merisel Parent that would result in funds leaving the Borrowers and their Subsidiaries taken as a whole, except (i) the Borrowers and their respective Subsidiaries may make payments for operating expenses incurred in the ordinary course of business in accordance with the provisions set forth in
Schedule VI, (ii) the Borrowers and Subsidiaries of the Borrowers may make payments of principal and interest on intercompany payables, provided that
                                                             --------
immediately after giving effect to such payments no event shall occur and be continuing which constitutes an Event of Default or Incipient Default and (iii) the Borrowers may make payments and enter into or permit to exist any transaction, and permit their respective Subsidiaries to make payments and enter into and permit to exist transactions, otherwise permitted by this Section 7.02.

     (h)  Investments in Other Persons.  Make, or permit any of its Subsidiaries
          ----------------------------
to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person, except:
                                 ------

          (i)  Cash Equivalents;

         (ii) loans and advances by the Borrowers to each other and to wholly-owned Subsidiaries of the Borrowers, provided that such loans and advances
                                          --------
     by a Borrower to its wholly-owned Subsidiaries may be converted to equity Securities of such Subsidiaries if required to satisfy local legal or regulatory requirements relating to the capitalization of such Subsidiary;

        (iii) loans, advances and investments by any Subsidiary of Merisel Parent to Merisel Parent and its Subsidiaries, provided that (x) the
                                                    --------
     aggregate amount of such loans, advances and investments made in all such Persons at any time outstanding shall not exceed one percent of the aggregate Consolidated Total Assets of the Borrowers, (y) neither of the Borrowers nor any wholly-owned Subsidiary of a Borrower shall make any loan, advance or investment to or in Merisel Parent, Merisel FAB or any Subsidiary of Merisel Parent that is not a Borrower or a wholly-owned Subsidiary of either Borrower, and (z) any loan or advance by Merisel Parent to any of its Subsidiaries shall be subordinated as provided in clause (vi) below;

         (iv) investments consisting of mergers, consolidations and acquisitions permitted by Section 7.02(e);

          (v) Merisel FAB and Merisel Parent may make loans, advances and investments to each other without restriction; provided that the outstanding Net FAB Debt shall not at any time exceed $10,000,000 and shall not be greater than $0 on the last day of each month;

           (vi) loans and advances by Merisel Parent to any of its direct and indirect Subsidiaries (other than Merisel FAB), provided that such loans
                                                     --------
     and advances shall be subordinated (both as to payment and remedies) to the Obligations in form and substance satisfactory to the Agent;

          (vii) loans and advances by either Borrower, Merisel Parent or their respective Subsidiaries to Merisel Information Services, Inc.;

         (viii) loans, advances and investments to or in a Subsidiary in connection with a sale, transfer or securitization of accounts receivable permitted by Section 7.02(k); and

           (ix)  loans, advances and investments permitted by Section 7.02(b),
     Section 7.02(e) and Section 7.02(g).

          The amount of any loan, advance or investment shall be determined in accordance with GAAP.

     (i)  Consolidated Capital Expenditures.  Make or incur or permit any of its
          ---------------------------------
Subsidiaries to make or incur Consolidated Capital Expenditures in the periods set forth below in an aggregate amount not exceeding the correlative amounts indicated below:

                                    Maximum Permitted
          Period              Consolidated Capital Expenditure
          ------              --------------------------------
     First Quarter of 1996           $ 5,772,000
     First Two Quarters of 1996      $ 5,772,000
     First Three Quarters of 1996    $ 9,817,000
     Fiscal Year of 1996             $12,885,000
     First Quarter of 1997           $ 3,200,000

     (j)  Operating Leases.  Become liable, or permit any of its Subsidiaries to
          ----------------
become liable, in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any Operating Lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments for Merisel Parent and its Subsidiaries at any time in effect during the then current fiscal year shall not exceed $35,000,000.

     (k)  Sales of Accounts Receivable.  Sell, transfer or dispose of (with or
          ----------------------------
without recourse) or otherwise finance, or permit any of its Subsidiaries to sell, transfer or dispose of (with or without recourse) or otherwise finance, accounts receivable except (i) Merisel Canada, Merisel U.K. and Merisel Americas
                    ------
may sell accounts receivable pursuant to the securitization programs identified on Schedule VII hereto (the "Existing Receivables Programs"); provided that any
                             -----------------------------    --------
renewal, amendment, replacement or refinancing of any Existing Receivables Program shall not be on terms more adverse to Merisel Canada, Merisel U.K. or Merisel Americas, as the case may be, than the terms of the Existing Receivables Program being so renewed, amended, replaced or refinanced (it being agreed that an increase in the interest rate is not an adverse change); (ii) Merisel Parent and Merisel FAB may sell or transfer accounts receivables to each other; provided that the outstanding Net FAB Debt shall not at any time exceed $10,000,000 and shall not be greater than $0 on the last day of each month;
(iii) the Borrowers and their respective wholly-owned Subsidiaries may sell or transfer accounts receivables to the Borrowers and wholly-owned Subsidiaries of the Borrowers; provided that the aggregate value of such accounts receivable
               --------
sold or transferred by Merisel Americas and its wholly-owned Subsidiaries under this Section 7.02(k)(iii) to Persons other than Merisel Americas and its wholly-owned Subsidiaries shall not exceed $0; and (iv) Merisel Parent and any Borrower may, and may permit their respective Subsidiaries to, enter into one or more transactions (other than those referred to in clause (ii) and clause (iii) above) (each such transaction being referred to herein as a "Receivables
                                                             -----------
Program") involving the sale or other financing by Merisel Parent, the Borrowers
- -------
or their respective Subsidiaries, of accounts receivable arising in the ordinary course of business of Merisel Parent, the Borrowers or their respective Subsidiaries; and provided further that the aggregate Revolving Facility
                  -------- -------
Commitments shall be reduced by an amount equal to 60% of the proceeds of all such Receivables Programs (other than the Receivables Programs of FAB) shall be applied as required by Section 2.07(d).

     (l)  Subordinated Note Payments.  Order, pay, make or set apart, or
          --------------------------
permit any Subsidiary to, directly or indirectly, order, pay, make or set apart, any sum for any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Subordinated Debt, except that Merisel Americas may make scheduled interest and principal payments in respect of the Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Subordinated Note Purchase Agreement; provided that no Event of Default or
                                      --------
Incipient Default has occurred and is continuing or would occur as a result of such payment; provided further that no prepayment of the principal amount of the
              -------- -------
Subordinated Notes (other than the regularly scheduled payments sometimes described as "prepayments" in Section 7.1(a) of the Subordinated Note Purchase Agreement which are otherwise permitted by this Section 7.02(l)) or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to the Subordinated Notes shall be permitted at any time prior to the indefeasible payment in full of the Obligations and the termination of the Revolving Facility Commitments.

     (m)  Amendments or Waivers of Certain Documents; Prepayments of Certain
          ------------------------------------------------------------------
Debt. (i) Amend, waive or otherwise change the terms of, or permit any Subsidiary to amend, waive or otherwise change the terms of, the Indenture or the 12.5% Senior Notes issued pursuant thereto (other than in connection with a refinancing permitted under Section 7.02(b)(i)), any Subordinated Debt or the Senior Notes or the Senior Note Purchase Agreement, or make any payment consistent with an amendment or change thereto, if the effect of such amendment or change is to increase the interest rate on such Debt, change the dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect to such Debt, change the redemption provisions thereof or change the subordination provisions thereof (or any guaranty thereof) or which, together with all other amendments or changes made, increase materially the obligations of the obligor or confers additional rights on the holder of such Debt which could be adverse to any Borrower or the Lenders; or (ii) defease, or make any payments the effect of which is to defease, or permit any Subsidiary to, directly or indirectly, defease, or make any payments the effect of which is to defease, any Subordinated Debt or Senior Notes in whole or in part (whether pursuant to the defeasance provisions of such Subordinated Debt or otherwise) or otherwise make, or permit any Subsidiary, directly or indirectly, to make any payments with respect to the Senior Notes prior to any scheduled maturity or scheduled repayment, except for payments of Senior Notes required by Section 3.4(a) of the Senior Note Agreement or (iii) defease, or make any payments the effect of which is to defease, or permit any Subsidiary to, directly or indirectly, defease, or make any payments the effect of which is to defease any of the 12.50% Senior Notes of Merisel Parent issued under the Indenture or otherwise make, or permit any Subsidiary, directly or indirectly, to make any payments with respect thereto prior to any scheduled maturity or scheduled repayment, except for payments pursuant to
Section 4.13(c) of the Indenture (but only after the time periods in Section 7.01(q) of this Agreement shall have expired) and Section 4.15 of the Indenture or (iv) designate any Person other than the holders of the Senior Notes as being a holder of Designated Senior Debt (as defined in the Subordinated Note Purchase Agreement) under the Subordinated Note Purchase Agreement.

     (n)  Compliance with Law, etc.  (i) Violate any laws, ordinances,
          ------------------------
governmental rules or regulations to which it is or may become subject or (ii) fail to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or the conduct of its business, in either case where such failure would have a material adverse effect on any Borrower, Merisel Parent or Merisel Canada or on the ability of any Borrower, Merisel Parent or Merisel Canada to perform its obligations under any of the Loan Documents.

     (o)  Transactions with Shareholders and Affiliates.  (i) In the case of
          ---------------------------------------------
Merisel Parent, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of Merisel Parent, or with any Affiliate of Merisel Parent (excluding the Borrowers and any other Subsidiaries of Merisel Parent) or any such holder, on terms that are not fair and reasonable in the circumstances or that are less favorable to Merisel Parent than those which might be obtained at the time from Persons who are not such a holder or Affiliate;

          (ii) in the case of the Borrowers, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with Merisel Parent or any other holder of 5% or more of any class of equity securities of any Borrower, or with any Affiliate of any Borrower (excluding any Subsidiaries of any Borrower, but not excluding Merisel FAB or any other Subsidiary of Merisel
                  ---
Parent which is not a wholly-owned Subsidiary of a Borrower) or any such holder, on terms that are not fair and reasonable in the circumstances or that are less favorable to that Borrower or that Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such a holder or Affiliate; and

         (iii) in the case of the Borrowers, purchase assets, or permit any Subsidiary of a Borrower to purchase assets, from Merisel Parent or any Subsidiary of Merisel Parent that is not also a Borrower or a wholly-owned Subsidiary of a Borrower, unless such assets are purchased at fair market value
(1) as determined in good faith by the Board of Directors of Merisel Parent in the case of a purchase of assets (or purchases of assets in a series of related transactions) having a fair market value equal to or less than $1,000,000 and
(2) as determined in good faith by the Board of Directors of Merisel Parent after having received an appraisal conducted by an independent appraiser satisfactory to the Agent, in the case of a purchase of assets having a fair market value greater than $1,000,000.

     (p)  Material Agreements.  Permit any Subsidiary to enter into any material
          -------------------
contractual obligation without its particular parent Borrower's consent.

     (q)  Mifinco, Inc.  Permit Mifinco, Inc., a Delaware corporation and
          ------------
wholly-owned Subsidiary of Merisel Europe, to incur any Debt other than intercompany Debt permitted under Section 7.02(b) or to take or be the subject of any action or proceeding of the type described in Section 8.01(f).

     (r)  Interest Rate Agreements.  Enter into or permit any of its
          ------------------------
Subsidiaries to enter into any Interest Rate Agreements except those entered into for non-speculative purposes to protect any Borrower or Merisel Parent or any of their respective Subsidiaries against fluctuations in interest rates.

     (s)  Change in Business.  Engage, or permit any Subsidiary to engage, in
          ------------------
any business other than the business engaged in by each such particular Person at the Closing Date or other businesses directly related to the distribution or marketing of computer products, services and information (it being acknowledged that, in the case of Merisel Parent, such business is limited to the owning of stock in its Subsidiaries and activities necessarily incidental thereto).

     (t)  Fiscal Year.  Change its fiscal year end from the Saturday closest to
          -----------
December 31 and, unless otherwise agreed by the Majority Lenders, the fiscal year end date shall be the same for each of the Borrowers and Merisel Parent.

     SECTION 7.03.  Incorporation of Certain Covenants.
                    ----------------------------------

     The covenants set forth in Section 6 of the Senior Note Purchase Agreement, as the same may be amended from time to time, are hereby incorporated by reference into this Agreement as if set forth herein in full except that references to any Noteholder (as defined in the Senior Note Purchase Agreement) in such Section 6 shall be construed as references to any Lender. For purposes of this Section 7.03, all definitions set forth in the Senior Note Purchase Agreement, as the same may be amended from time to time, necessary to the construction or understanding of any covenant set forth in Section 6 of the Senior Note Purchase Agreement incorporated herein by reference pursuant to the preceding sentence are also hereby incorporated by reference.


                                 ARTICLE VIII
                               EVENTS OF DEFAULT

     SECTION 8.01.  Events of Default.  If any of the following events ("Events
                    -----------------                                    ------
of Default") shall occur and be continuing:
- ----------

     (a) Any Borrower shall fail to pay any installment of principal when due or shall fail to pay any interest or fee due hereunder or to make any payment or prepayment pursuant to Section 2.06(a) within three days after such interest or fee or such payment or prepayment pursuant to Section 2.06(a) shall become due or any Borrower shall fail to pay when due any amount payable in reimbursement of any drawing under any Letter of Credit issued for its account, or any Borrower shall fail to pay any other amount due under this Agreement or any Loan Document within three days after the date due; or

     (b) Any representation or warranty or certification made by any Borrower, Merisel Parent or Merisel Canada (or any of their respective officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

     (c) Any Borrower or Merisel Parent shall fail to perform or observe any of the covenants found in Section 2.12 or Section 7.01(b), (f), (g), (h), (i), (j),
(k), (l), (m), (p) or (r) or Section 7.02 (excluding Section 7.02(n)) or Section
7.03 applicable to it; or

     (d) Any Borrower or Merisel Parent or Merisel Canada shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and such default shall not have been remedied within 10 days of notice from the Agent or any Lender of any such default; or

     (e) Any Borrower or Merisel Parent or any of their respective Subsidiaries (including, without limitation, Merisel Canada) shall fail to pay any Debt outstanding under the Senior Notes or the Subordinated Notes or any other Debt (excluding Debt incurred hereunder) of that Borrower, Merisel Parent or such Subsidiary (as the case may be) exceeding in the aggregate $5,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to the Senior Notes, the Subordinated Notes or such other Debt; or any other default under any agreement or instrument relating to the Senior Notes, the Subordinated Notes or any such other Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of the Senior Notes, the Subordinated Notes or such other Debt; or the Senior Notes, the Subordinated Notes or any such other Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or any default under any agreement or instrument relating to the Existing Receivables Programs or any Receivables Program, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to terminate, or unwind such Existing Receivables Program or Receivables Program or related document or instrument or substantially reduce the advance rate provided for therein; or

     (f) Any Borrower or Merisel Parent or any of their respective Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or Merisel Parent or any of such Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or any Borrower or Merisel Parent or any of such Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this
Section 8.01(f); or

     (g) Any judgment or judgments or orders or order of money aggregating in excess of $5,000,000 shall be rendered against any Borrower or Merisel Parent or any of their respective Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order in excess of $5,000,000 or judgements or orders aggregating in excess of $5,000,000 and shall not have been stayed or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order in excess of $5,000,000 or judgments or orders aggregating in excess of $5,000,000, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h) Any guaranty of or subordination with respect to the Debt of any Borrower to the Lenders (including, without limitation, the guaranty of Merisel Parent in Article IX and the Merisel Canada Guaranty) or the Subordinated Notes, at any time after the execution and delivery thereof and for any reason other than satisfaction in full of all Debt incurred hereunder, ceases to be in full force and effect or is declared to be null and void; or any guarantor (including, without limitation, Merisel Parent) or subordinator denies that it has any further liability or obligation, including, without limitation, with respect to any future advance by the Lenders, under such subordination agreement or guaranty or gives notice to such effect or any such guarantor fails to make a payment when due under its guaranty; or

     (i) (A) Merisel Parent or any of its ERISA Affiliates fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code, Merisel Parent or any of its ERISA Affiliates is required to pay as contributions thereto;

          (B) Any accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan;

          (C) The excess of the actuarial present value of all benefit liabilities under all Pension Plans over the fair market value of the assets of such Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities are greater than $250,000;

          (D) Merisel Parent or any of its ERISA Affiliates enters into any transaction which has as its principal purpose the evasion of liability under Subtitle D of Title IV of ERISA;

          (E) (i) Any Pension Plan shall be terminated within the meaning of Title IV of ERISA, or (ii) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or (iii) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or (iv) Merisel Parent or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan, if as of the date of the event listed in subclauses (i)-(iv) above or any subsequent date, either Merisel Parent or its ERISA Affiliates has any liability (such liability to include, without limitation, any liability to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party under Section 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses (i)-
(iv) above;

As used in this Section 8.01(i) the term "accumulated funding deficiency" has the meaning specified in Section 412 of the Internal Revenue Code, and the terms "actuarial present value" and "benefit liabilities" have the meanings specified in Section 4001 of ERISA; or

     (j) The emission, discharge, release or threatened release, generation, storage, transportation, disposal or presence of Hazardous Materials on any property owned or leased by any Borrower or Merisel Parent or any of their respective Subsidiaries which is reasonably likely to materially adversely affect the business or credit of any Borrower or Merisel Parent or its ability, or the ability of any such Subsidiary, to perform under the Loan Documents; or

     (k) (i) Either Borrower ceases to be a wholly-owned Subsidiary of Merisel Parent; or

         (ii) any Person or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Merisel Parent (or other Securities convertible into such Securities) representing 50% or more of the combined voting power of all Securities of Merisel Parent entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; or

     (l) Except as set forth in written information provided to the Lenders prior to April 12, 1996, since December 30, 1995, a material adverse change in the business, earnings, properties, condition (financial or otherwise) or operations of any Borrower, Merisel Parent or Merisel Canada shall have occurred; or

     (m) The Borrowers shall not pay, on the date due for such payment, (i) their deposit obligations with O'Melveny & Myers as set forth in that certain letter dated March 19, 1996 (as such letter agreement may be amended, supplemented or otherwise modified from time to time) or (ii) the fees and expenses of Price Waterhouse LLP as set forth in that certain letter agreement (the "PW Letter") dated March 7, 1996, (as such letter agreement may be amended, supplemented, or otherwise modified from time to time); or

     (n) On or before each of the Amendment Effective Date and April 15, 1997, Merisel Parent shall not have received from Deloitte & Touche a report on its Consolidated financial statements for the year ended December 30, 1995 or December 30, 1996, as applicable, which report is unqualified, does not express doubts about the ability of Merisel Parent and its Subsidiaries to continue as a going concern and states that such Consolidated financial statements fairly present, in all material respects, the Consolidated financial position of Merisel Parent and its Subsidiaries as at the date indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such Consolidated financial statements was conducted in accordance with generally accepted auditing standards; or such report shall have been modified or withdrawn after the Amendment Effective Date or April 15, 1997, as applicable; or

     (o) Failure of Merisel Americas to maintain once a week an availability amount under all Receivables Programs and Existing Receivables Programs (and any renewals, amendments, replacements or refinancings thereof) maintained in the United States of less than $5,000,000.

THEN, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Revolving Facility Advances, the obligation of the Swing Line Lender to make Swing Line Advances and the obligation of each Issuing Lender to Issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers, declare (x) the Notes and the unpaid principal amount of and accrued interest on the Advances,
(y) an
amount equal to the maximum amount which may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts and other documents required to draw under such Letter of Credit), and (z) all other Obligations, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Obligations, all such interest and all such amounts and the reimbursement obligations with respect to the Letters of Credit shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided,
                                                                 --------
however, that in the event of an actual or deemed entry of an order for relief
- -------
with respect to any Borrower or any of its Subsidiaries under the Federal Bankruptcy Code or similar applicable laws in other jurisdictions, (A) the obligation of each Lender to make Revolving Facility Advances, the obligation of the Swing Line Lender to make Swing Line Advances and the obligation of the Issuing Lenders to Issue Letters of Credit shall automatically be terminated and
(B) an amount equal to the amounts described in clauses (x), (y) and (z) above shall automatically become and be due and payable, together with accrued interest thereon without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers; and provided further
                                                               -------- -------
so long as any Letter of Credit shall remain outstanding, any amounts described in clause (y) above with respect to Letters of Credit, when received by the Agent, shall be held in a cash collateral account to be established by the Borrowers with the Agent as cash collateral for the obligation of the Borrowers to reimburse the Issuing Lenders in the event of any drawing under such Letters of Credit, and so much of such funds shall at all times remain on deposit as cash collateral as aforesaid as shall equal the maximum amount available at any time for drawing under all Letters of Credit (the "Maximum Available Amount");
                                                   ------------------------
provided that in the event of cancellation or expiration of any Letter of Credit
- --------
or any reduction in the Maximum Available Amount, the Agent shall apply the difference between the Maximum Available Amount immediately prior to such cancellation, expiration or reduction and the Maximum Available Amount immediately after such cancellation, expiration or reduction, first to the
                                                              -----
payment of any outstanding Obligations and second to whomsoever shall be
                                           ------
lawfully entitled to receive such funds.

     Notwithstanding anything contained in the foregoing paragraph, if at any time within 60 days after acceleration of the maturity of the Obligations, the Borrowers shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Incipient Defaults (other than non-payment of principal of and accrued interest on the Advances and payments of amounts referred to in clause (y) above, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.01, then the Majority Lenders, by written notice to the Borrowers, may at their option rescind and annul the acceleration and its consequences and the Agent shall return to the Borrowers any amounts held as cash collateral in respect of amounts described in clause
(y) above; but such action shall not affect any subsequent Event of Default or Incipient Default or impair any right consequent thereon.


                                  ARTICLE IX
                         JOINT OBLIGATIONS AND MERISEL
                                PARENT GUARANTY

     SECTION 9.01.  Nature of Obligations of the Borrowers.
                    --------------------------------------

     (a)  Obligations Joint and Several.  Anything herein to the contrary
          -----------------------------
notwithstanding, each Borrower hereby agrees and acknowledges that the obligation of each Borrower for payment of the Obligations shall be joint and several with the obligations of the other Borrower hereunder regardless of which Borrower actually receives the proceeds of any Borrowing. Each Borrower hereby agrees and acknowledges that it has received substantial benefits from the loans and credit facilities made available to Merisel Parent under the Prior Credit Agreement.

     Each Borrower agrees that its joint and several obligation to pay all Obligations hereunder is irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than the indefeasible payment in full of the Obligations, and the liability of each Borrower with respect to the Obligations shall not be affected, reduced or impaired by (i) consideration of the amount of proceeds of the Advances received by any Borrower relative to the aggregate amount of the Advances, (ii) consideration of the face amount of Letters of Credit issued for the account of any Borrower relative to the aggregate face amount of all Letters of Credit issued hereunder, (iii) the dissolution or termination of or any increase, decrease or change in personnel of, the other Borrower, (iv) the insolvency or business failure of, or any assignment for the benefit of creditors by, or the commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against the other Borrower or (v) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the other Borrower. Each Borrower agrees that a separate action or actions may be brought and prosecuted against such Borrower whether or not action is brought against the other Borrower and whether or not the other Borrower is joined in any such action or actions. Any Borrower's payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge such Borrower's liability for that portion of the Obligations which is not paid.

     Each Borrower hereby waives any right to require the Agent or any Lender, as a condition of payment or performance of the Obligations by such Borrower, to proceed against the other Borrower or any other Person, to exhaust any security held from any Borrower, or pursue any other remedy in the power of the Agent or any Lender. Each Borrower hereby waives any defense arising by reason of incapacity, lack of authority or any disability or other defense that may be available to the other Borrower and any defenses or benefits that may be derived or afforded by law which would limit the liability of or exonerate any guarantor or surety with respect to the Obligations, or which may conflict with the terms and provisions of this Agreement.

     Any indebtedness of a Borrower now or hereafter held by the other Borrower is hereby subordinated in right of payment to the Obligations, and any such indebtedness of a Borrower to the other Borrower collected or received by such other Borrower after an Event of Default has occurred and is continuing shall be held in trust for the Agent on behalf of the Lenders and shall forthwith be paid over to the Agent for the benefit of the Lenders to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of such other Borrower under any other provisions of this Agreement.

     (b)  Contribution Among the Borrowers.  In order to provide for just and
          --------------------------------
equitable contribution among the Borrowers, each Borrower hereby agrees that if any Borrower shall make payments on the Obligations in an amount in excess of the net value of the benefits received by such Borrower and its Subsidiaries from extensions of credit hereunder (including receipt of the proceeds of Loans and any Letters of Credit), it shall have a right of contribution against the other Borrower for such excess; provided, however, that such right of
                                --------  -------
contribution shall be subordinate to the Lenders' right to receive indefeasible payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the Borrower to which such contribution is owing.

     For the purposes of this Section 9.01(b), the "net value of the benefits" received by any Borrower from extensions of credit hereunder shall include benefits of funds constituting proceeds of Advances advanced by the Lenders to such Borrower or its Subsidiaries and benefits consisting of any drawings under Letters of Credit issued for the account or benefit of such Borrower or its Subsidiaries.

     Nothing in this Section 9.01(b) shall impair the absolute and unconditional obligation of the Borrowers jointly and severally to pay all Obligations when the same shall become due in accordance with the terms of this Agreement.

     (c)  Financial Condition of the Borrowers.  Neither the Agent nor any
          ------------------------------------
Lender shall have any obligation to any Borrower to disclose or discuss with such Borrower the Agent's or any Lender's assessment of the financial condition of any Borrower, and each Borrower hereby waives any obligation of the Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now or hereafter known by the Agent or any Lender. Each Borrower assumes the responsibility for being and keeping informed of the financial condition of each other Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations by any other Borrower. Neither the Agent nor any Lender shall have any obligation to any Borrower arising from the Agent's or any Lender's assessment of, or failure to assess, any

Borrower's financial condition in connection with the making of any Advances or other extensions of credit hereunder.

     SECTION 9.02.  Merisel Parent Guaranty of the Borrowers' Obligations.
                    -----------------------------------------------------
In order to induce Lenders to enter into this Agreement and to make the Advances to the Borrowers hereunder and to issue Letters of Credit for the account of the Borrowers hereunder, Merisel Parent agrees as follows:

     (a)  Guaranty.  As consideration for the Lenders agreeing to enter into
          --------
this Agreement and extend the Revolving Facility Commitments hereunder, Merisel Parent hereby unconditionally and irrevocably guaranties, as primary obligor and not merely as a surety, the due and punctual payment when due (whether by required prepayment, declaration, demand or otherwise) (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S)362(a)) of all Obligations of the Borrowers (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Borrowers would accrue on such Obligations). For purposes of this Article IX, the obligations of Merisel Parent under this Article IX are referred to as this "Merisel Parent Guaranty."
                                               -----------------------

     (b)  Terms of Merisel Parent Guaranty.  Merisel Parent agrees that the
          --------------------------------
Obligations of the Borrowers may be extended or renewed, and the Advances repaid and reborrowed in whole or in part, without notice or further assent from it, and that it will remain bound upon this Merisel Parent Guaranty notwithstanding any extension, renewal or other alteration of any such Obligation or repayment and reborrowing of the Advances.

     Merisel Parent waives presentation of, demand of, payment from and protest of any Obligation of the Borrowers and also waives notice of protest for nonpayment. The obligations of Merisel Parent under this Merisel Parent Guaranty shall not be affected by, and Merisel Parent hereby waives its rights (to the extent permitted by law) in connection with:

          (i) the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrowers or Merisel Parent under the provisions of this Agreement or any other agreement or otherwise,

         (ii)  any extension or renewal of any provision thereof,

        (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any instrument executed pursuant hereto,

         (iv) the release of any security held by the Agent or any Lender for the Obligations of the Borrowers,

          (v) the failure of the Agent, or any Lender to exercise any right or remedy against any other guarantor of the Obligations of the Borrowers,

         (vi) the Agent or any Lender taking and holding security or collateral for the payment of this Merisel Parent Guaranty, any other guaranties of the Obligations or other liabilities of the Borrowers and the Obligations guarantied hereby, and exchanging, enforcing, waiving and releasing any such security or collateral,

        (vii) the Agent or any Lender applying any such security or collateral and directing the order or manner of sale thereof as the Agent or such Lender in its discretion may determine, or

       (viii) the Agent or any Lender settling, releasing, compromising, collecting or otherwise liquidating the Obligations and any security or collateral therefor in any manner determined by the Agent or such Lender.

     Merisel Parent further agrees that this Merisel Parent Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by any Lender or the Agent or any other Person to any security held for payment of the Obligations of the Borrowers or to any balance of any deposit or account or credit on the books of any Lender or the Agent or any other Person in favor of the Borrowers or any other Person.

     The obligations of Merisel Parent under this Merisel Parent Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, discharge of the Borrowers from the Obligations in a bankruptcy or similar proceeding or otherwise.
Without limiting the generality of the foregoing, the obligations of Merisel Parent under this Merisel Parent Guaranty shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, any Loan Document or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations of the Borrowers, or by any other act of thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of Merisel Parent or would otherwise operate as a discharge of Merisel Parent as a matter of law or equity.

     The Agent and any Lender may, at their election, foreclose on any security held by the Agent or such Lender by one or more judicial or nonjudicial sales, or exercise any other right or remedy the Agent or any Lender may have against the Borrowers or any security without affecting or impairing in any way the liability of Merisel Parent hereunder except to the extent the Obligations have been indefeasibly paid. Merisel Parent waives any defense arising out of such election by the Agent or any Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Merisel Parent against the Borrowers or any security, so long as the Agent, or such Lender act in a commercially reasonably manner.

     Merisel Parent further agrees that this Merisel Parent Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payments, or any part thereof, of principal of or interest on any Obligation of the Borrowers is rescinded or must otherwise be restored by the Agent or any Lender upon the bankruptcy or reorganization of the Borrowers or otherwise.

     Merisel Parent further agrees, in furtherance of the foregoing and not in limitation of any other right that the Agent or any Lender may have at law or in equity against Merisel Parent by virtue hereof, upon the failure of the Borrowers to pay any of its Obligations when and as the same shall become due (whether by required prepayment, declaration, demand or otherwise), Merisel Parent will forthwith pay, or cause to be paid, in cash, to the Agent an amount equal to the sum of the unpaid principal amount of such Obligations, accrued and unpaid interest on such Obligations and all other unpaid Obligations of the Borrowers to the Agent or any Lender.

     Merisel Parent hereby irrevocably waives any right of subrogation, contribution, indemnity or otherwise against the Borrowers that may arise out of or be caused by this Merisel Parent Guaranty, all rights and/or claims against the Borrowers which may arise against the Borrowers by reason of this Merisel Parent Guaranty, any right to enforce any remedy that the Agent or any Lender now has or may hereafter have against the Borrowers and any benefit of, and any right to participate in, any security now or hereafter held by the Agent or any Lender.

     Any Debt of the Borrowers now or hereafter held by Merisel Parent is hereby subordinated in right of payment to the Obligations and shall otherwise be subordinated as described in Section 7.02(b), and any such Debt of the Borrowers owed to Merisel Parent collected or received by Merisel Parent after an Event of Default has occurred and is continuing shall be held in trust for the Agent on behalf of the Lenders and shall forthwith be paid over to the Agent for the benefit of the Lenders to be credited and applied to the Obligations but without affecting, impairing or limiting in any manner the liability of Merisel Parent under any provision of this Merisel Parent Guaranty.

          This Merisel Parent Guaranty shall rank pari passu with the guarantee
                                                  ---- -----
by Merisel Parent of the Senior Notes given pursuant to the Senior Note Purchase Agreement.


                                   ARTICLE X
                            THE AGENT AND CO-AGENT

     SECTION 10.01.  Powers.
                     ------

     (a) Each Lender hereby irrevocably appoints and authorizes CUSA to act as Agent under this Agreement and the other Loan Documents and Nationsbank to act as Co-Agent under this Agreement and the other Loan Documents. The Agent and the Co-Agent shall have and may exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent and the Co-Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor the Co-Agent shall have any duties or responsibilities except those expressly set forth herein or in the applicable Loan Documents. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Obligations), neither the Agent nor the Co-Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the instructions of the Majority Lenders or all the Lenders, as the case may be, and such instructions shall be binding upon all Lenders; provided,
                                                                 --------
however, that neither the Agent nor the Co-Agent shall be required to take any
- -------
action that exposes it to personal liability or that is contrary to any Loan Document or applicable law. No Lender other than the Agent shall have the right to give any notice required or permitted under the Subordinated Note Purchase Agreement and the Agent shall at the request, or may with the consent, of the Majority Lenders deliver a "Blockage Notice" to Merisel Americas in accordance with the terms of the Subordinated Note Purchase Agreement.

     (b)  The Designated Issuer shall have all of the benefits and immunities
(i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Designated Issuer in connection with Letters of Credit Issued by it or proposed to be Issued by it and the Applications and reimbursement agreements pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Designated Issuer with respect to such acts or omissions, and (ii) as otherwise provided in this Agreement with respect to the Designated Issuer.

     SECTION 10.02.  Agent and Co-Agent in its Capacity as a Lender.  With
                     ----------------------------------------------
respect to its Revolving Facility Commitment and the Advances made by it and Letters of Credit Issued by the Designated Issuer on its behalf, the Agent and the Co-Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent or Co-Agent, as the case may be, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent in its capacity as a Lender hereunder. CUSA and Nationsbank and their respective direct and indirect parents, subsidiaries and affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrowers, Merisel Parent, any of their respective Subsidiaries and any Person who may do business with or own securities of any Borrower, Merisel Parent or any such Subsidiary, all as if CUSA and Nationsbank were not the Agent and the Co-Agent and without any duty to account therefor to the Lenders.

     SECTION 10.03.  Independent Credit Analysis.  Each Lender acknowledges and
                     ---------------------------
agrees that it has, independently and without reliance upon the Agent, the Co-Agent, any other Lender, or the directors, officers, agents, attorneys or employees of the Agent, the Co-Agent, or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of the Borrowers and upon such other documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement, and that it shall independently and without reliance upon the Agent, the Co-Agent, any other Lender, or the directors, officers, agents, attorneys or employees of the Agent, the Co-Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own independent credit analyses and decisions in acting or not acting hereunder or under the Loan Documents.

     SECTION 10.04.  General Immunity.  None of the Agent, the Co-Agent or any
                     ----------------
of their respective directors, officers, agents, attorneys or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection therewith, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent and the Co-Agent (i) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made hereunder or under the other Loan Documents or any agreement or document relative thereto or for the financial condition of any Borrower or other Loan Party; (ii) shall not be responsible to any Lender for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents or any other agreements or any assignments, certificates, requests, financial statements, projections, notices, schedules, opinions of counsel or any other document or notice furnished pursuant thereto; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or of any other Loan Document and shall have no duty to inspect the property (including the books and records) of any Borrower or other Loan Party; (iv) shall incur no liability under or in respect of this Agreement or any other Loan Document or any other document or collateral by acting upon any notice (which may in the case of a Notice of Revolving Facility Borrowing be by telephone), consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and delivered, signed or sent by the proper party; (v) may consult with legal counsel (including counsel for any Borrower or other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts; (vi) may treat the holder of any Obligation as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such holder and in form satisfactory to the Agent; (vii) shall not be liable for the payment of a pro rata portion of fees by any Lender to any assignee pursuant to Section 4.05(a) and (viii) shall not be liable, so long as it has acted in good faith, for any neglect, error, or delay in giving any notices, or disseminating any information, which it may be required to give or disseminate hereunder.

     SECTION 10.05.  Right to Indemnity.  The Lenders agree to indemnify the
                     ------------------
Agent and the Co-Agent (to the extent not reimbursed by the Borrowers), ratably according to their Total Outstanding Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent or the Co-Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any of them, or the transactions contemplated hereby or thereby, or the enforcement of any of the terms hereof or thereof or of any other documents or any action taken or omitted or event occurring in connection therewith; provided that no Lender shall be liable for any portion of such
           --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which proximately results from the

Agent's or the Co-Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent and the Co-Agent promptly upon demand, ratably as aforesaid, for all expenses and other expenditures for which it is entitled to receive, but has not received, reimbursement pursuant to Section 11.03(a) hereof.

     SECTION 10.06.  Agent's and Co-Agent's Resignation.  The Agent may resign
                     ----------------------------------
any time as Agent under the Loan Documents by giving written notice of its intention to do so to each Lender and to the Borrowers. Upon any such notice, the Lenders shall have the right to appoint a successor Agent; provided that if
                                                               --------
such successor shall not be signatory to this Agreement, such appointment shall be subject to the consent of the Borrowers, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed and shall have accepted such appointment within 20 days after the resigning Agent gave such notice of resignation then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent and the resigning Agent shall be discharged from its duties and obligations under this Agreement. In any case after the resigning Agent's resignation, the provisions of this Article X shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. The Co-Agent may resign any time as Co-Agent under the Loan Documents by giving written notice of its intention to do so to each Lender and to the Borrowers.


                                  ARTICLE XI
                                 MISCELLANEOUS

     SECTION 11.01.  Amendments, Etc.  No amendment or modification of any
                     ----------------
provision of this Agreement or the Loan Documents (other than the Letters of Credit), and no waiver of any provision of this Agreement or the Loan Documents (other than the Letters of Credit) and no consent to any departure by any of the Borrowers shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrowers, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                --------
however, that no amendment, modification, waiver or consent shall, unless in
- -------
writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 5.01 or 5.02, (b) increase the Revolving Facility Commitments of the Lenders or the maximum amount of Letters of Credit or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Facility Advances or any fees or other amounts payable hereunder or under any other Loan Document, or change the ratable distribution of funds received by the Agent for account of the Lenders hereunder, (d) postpone any date fixed for payment of principal of, or interest on, the Revolving Facility Advances, the required maturity or expiration date of the Letters of Credit, or any fees or other amounts payable hereunder or under any other Loan Document, (e) increase the maximum length of the Interest Periods, (f) alter the obligations of the Lenders to Issue Letters of Credit,
(g) change the definitions of Majority Lenders or any provision of this Agreement requiring the instruction or consent of the Majority Lenders for the Lenders or any of them to take any action under any Loan Document or (h) amend this Section 11.01; and provided further, that no amendment, modification,
                        -------- -------
waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under any Loan Document.

     SECTION 11.02.  No Waiver; Remedies.  No failure on the part of the Lenders
                     -------------------
or the Agent to exercise, and no delay in exercising, any right under any Loan Document or any failure to require strict performance by any Borrower of any provision or term of this Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     SECTION 11.03.  Costs and Expenses.
                     ------------------

     (a) The Borrowers agree to pay on demand (i) all the actual and reasonable cost and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of the Borrowers' and Merisel Parent's performance of and compliance with all agreements and conditions on their part to be performed or complied with under this Agreement and the other Loan Documents; (iii) the reasonable fees, expenses and disbursements of O'Melveny & Myers, counsel to the Agent, in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrowers or Merisel Parent; (iv) the reasonable fees, expenses and disbursements of Price Waterhouse LLP, financial adviser to the Agent; (v) all other actual and reasonable costs and expenses (including, without limitation, travel and other out-of-pocket expenses) incurred by the Agent, the Co-Agent, the Syndication Agent and the Lenders (other than fees and expenses of counsel and financial advisors) in connection with the syndication of the Commitments and the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (vi) after the occurrence of an Event of Default, all costs and expenses including reasonable attorneys' fees (including costs of internal counsel) and costs of settlement, incurred by the Agent, the Co-Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from the Borrowers hereunder or under the other Loan Documents by reason of such Event of Default or pursuant to any insolvency or bankruptcy proceedings. In addition, the Borrowers agree to pay any and all stamp and other taxes, fees and expenses payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, fees and expenses.

     (b) If any payment of principal of any Eurodollar Rate Advance is made by a Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of acceleration of the maturity of the Obligations or the Notes pursuant to
Section 8.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

     SECTION 11.04.  Right of Set-off.  Upon (i) the occurrence and during the
                     ----------------
continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 8.01 to authorize the Agent to declare the Obligations due and payable pursuant to the provisions of Section 8.01, each Lender and the Designated Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits general or special, time or demand, provisional or final, at any time held and other indebtedness at any time owing by such Lender or the Designated Issuer, as the case may be, to or for the credit or the account of any Borrower against any and all of the Obligations owing to such Lender or the Designated Issuer, as the case may be, by that Borrower or any other Borrower, irrespective of whether or not such Lender or the Designated Issuer, as the case may be, shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender and the Designated Issuer agrees promptly to notify the Borrowers after any such set-off and application made by such Lender or the Designated Issuer, as the case may be; provided that the
                                                          --------
failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Designated Issuer under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender or the Designated Issuer, as the case may be, may have.

     SECTION 11.05.  Binding Effect; Governing Law.  This Agreement shall be
                     -----------------------------
binding upon and inure to the benefit of the Borrowers, the Agent, each Lender and the Designated Issuer and its successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     SECTION 11.06.  Independence of Covenants.  Subject to Section 11.18, all
                     -------------------------
covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Incipient Default if such action is taken or condition exists.

     SECTION 11.07.  Severability.  In case any provision or obligation under
                     ------------
this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 11.08.  Entire Agreement.  This Agreement with Exhibits and
                     ----------------
Schedules and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof (except to the extent that Section 4.05 incorporates certain arrangements relating to the payment of fees).

     SECTION 11.09.  Notices.  Except as otherwise provided herein, all notices
                     -------
and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed, telecopied or delivered,if to a Borrower, the Agent or any Financial Institution, at its address set forth under its name on the signature pages hereof; and if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance or Designation Agreement pursuant to which it became a Lender; or as to any such Person, at such other address as shall be designated by such Person in a written notice to the other parties hereto. All such notices and other communications shall, when mailed, telegraphed, or telecopied respectively, be effective three days after deposited in the mails or when delivered to the telegraph company, telecopied, or delivered, respectively, addressed as aforesaid, except that notices and communications to the Agent pursuant to Articles II and III shall not be effective until received by the Agent.

     SECTION 11.10.  Change in Accounting Principles.  If any changes in
                     -------------------------------
accounting principles from those used in the preparation of the financial statements referred to in Section 6.01(e) hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in Articles I and VII hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of any Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made.

     SECTION 11.11.  Assignments and Participations.
                     ------------------------------

     (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Facility Commitment, the Revolving Facility Advances owing to it, its participation in Swing Line Advances, but excluding in the case of the Swing Line Lender its obligation to make Swing Line Advances hereunder); provided, however, that (i) each such assignment shall be
                     --------  -------
of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make in the case of the Swing Line Lender its Swing Line Commitment and any Swing Line Advances owing to it, and except as provided in clause (iii) below); (ii) each such assignment (other than an assignment to an Affiliate of the assigning Lender) shall require the consent of the Borrowers, which consent shall not be unreasonably withheld, and of the Agent, which consent shall not be unreasonably withheld; (iii) if the assigning Lender shall have Issued Letters of Credit that are available for drawing at the time of the assignment, the rights and obligations of such Lender with respect to such Letters of Credit shall not be assigned but such assigning Lender shall continue to be a party hereto with respect to such rights and obligations and the assigning Lender shall transfer to the assignee in accordance with Section 11.11(h) a participation interest therein equal to percentage referred to in clause (i) above; (iv) the amount of the Revolving Facility Commitments of the assigning Lender being assigned pursuant to each such assignment shall not be less than Five Million Dollars ($5,000,000), and (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500 and any other documents specified therein. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender and Issuing Lender hereunder and under the Loan Documents, and (y) the assigning Lender thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter in such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, the Designated Issuer, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent and the Designated Issuer to take such action as agent on its behalf and to exercise such powers under this Agreement and the Loan Documents as are delegated to the Agent and the Designated Issuer by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of this Agreement, are to be performed by it as a Lender or Issuing Lender.

     (c) Upon receipt of an executed Assignment and Acceptance and the fee referred to above, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit K hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. If requested by the assigning Lender or the assignee, the Borrowers will, promptly upon receipt of such notice from the Agent, in exchange for the existing Revolving Facility Advance Note of the assigning Lender and, if applicable, the assignee, issue new Revolving Facility Advance Notes hereunder to such assigning Lender and the assignee in conformity with the requirements of Section 2.01 hereof in order to reflect their revised Revolving Facility Commitments and, if applicable, Revolving Facility Advances. Any Revolving Facility Advance Notes received by the Agent from the assigning Lender or the assignee in exchange for such new Revolving Facility Advance Notes shall be marked "canceled by replacement" and returned to the Borrowers.

     (d) The Agent shall maintain at its address listed on the signature pages hereto a register for the recordation of the names and addresses of each of the Lenders and the Revolving Facility Commitment of, principal amount of the Revolving Facility Advances owing to, and Letters of Credit Issued by each such Lender from time to time (the "Register"). The entries in the Register shall be
                               --------
conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for the purposes of this

Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Facility Commitment, the Advances owing to it and any Letters of Credit Issued by it; provided, however, that (i) such Lender's obligations under this
       --------  -------
Agreement (including, without limitation, its Revolving Facility Commitment to the Borrowers and its obligation to Issue Letters of Credit shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) a participant shall not be entitled to require the Lender to take or omit to take any action hereunder except action directly effecting a reduction of any of the aggregate principal amount of, the rate of interest payable on or the fees or other amounts payable in connection with the types of Advances or other extensions of credit that are the subject of its participation, or postponement of the time for payment of any such amount.

     (f) No assignment or participation pursuant to this Section 11.11 shall, without the consent of the Borrowers, (i) require any Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify the Revolving Facility Advances under the blue sky laws of any state or
(ii) require any Borrower to qualify to do business as a foreign corporation in any jurisdiction in which the Borrower is not so qualified.

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.11, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower or Merisel Parent furnished to such Lender by or on behalf of the Borrowers; provided that such potential assignee or participant
                         --------
has been identified by a Borrower to the Agent or that prior to any such disclosure, (i) such Lender shall notify the Borrowers of such proposed assignment or participation and identify the proposed assignee or participant, (ii) the Borrowers shall consent or no written objection shall be received from the Borrowers by such Lender within 10 days of the notification or, in the event any such objection is received, such objection is found to be unreasonable by Majority Lenders and
(iii) the proposed assignee or proposed participant shall agree to preserve the confidentiality of any information relating to the Borrowers or Merisel Parent received by it from such Lender, subject to reasonable and customary industry standards and exceptions.

     (h) Notwithstanding anything else contained herein, each Lender may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal or interest) under this Agreement to any Federal Reserve Bank (or to any Affiliate of such Lender for purposes of assignment to any Federal Reserve Bank) without notice to or the consent of the Borrowers or the Agent and without any requirement that the assignee assume any obligations of such Lender hereunder.

     SECTION 11.12.  Execution in Counterparts.  This Agreement may be executed
                     -------------------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 11.13.  WAIVER OF JURY TRIAL.  EACH BORROWER, MERISEL PARENT AND
                     --------------------
EACH OF THE AGENT, THE DESIGNATED ISSUER AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE ADVANCES, OR L/C LIABILITY OR THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

     SECTION 11.14.  Judgment.
                     --------

     (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into
                                                     -----------------
another currency (the "Other Currency") the parties hereto agree, to the fullest
                       --------------
extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other

Currency at 11:00 A.M. (London time) on the second Business Day preceding that on which final judgment is given.

     (b) The obligation of a Borrower in respect of any sum due in the Original Currency from it to any Lender or the Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Agent (as the case may be) in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Agent (as the case may be) in the Original Currency, such Lender or the Agent (as the case may be) agrees to remit to the Borrowers such excess.

     SECTION 11.15.  Submission to Jurisdiction.  Each Borrower and Merisel
                     --------------------------
Parent hereby irrevocably submits to the jurisdiction of any California state or Federal court sitting in Los Angeles, California in any action or proceeding arising out of or relating to this Agreement or any other Loan Document as it may be amended from time to time, and each Borrower and Merisel Parent hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California state or Federal court. Each Borrower and Merisel Parent hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of any inconvenient forum to the maintenance of such action or proceeding. Each Borrower and Merisel Parent also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified on the signatures pages hereof. Each Borrower and Merisel Parent agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right of the Agent, the Designated Issuer or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent, the Designated Issuer or any

Lender to bring any action or proceeding against any Borrower or Merisel Parent or their respective property in the courts of any other jurisdiction.

     SECTION 11.16.  Indemnification.  Each Borrower and Merisel Parent agrees
                     ---------------
to pay, and on demand to indemnify and hold harmless the Agent, the Syndication Agent, each Lender and the Designated Issuer, and their respective affiliates, and each of their respective successors, assigns, directors, officers, employees, servants, attorneys and agents (collectively, the "Indemnitees") from
                                                              -----------
and against any and all claims, including claims based on strict liability in tort, damages, losses, liabilities, demands, suits, penalties, judgments, causes of action and all legal proceedings, whether civil, criminal, administrative or in arbitration, whether or not such Indemnitee is a party thereto, penalties, fines and other sanctions and expenses, including, without limitation fees and disbursements of counsel, which may be imposed on incurred by or asserted against any Indemnitee:

     (a) by reason of or in connection with the execution, delivery, performance, administration or enforcement of this Agreement or any proposal, fee, or commitment letter relating thereto, or any transaction contemplated by this Agreement; or

     (b) arising under or pursuant to activities of any Borrower that violate Hazardous Materials Laws; or

     (c) arising out of or relating to the use of proceeds of the Advances or the Letters of Credit;

provided, however, that neither any Borrower nor Merisel Parent shall be liable
- --------  -------
to any Indemnitee for any portion of such claims, damages, liabilities and expenses that a court of competent jurisdiction shall have determined to have directly resulted from such Indemnitee's gross negligence or willful misconduct. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the immediately preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower and Merisel Parent shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

     SECTION 11.17.  Survival of Warranties and Certain Agreements.
                     ---------------------------------------------

     (a) All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Revolving Facility Advances hereunder and the Issuance of the Letters of Credit.

     (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers and Merisel Parent set forth in Sections 2.08, 2.09, 2.10, 3.04, 3.05, 4.03, 11.03 and 11.16 and the agreements of Lenders and the Designated Issuer set forth in Sections 4.04, 10.05 and 11.04 shall survive the payment of the Revolving Facility Advances, the cancellation or expiration of the Letters of Credit and the termination of this Agreement.

     SECTION 11.18.  Compliance with Indenture.  (a) For purposes of this
                     -------------------------
Section 11.18 only, capitalized terms used in this Section 11.18 (other than the definitions of "Agreement" and "Prior Credit Agreement") shall have the meanings assigned to such terms in the Indenture.

     (b) If any provision of this Agreement (including, without limitation, any provision incorporated herein pursuant to Section 7.03 of this Agreement) would, directly or indirectly, cause or create any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (i) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, measured by, its profits owned by the Company or a Subsidiary of the Company, (ii) make any loans or advances to, or pay any Indebtedness owed to, the Company or any Subsidiary of the Company or (iii) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, such provision or provisions, if any, of this Agreement which cause or create encumbrances or restrictions shall be unenforceable and void ab initio to the extent, but only to the extent, that the
                       -- ------
terms and conditions of any such restriction are materially less favorable in the aggregate to the Holders of the Securities than those under or pursuant to the Prior Credit Agreement in effect on the Issue Date.

     (c) To the extent, but only to the extent that any encumbrance or restriction is unenforceable pursuant to clause (b) of this Section 11.18, such encumbrance or restriction shall be deemed to be amended to conform with the provision or provisions of the Prior Credit Agreement in effect on the Issue Date which encumbers or restricts the same transaction.

     SECTION 11.19.  Headings.  Section and subsection headings in this
                     --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.


            [the balance of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized, as of the date first above written.

     Addresses for notices, Domestic Lending Offices and Eurodollar Lending Offices are listed on Schedule VIII.


                                   THE BORROWERS
                                   -------------

                                        MERISEL AMERICAS, INC.


                                        By: /s/ Timothy Jenson
                                           -------------------------------
                                              Name: Timothy Jenson
                                              Title: Vice President & Treasurer

                                        MERISEL EUROPE, INC.


                                        By: /s/ Timothy Jenson
                                           -------------------------------
                                              Name: Timothy Jenson
                                              Title: Vice President & Treasurer

                                   THE PARENT GUARANTOR
                                   --------------------

                                        MERISEL, INC.


                                        By: /s/ Timothy Jenson
                                           -------------------------------
                                              Name: Timothy Jenson
                                              Title: Vice President & Treasurer

                                   THE AGENT
                                   ---------

                                        CITICORP USA, INC., as Agent


                                        By: /s/ Claire Wibroe
                                           -------------------------------
                                              Name: Claire Wibroe
                                              Title: Vice President

                                   THE CO-AGENT
                                   ------------

                                        NATIONSBANK OF TEXAS, N.A., as Co-Agent


                                        By: /s/ William E. Livingstone, IV
                                            -------------------------------
                                              Name: William E. Livingstone, IV
                                              Title: Senior Vice President

                                   THE DESIGNATED ISSUER
                                   ---------------------

                                        CITIBANK, N.A., as Designated Issuer


                                        By: /s/ Claire Wibroe
                                            -------------------------------
                                              Name: Claire Wibroe
                                              Title: Vice President

REVOLVING               PERCENT OF                THE LENDERS
- ---------               ----------                -----------
FACILITY                AGGREGATE
- --------                ---------
COMMITMENT              REVOLVING
- ----------              ---------
                        FACILITY
                        --------
                        COMMITMENTS
                        -----------


                                                  CITICORP USA, INC.

$20,000,000             13.333%


SWING LINE
- ----------
COMMITMENT
- ----------

$5,000,000                                        By: /s/ Claire Wibroe
                                                      ------------------------
                                                        Name: Claire Wibroe
                                                        Title: Vice President

REVOLVING               PERCENT OF
- ---------               ----------
FACILITY                AGGREGATE
- --------                ---------
COMMITMENT              REVOLVING
- ----------              ---------
                        FACILITY
                        --------
                        COMMITMENTS
                        -----------


                                           NATIONSBANK OF TEXAS, N.A.

$20,000,000             13.333%

                                           By: /s/ William E. Livingstone, IV
                                              --------------------------------
                                              Name: William E. Livingstone, IV
                                              Title: Senior Vice President

REVOLVING               PERCENT OF
- ---------               ----------
FACILITY                AGGREGATE
- --------                ---------
COMMITMENT              REVOLVING
- ----------              ---------
                        FACILITY
                        --------
                        COMMITMENTS
                        -----------



                                                  UNION BANK OF CALIFORNIA

$20,000,000             13.333%

                                                  By: /s/ Christiana Creekbaum
                                                      ------------------------
                                                      Name: Christiana Creekbaum
                                                       Title: Vice President

REVOLVING               PERCENT OF
- ---------               ----------
FACILITY                AGGREGATE
- --------                ---------
COMMITMENT              REVOLVING
- ----------              ---------
                        FACILITY
                        --------
                        COMMITMENTS
                        -----------


                                                  THE LONG-TERM CREDIT BANK OF
                                                  JAPAN, LTD., LOS ANGELES
                                                  AGENCY

$17,500,000             11.667%

                                                  By: /s/ Motokazu Uematsu
                                                      ------------------------
                                                       Name: Motokazu Uematsu
                                                       Title:

REVOLVING               PERCENT OF
- ---------               ----------
FACILITY                AGGREGATE
- --------                ---------
COMMITMENT              REVOLVING
- ----------              ---------
                        FACILITY
                        --------
                        COMMITMENTS
                        -----------



                                              THE INDUSTRIAL BANK OF JAPAN,
                                              LIMITED, LOS ANGELES AGENCY


$15,000,000             10.0%
                                              By: /s/ Toshinari Iyoda
                                                  ------------------------
                                                   Name: Toshinari Iyoda
                                                   Title: Senior Vice President

REVOLVING               PERCENT OF
- ---------               ----------
FACILITY                AGGREGATE
- --------                ---------
COMMITMENT              REVOLVING
- ----------              ---------
                        FACILITY
                        --------
                        COMMITMENTS
                        -----------



                                                  FIRST UNION NATIONAL BANK OF
                                                  NORTH CAROLINA

$15,000,000             10.0%

                                                  By: /s/ Mark M. Harden
                                                      ------------------------
                                                       Name: Mark M. Harden
                                                       Title: Vice President

REVOLVING               PERCENT OF
- ---------               ----------
FACILITY                AGGREGATE
- --------                ---------
COMMITMENT              REVOLVING
- ----------              ---------
                        FACILITY
                        --------
                        COMMITMENTS
                        -----------



                                                  NBD BANK

$12,500,000             8.333%

                                                  By: ________________________
                                                       Name:
                                                       Title:

REVOLVING               PERCENT OF
- ---------               ----------
FACILITY                AGGREGATE
- --------                ---------
COMMITMENT              REVOLVING
- ----------              ---------
                        FACILITY
                        --------
                        COMMITMENTS
                        -----------



                                                  WESTDEUTSCHE LANDESBANK
                                                  GIROZENTRALE,
                                                  New York Branch
$10,000,000             6.667%


                                                  By: /s/ A. Kumbrer
                                                      ------------------------
                                                       Name: A. Kumbrer
                                                       Title: Managing Director


                                                  By: /s/ J.M. Malloy
                                                      ------------------------
                                                       Name: J.M. Malloy
                                                       Title: Vice President

REVOLVING               PERCENT OF
- ---------               ----------
FACILITY                AGGREGATE
- --------                ---------
COMMITMENT              REVOLVING
- ----------              ---------
                        FACILITY
                        --------
                        COMMITMENTS
                        -----------



                                             HEINE SECURITIES CORPORATION

$10,000,000             6.667%

                                             By: /s/ Edward J. Bradley
                                                 ------------------------
                                                  Name: Edward J. Bradley
                                                  Title: Chief Financial Officer

REVOLVING               PERCENT OF
- ---------               ----------
FACILITY                AGGREGATE
- --------                ---------
COMMITMENT              REVOLVING
- ----------              ---------
                        FACILITY
                        --------
                        COMMITMENTS
                        -----------



                                                  COMMERZBANK AG, LOS ANGELES
                                                  BRANCH

$10,000,000             6.667%

                                                  By: /s/ Steven F. Larsen
                                                      ------------------------
                                                       Name: Steven F. Larsen
                                                       Title: Vice President

                                                  By: /s/ Wolter Mehring
                                                      ------------------------
                                                       Name: Wolter Mehring
                                                       Title: Vice President